EXHIBIT 10.9a

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Dated as of November 16, 2011

Among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

and

BANK OF AMERICA, N.A.

as the Administrative Agent

and

PSS WORLD MEDICAL, INC. AND CERTAIN OF ITS SUBSIDIARIES

as the Borrowers

and

CERTAIN OTHER SUBSIDIARIES OF PSS WORLD MEDICAL, INC.

as the Guarantors

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Sole Arranger and Sole Book Runner

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents

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5.8	LIMITATION ON THE AGENT’S AND THE SECURED PARTIES’ DUTY IN RESPECT OF THE COLLATERAL	28

ARTICLE 6 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES		28

6.1	BOOKS AND RECORDS	28
6.2	FINANCIAL INFORMATION	28
6.3	NOTICES TO THE LENDERS	31

ARTICLE 7 GENERAL WARRANTIES AND REPRESENTATIONS		33

7.1	AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS	33
7.2	VALIDITY AND PRIORITY OF SECURITY INTEREST	34
7.3	ORGANIZATION AND QUALIFICATION	34
7.4	CORPORATE NAME; PRIOR TRANSACTIONS	34
7.5	SUBSIDIARIES AND AFFILIATES	34
7.6	FINANCIAL STATEMENTS AND PROJECTIONS	34
7.7	CAPITALIZATION	34
7.8	SOLVENCY	35
7.9	DEBT	35
7.10	DISTRIBUTIONS	35
7.11	REAL ESTATE; LEASES	35
7.12	PROPRIETARY RIGHTS	35
7.13	TRADE NAMES	35
7.14	LITIGATION	35
7.15	LABOR DISPUTES	35
7.16	ENVIRONMENTAL LAWS	36
7.17	NO VIOLATION OF LAW	37
7.18	NO DEFAULT	37
7.19	ERISA COMPLIANCE	37
7.20	TAXES	37
7.21	REGULATED ENTITIES	38
7.22	USE OF PROCEEDS; MARGIN REGULATIONS	38
7.23	SENIOR CONVERTIBLE NOTES INDENTURE	38
7.24	NO MATERIAL ADVERSE CHANGE	38
7.25	FULL DISCLOSURE	38
7.26	MATERIAL AGREEMENTS	38
7.27	BANK ACCOUNTS	38
7.28	GOVERNMENTAL AUTHORIZATION	38
7.29	TAX SHELTER REGULATIONS	38
7.30	LOCATION OF COLLATERAL	39
7.31	JURISDICTION OF ORGANIZATION	39
7.32	TITLE TO, LIENS ON AND SALE AND USE OF COLLATERAL	39
7.33	ACCOUNTS	39
7.34	INVENTORY	39
7.35	DOCUMENTS, INSTRUMENTS AND CHATTEL PAPER	40
7.36	PATENT, TRADEMARK AND COPYRIGHT COLLATERAL	40

ARTICLE 8 AFFIRMATIVE AND NEGATIVE COVENANTS		40

8.1	TAXES AND OTHER OBLIGATIONS	40
8.2	LEGAL EXISTENCE AND GOOD STANDING	40
8.3	COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES	40

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8.4	MAINTENANCE OF PROPERTY; INSPECTION OF PROPERTY	41
8.5	INSURANCE	41
8.6	INSURANCE AND CONDEMNATION PROCEEDS	42
8.7	ENVIRONMENTAL LAWS	42
8.8	COMPLIANCE WITH ERISA	43
8.9	MERGERS, CONSOLIDATIONS OR SALES	43
8.10	DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS	44
8.11	TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS	44
8.12	GUARANTIES	44
8.13	FUNDED DEBT	44
8.14	PREPAYMENT	45
8.15	TRANSACTIONS WITH AFFILIATES	45
8.16	INVESTMENT BANKING AND FINDER’S FEES	46
8.17	BUSINESS CONDUCTED	46
8.18	LIENS	46
8.19	SALE AND LEASEBACK TRANSACTIONS	46
8.20	NEW SUBSIDIARIES	46
8.21	FISCAL YEAR	47
8.22	RESERVED	47
8.23	FIXED CHARGE COVERAGE RATIO	47
8.24	RESERVED	47
8.25	USE OF PROCEEDS	47
8.26	LOCATION OF COLLATERAL	47
8.27	ACCOUNTS	47
8.28	INVENTORY	48
8.29	EQUIPMENT	49
8.30	PATENT, TRADEMARK AND COPYRIGHT COLLATERAL	49
8.31	LIMITATION ON LIENS ON THE COLLATERAL	49
8.32	FURTHER ASSURANCES	50

ARTICLE 9 CONDITIONS OF LENDING		50

9.1	CONDITIONS PRECEDENT TO MAKING OF LOANS ON THE CLOSING DATE	50
9.2	CONDITIONS PRECEDENT TO EACH LOAN	52

ARTICLE 10 DEFAULT; REMEDIES		53

10.1	EVENTS OF DEFAULT	53
10.2	REMEDIES	55

ARTICLE 11 TERM AND TERMINATION		57

11.1	TERM AND TERMINATION	57

ARTICLE 12 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS		58

12.1	AMENDMENTS AND WAIVERS	58
12.2	ASSIGNMENTS; PARTICIPATIONS	59

ARTICLE 13 THE AGENT		61

13.1	APPOINTMENT AND AUTHORIZATION	61
13.2	DELEGATION OF DUTIES	61
13.3	LIABILITY OF THE AGENT	61
13.4	RELIANCE BY THE AGENT	62

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13.5	NOTICE OF DEFAULT	62
13.6	CREDIT DECISION	62
13.7	INDEMNIFICATION	63
13.8	AGENT IN INDIVIDUAL CAPACITY	63
13.9	SUCCESSOR AGENT	63
13.10	WITHHOLDING TAX	64
13.11	COLLATERAL MATTERS	65
13.12	RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS	66
13.13	AGENCY FOR PERFECTION	66
13.14	PAYMENTS BY THE AGENT TO THE LENDERS	66
13.15	SETTLEMENT	67
13.16	LETTERS OF CREDIT; INTRA-LENDER ISSUES	67
13.17	CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS	68
13.18	FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS	69
13.19	RELATION AMONG LENDERS	69
13.20	REMITTANCE OF PAYMENTS AND COLLECTIONS	69
13.21	BANK PRODUCT PROVIDERS	70

ARTICLE 14 SUBSIDIARY GUARANTIES		70

14.1	SUBSIDIARY GUARANTIES	70
14.2	OBLIGATIONS ABSOLUTE	70
14.3	WAIVER OF SURETYSHIP DEFENSES	70
14.4	CONTRIBUTION AND INDEMNIFICATION	71
14.5	SUBORDINATION OF INTERCOMPANY DEBT	71

ARTICLE 15 MISCELLANEOUS		72

15.1	NO WAIVERS; CUMULATIVE REMEDIES	72
15.2	SEVERABILITY	72
15.3	GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS	72
15.4	WAIVER OF JURY TRIAL	73
15.5	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	73
15.6	OTHER SECURITY AND GUARANTIES	73
15.7	FEES AND EXPENSES	73
15.8	NOTICES	74
15.9	WAIVER OF NOTICES	75
15.10	BINDING EFFECT	75
15.11	INDEMNITY OF THE AGENT AND THE LENDERS BY THE BORROWERS	75
15.12	LIMITATION OF LIABILITY	75
15.13	FINAL AGREEMENT	76
15.14	COUNTERPARTS	76
15.15	CAPTIONS	76
14.16	RIGHT OF SETOFF	76
14.17	CONFIDENTIALITY	76
14.18	PATRIOT ACT NOTICE	77
14.19	CONFLICTS WITH OTHER LOAN DOCUMENTS	77
14.17	INTEREST RATE DISCLOSURE	77
14.21	NO NOVATION	77
14.17	AMENDMENT AND RESTATEMENT	77

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ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A	-	DEFINED TERMS

EXHIBIT A	-	FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B	-	FORM OF NOTICE OF BORROWING

EXHIBIT C	-	FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT D	-	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT E	-	FORM OF NOTICE REGARDING BANK PRODUCT OBLIGATIONS

EXHIBIT F	-	FORM OF REVOLVING NOTE

SCHEDULE 1.1	-	LENDERS’ COMMITMENTS

SCHEDULE 1.2	-	EXISTING INVESTMENTS

SCHEDULE 7.3	-	ORGANIZATION AND QUALIFICATIONS

SCHEDULE 7.4	-	CORPORATE NAME; PRIOR TRANSACTIONS

SCHEDULE 7.5	-	SUBSIDIARIES AND AFFILIATES

SCHEDULE 7.7	-	CAPITALIZATION

SCHEDULE 7.9	-	DEBT

SCHEDULE 7.11	-	REAL ESTATE; LEASES

SCHEDULE 7.12	-	PROPRIETARY RIGHTS

SCHEDULE 7.13	-	TRADE NAMES

SCHEDULE 7.14	-	LITIGATION

SCHEDULE 7.15	-	LABOR DISPUTES

SCHEDULE 7.16	-	ENVIRONMENTAL LAWS

SCHEDULE 7.26	-	MATERIAL AGREEMENTS

SCHEDULE 7.27	-	BANK ACCOUNTS

SCHEDULE 7.30	-	CHIEF EXECUTIVE OFFICE; LOCATIONS OF COLLATERAL; OTHER PLACES OF BUSINESS

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SCHEDULE 7.31	-	JURISDICTION OF ORGANIZATION; ORGANIZATIONAL ID NUMBER

SCHEDULE 7.36	-	PATENTS, TRADEMARKS AND COPYRIGHTS

SCHEDULE 8.15	-	PERMITTED AFFILIATE TRANSACTIONS

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SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This Second Amended and Restated Credit and Security Agreement, dated as of November 16, 2011 (this “Agreement”), among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), BANK OF AMERICA, N.A., as agent for the Lenders (in its capacity as agent, the “Agent”), PSS WORLD MEDICAL, INC., a Florida corporation (“PSS”), GULF SOUTH MEDICAL SUPPLY, INC., a Delaware corporation (“Gulf South”), PHYSICIAN SALES & SERVICES LIMITED PARTNERSHIP, a Florida limited partnership (“PSS LP”), WORLDMED SHARED SERVICES, INC., a Florida corporation (“WorldMed”), and CASCADE MEDICAL SUPPLY, INC., a Washington corporation (“Cascade”); THERATECH, INC., a Tennessee corporation (“Theratech”), DS HOLDINGS, INC., a Delaware corporation (“DS Holdings”), DSRX, INC., a California corporation (“DSRx”), DISPENSING SOLUTIONS ACQUISITION CORP., a California corporation (“DSAC”), DISPENSING SOLUTIONS, INC., a Delaware corporation (“DSI”), POC MANAGEMENT GROUP, LLC, a California limited liability company (“POC Management”), LINEAR HOLDINGS, LLC, a Delaware limited liability company (“Linear Holdings”), LINEAR MEDICAL SOLUTIONS, LLC, a Delaware limited liability company (“Linear Medical”), STAT RX USA, LLC, a Delaware limited liability company (“Stat Rx”), SCRIP PAK, LLC, a Florida limited liability company (“Scrip Pak”), CLAIMONE, LLC, a Delaware limited liability company (“ClaimOne”), BOTTOMLINE MEDICAL SOLUTIONS, LLC, a Delaware limited liability company (“BottomLine”); PSS, Gulf South, PSS LP, and WorldMed, are referred to herein collectively as the “Existing Borrowers” and together with Cascade, Theratech, DS Holdings, DSRx, DSAC, DSI, POC Management, Linear Holdings, Linear Medical, Stat Rx, Scrip Pak, ClaimOne and BottomLine are referred to hereinafter each individually as a “Borrower” and collectively as the “Borrowers”), and PSS HOLDING, INC., a Florida corporation (“PSS Holding”), PSS SERVICE, INC., a Florida corporation (“PSS Service”), PHYSICIAN SALES & SERVICE, INC., a Florida corporation (“Physician Sales & Service”), THRIFTYMED, INC., a Florida corporation (“ThriftyMed”), PROCLAIM, INC., a Tennessee corporation (“ProClaim”) and ANCILLARY MANAGEMENT SOLUTIONS, INC., a Tennessee corporation (“AMS”); PSS Holding, PSS Service, Physician Sales & Service, ThriftyMed, ProClaim and AMS are referred to hereinafter each individually as a “Guarantor” and collectively as the “Guarantors”).

W I T N E S S E T H:

WHEREAS, the Existing Borrowers, the Guarantors, Bank of America, N.A., as agent, and the lenders party thereto, are parties to that certain Amended and Restated Credit Agreement dated as of May 20, 2003 (as amended, the “Existing Credit Agreement”); and

WHEREAS, the Existing Obligors and Bank of America, N.A., as agent, are parties to that certain Amended and Restated Security Agreement dated as of May 20, 2003 (as amended, the “Existing Security Agreement” and, together with the Existing Credit Agreement, collectively, the “Existing Agreements”); and

WHEREAS, the Borrowers, the Guarantors, the Agent and the Lenders desire to amend and restate the Existing Agreements in order to provide the Borrowers a credit facility on the terms set forth herein, which credit facility the Borrowers will use for the purposes permitted hereunder; and

WHEREAS, in order to utilize the financial powers of the Borrowers in the most efficient and economical manner, and in order to facilitate the financing of the Borrowers’ working capital needs, the Lenders will, at the request of the Borrowers, extend financial accommodations to the Borrowers based on the combined borrowing base of the Borrowers in accordance with the provisions set forth in this Agreement; and

WHEREAS, the Borrowers’ and Guarantors’ business is a mutual and collective enterprise and the Borrowers and Guarantors believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of the Borrowers and Guarantors and facilitate the administration of their loan relationship with the Agent and the Lenders, all to the mutual advantage of the Borrowers and Guarantors; and

WHEREAS, each Borrower and Guarantor acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the Borrowers as provided in this Agreement, by virtue of the Borrowers’ and Guarantors’ various inter-relationships as joint guarantors or joint obligors and the beneficiaries thereof, as lessors and lessees, as suppliers and customers, and as joint venturers; and

WHEREAS, the Agent’s and the Lenders’ willingness to extend financial accommodations to the Borrowers, and to administer the Borrowers’ and Guarantors’ collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to the Borrowers and Guarantors and at the Borrowers’ and Guarantors’ request and in furtherance of the Borrowers’ and Guarantors’ mutual and collective enterprise; and

WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement; and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, the Borrowers and the Guarantors hereby agree as follows.

ARTICLE 1

LOANS AND LETTERS OF CREDIT

1.1 Credit Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a revolving credit facility to the Borrowers from time to time during the term of this Agreement of up to the Maximum Revolver Amount. The credit facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit. At the request of any Lender, Borrowers shall deliver a Revolving Note to such Lender.

1.2 Revolving Loans.

(a) Amounts. Subject to the terms and conditions hereof, each Lender severally, but not jointly, agrees, upon a Borrower’s request from time to time on any Business Day, during the period from the Closing Date to the Termination Date, to make revolving loans (the “Revolving Loans”) to the Borrowers in amounts not to exceed such Lender’s Pro Rata Share of Availability, except for Swingline Loans, Overadvances and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability after giving effect to any Borrowing, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Overadvances pursuant to the terms of Section 1.2(h) or Agent Advances pursuant to the terms of Section 1.2(i).

(b) Procedure for Borrowing.

(i) Each Borrowing of Revolving Loans shall be made upon a Borrower’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing substantially in the form of Exhibit B (“Notice of Borrowing”), which must be received by the Agent prior to (i) 12:00 noon (Atlanta, Georgia time) three Business Days prior to the requested Funding Date in the case of LIBOR Loans, and (ii) 11:00 a.m. (Atlanta, Georgia time) on the requested Funding Date in the case of Base Rate Loans, specifying:

(A) the amount of the Borrowing, which in the case of a LIBOR Loan must equal or exceed $1,000,000 (and increments of $500,000 in excess of such amount);

(B) the requested Funding Date, which must be a Business Day;

(C) whether the Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

(D) the duration of the Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the Revolving Loans to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

(ii) In lieu of delivering a Notice of Borrowing, a Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Loans, regardless of whether any written confirmation is received.

(iii) Whenever checks are presented to the Bank for payment against the Designated Account or any other account of a Borrower maintained with the Bank in an amount greater than the then available balance in such accounts, such presentation shall be deemed to be a request for a Base Rate Revolving Loan on the date of such presentation in an amount equal to the excess of such checks over such available balances (less the amount of collections credited to the Loan Account on such date), and such request shall be irrevocable.

(iv) At the election of the Required Lenders, the Borrowers shall have no right to request a LIBOR Loan while a Default or Event of Default has occurred and is continuing.

(c) Reliance upon Authority. Prior to the Closing Date, the Borrowers’ Agent shall deliver to the Agent a notice setting forth the account of the Borrowers’ Agent (the “Designated Account”) to which the Agent is authorized to transfer the proceeds of the Loans requested hereunder. The Borrowers’ Agent may designate a replacement account from time to time by written notice to the Agent. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person’s request for Loans on behalf of a Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by a Borrower to make such requests on its behalf.

(d) No Liability. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Section 1.2 which the Agent believes in good faith to have been given by an officer or other person duly authorized by a Borrower to request Loans on its behalf. The crediting of Loans to the Designated Account conclusively establishes the obligation of the Borrowers to repay such Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2 shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f) Fundings by Lenders. Each Lender shall timely honor its Commitment by funding its Pro Rata Share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Loans. Each Lender shall fund to Agent such Lender’s Pro Rata Share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund its Pro Rata Share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolving Loans as directed by Borrower Agent; provided, however, that the amount of Revolving Loans so made on any date shall not exceed Availability on such date. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata Share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 1.2(k) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

(g) Swingline Loans. The Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $30,000,000, unless the funding is specifically required to be made by all Lenders hereunder. Each Swingline Loan shall constitute a Revolving Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(h) Overadvances. If the Aggregate Revolver Outstandings exceed the Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by the Agent, but all such Revolving Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. The Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, at any time as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by the Agent to exceed the lesser of $20,000,000 and 10% of the Borrowing Base (provided that at no time shall such Overadvances, together with the Agent Advances (as defined herein) outstanding at such time, if any, exceed the lesser of $30,000,000 and 15% of the Borrowing Base). In no event shall Overadvance Loans be required that would cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by the Agent or Lenders of the Event of Default caused thereby. Required Lenders may at any time revoke the Agent’s authority to make Overadvances. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

(i) Agent Advances. Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent’s sole discretion, (i) after the occurrence of a Default or an Event of Default, or (ii) at any time that any of the other conditions precedent set forth in Article 9 have not been satisfied, to make Base Rate Revolving Loans to the Borrowers on behalf of the Lenders, in an aggregate amount outstanding at any time not to exceed the lesser of $20,000,000 and 10% of the Borrowing Base (provided that the Aggregate Revolver Outstandings (including such Agent Advances) shall not exceed the Maximum Revolver Amount and provided further that at no time shall such Agent Advances, together with the Overadvances outstanding at such time, if any, exceed the lesser of $30,000,000 and 15% of the Borrowing Base)), which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations (including through Base Rate Revolving Loans for the purpose of enabling the Borrowers to meet payroll and associated tax obligations), or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 15.7 (any of such advances are herein referred to as “Agent Advances”); provided, that the Required Lenders may at any time revoke the Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof. The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

(j) Revolver Increase. So long as no Default or Event of Default has occurred and is continuing, the Borrowers may request that the Commitments be increased by up to $100,000,000 in the aggregate and, upon such request, the Borrowers may propose, and the Agent will use its commercially reasonable efforts to solicit, additional financial institutions to become Lenders for purposes of this Agreement or any existing Lender to increase its Commitment; provided, that (i) each Lender which is a party to this Agreement prior to such increase shall have the first option to participate in any such Commitment increase based on its Pro Rata Share of the amount of the increase in the Commitments (or any such greater amount in the event that one or more Lenders does not elect to fund its respective Pro Rata Share of the amount of the increase in the Commitments), thereby increasing its Commitment hereunder, but no Lender shall have the obligation to do so; (ii) in the event that it becomes necessary to include a new financial institution to fund all or any portion of the amount of the increase in the Commitments, each such financial institution shall be an Eligible Assignee and be reasonably acceptable to the Agent and the Borrowers, and each such financial institution shall become a Lender hereunder and agree to become party to, and shall assume and agree to be bound by, this Agreement, subject to all terms and conditions hereof; (iii) no Lender shall have an obligation to the Borrowers, the Agent or any other Lender to increase its Commitment or its Pro Rata Share of the Commitments, and (iv) in no event shall the addition of any Lender or Lenders or the increase in the Commitment of any Lender under this Section 1.2(j) increase the Commitments (A) in any single instance by less than $5,000,000 or (B) to an aggregate amount greater than $400,000,000. Upon the addition of any Lender, or the increase in the Commitment of any Lender, the Commitments set forth on Schedule 1.1 shall be amended by the Agent to reflect such addition or such increase. Any new financial institution added as a new Lender pursuant to this Section 1.2(j) shall be required to have a Commitment of not less than $10,000,000. In connection with any Commitment increase, the Borrowers shall pay (x) to any new Lender and any Lender increasing its Commitment, all closing fees as may be agreed to by the Borrowers and such Lenders and (y) to the Agent, for its own account, all of the Agent’s reasonable costs and expenses relating thereto. If any requested increase in the Commitments is agreed to in accordance with this Section 1.2(j), the Agent and the Borrowers shall determine the effective date of such increase (the “Increase Effective Date”). The Agent, with the consent and approval of the Borrowers, shall promptly confirm in writing to the Lenders the final allocation of such increase and the Increase Effective Date. Each new Lender, and each existing Lender that has increased its Commitment, shall purchase Revolving Loans and participations in outstanding Letters of Credit from each other Lender in an amount such that, after such purchase or purchases, the amount of outstanding Revolving Loans and outstanding Letters of Credit from each Lender shall equal such Lender’s Pro Rata Share of the Commitments, as modified to give effect to such increase, multiplied by the aggregate amount of outstanding Revolving Loans and Letters of Credit from all Lenders. As a condition precedent to the effectiveness of such increase, the Borrowers shall deliver to the Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a

Responsible Officer of the Borrowers’ Agent, including a certification that, before and after giving effect to such increase, the representations and warranties contained in Article 7 hereof are true and correct in all material respects on and as of the Increase Effective Date (except to the extent any such representation or warranty is stated to relate solely to an earlier date) and no Default or Event of Default has occurred and is continuing. The Borrowers shall prepay any Revolving Loans which are LIBOR Loans and which are outstanding on the Increase Effective Date (and pay any and all costs and other required payments in connection with such prepayment pursuant to Section 4.4 hereof) to the extent necessary to keep the outstanding Revolving Loans and Letters of Credit ratable with any revised Pro Rata Shares of the Commitments arising from any non-ratable increase in the Commitments.

(k) Settlement.

(i) (A) Each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Obligor) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Swingline Loans, the Overadvances and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(B) The Agent shall request settlement (“Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis at Agent’s election, (1) on behalf of the Bank, with respect to each outstanding Swingline Loan, (2) for itself, with respect to each Overadvance, (3) for itself, with respect to each Agent Advance, and (4) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Atlanta, Georgia time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Bank, in the case of Swingline Loans, Agent, in the case of Overadvances, and the Agent, in the case of Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Swingline Loans, Overadvances and Agent Advances with respect to each Settlement to the Agent, to Agent’s account, not later than 2:00 p.m. (Atlanta, Georgia time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 9 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Swingline Loan, Overadvance or Agent Advance and, together with the portion of such Swingline Loan, Overadvance or Agent Advance representing the Bank’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (1) on behalf of the Bank, with respect to each outstanding Swingline Loan, (2) for itself, with respect to each Overadvance, and (3) for itself, with respect to each Agent Advance.

(C) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Swingline Loan, Overadvance or Agent Advance), each other Lender (1) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Swingline Loan, Overadvance or Agent Advance equal to such Lender’s Pro Rata Share of such Swingline Loan, Overadvance or Agent Advance, and (2) if Settlement has not previously occurred with respect to such Swingline Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s Pro Rata Share of such Swingline Loan, Overadvances or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

(D) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Swingline Loan, Overadvance or Agent Advance pursuant to clause (C) above, the Agent shall promptly distribute to such Lender such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Swingline Loan, Overadvance or Agent Advance.

(E) Between Settlement Dates, the Agent, to the extent no Overadvances or Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank’s Revolving Loans, including Swingline Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s Revolving Loans (other than to Swingline Loans, Overadvances or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (C) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Swingline Loans, the Agent with respect to Overadvances, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Swingline Loans, Overadvances and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

(ii) Lenders’ Failure to Perform. All Revolving Loans (other than Swingline Loans, Overadvances and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (A) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (B) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (C) the obligations of each Lender hereunder shall be several, not joint and several.

(iii) Defaulting Lenders.

(A) For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, the Commitments and Loans of any Defaulting Lender(s) shall be excluded from the calculation of Pro Rata Shares; provided, however that no Lender will be required to fund or participate in Loans or Letters of Credit if such funding or participation would cause such Lender’s funded portion of the Revolving Loans to exceed its Commitment; provided, further, however that no reallocation of Commitments will occur at a time when the conditions precedent contained in Section 9.2 have not been satisfied at such time.

A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 12.1(c).

(B) Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Lenders have been paid in full. Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to Borrowers hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 2.5. If any Letter of Credit Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such Letter of Credit Obligations under Section 2.6 shall be paid to such Lenders. Agent shall be paid all fees attributable to Letter of Credit Obligations that are not reallocated. This Section 1.2(k)(iii)(B) shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section 1.2(k)(iii)(B) shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Obligor of its duties and obligations hereunder.

(C) Borrowers, Agent and Letter of Credit Issuer may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata Shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Revolving Loans, Letter of Credit Obligations and other exposures under the Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata Shares. Unless expressly agreed by Borrowers, Agent and Letter of Credit Issuer, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender by any Borrower, the Agent or the Letter of Credit Issuer. The failure of any Lender to fund a Loan, to make a payment in respect of Letter of Credit Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

1.3 Letters of Credit.

(a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, the Agent agrees to cause the Letter of Credit Issuer to issue for the account of the Borrowers one or more commercial/documentary and standby letters of credit (each, a “Letter of Credit”) from time to time during the term of this Agreement.

(b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit; provided, that, no such extension or renewal shall cause the expiration date of such Letter of Credit to extend beyond the 30th day prior to the Stated Termination Date. If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

(c) Other Conditions. In addition to the conditions precedent contained in Article 9, the obligation of the Agent to issue or to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

(i) The Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer, provided that such application and other documents shall not contain any operating or financial covenants inconsistent with the terms of the other Loan Documents (including any requirement for collateral other than the Agent’s Liens) or any requirement for fronting fees other than fronting fees payable under Section 2.6; and

(ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d) Issuance of Letters of Credit.

(i) Request for Issuance. The Borrowers must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrowers shall attach to such notice the proposed form of the conditions for drawing under the Letter of Credit.

(ii) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility, Aggregate Revolver Outstandings and Availability. If (A) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility, (B) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Availability and (C) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Letter of Credit Issuer to eliminate any Fronting Exposure associated with such Lender, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(iii) No Extensions or Amendment. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

(e) Payments Pursuant to Letters of Credit. The Borrowers agree to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any

Borrower may have at any time against the Letter of Credit Issuer, the beneficiary of any Letter of Credit or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

(f) Indemnification; Exoneration; Power of Attorney.

(i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, the Borrowers agree to protect, indemnify, pay and save the Secured Parties harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any Lender or the Agent (other than the Bank or any of its affiliates in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit. The Borrowers’ obligations under this Section 1.3 shall survive payment of all other Obligations.

(ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to duly comply with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, facsimile, email or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.3(f).

(iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent or any Lender (excluding the Bank or any of its affiliates in its capacity as a Letter of Credit Issuer) shall result in any liability of the Agent or any Lender to any Borrower, or relieve the Borrowers of any of their obligations hereunder to any such Person.

(iv) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement, including clauses (i) and (ii) of this Section 1.3(f), is intended to limit the Borrowers’ rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrowers and the Letter of Credit Issuer.

(v) Account Party. The Borrowers hereby authorize and direct any Letter of Credit Issuer with respect to any Letter of Credit to name the applicable Borrower as the “Account Party” therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to such Letter of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the application therefor.

(g) Supporting Letter of Credit; Cash Collateralization.

(i) If, notwithstanding the provisions of Section 1.3(b) and Section 11.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall either (A) deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (B) Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Letter of Credit Issuer the amount of all other Letter of Credit Obligations. Any such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

(ii) If any Letter of Credit Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, or (c) within 20 Business Days prior to the Stated Termination Date, then Borrowers shall, at Letter of Credit Issuer’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Letter of Credit Issuer the amount of all other Letter of Credit Obligations. Borrowers shall, on demand by Letter of Credit Issuer or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolving Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Article 9 are satisfied).

(h) Resignation of Letter of Credit Issuer. Letter of Credit Issuer may resign at any time upon notice to the Agent and Borrowers. On the effective date of such resignation, Letter of Credit Issuer shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of a Letter of Credit Issuer hereunder, including under Sections 1.3, 13.7 and 15.11, relating to any Letter of Credit issued prior to such date. Agent shall promptly appoint a replacement Letter of Credit Issuer, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrowers.

1.4 Bank Products. The Obligors may request, and any Lender or any Lender’s Affiliates may, in its sole and absolute discretion, arrange for the Obligors to obtain from such Lender or such Lender’s Affiliates, Bank Products, although the Obligors are not required to do so. If Bank Products are provided by an Affiliate of a Lender, the Obligors agree to indemnify and hold such Lender harmless from any and all costs and obligations now or hereafter incurred by such Lender which arise from any indemnity given by such Lender to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Obligors’ rights, if any, with respect to any such Affiliate that provides Bank Products, to the extent such rights arise as a result of the execution of documents by and between the Obligors and such Affiliate which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Obligors acknowledge and agree that the obtaining of Bank Products from a Lender Bank or its Affiliates (a) is in the sole and absolute discretion of such Lender Bank or its Affiliates, and (b) is subject to all rules and regulations of such Lender Bank or its Affiliates.

ARTICLE 2

INTEREST AND FEES

2.1 Interest.

(a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or LIBOR plus the Applicable Margins as set forth herein, but not to exceed the Maximum Rate (as defined in Section 2.3). If at any time Loans are outstanding with respect to which the Borrowers have not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

(i) For all Base Rate Loans and other Obligations (other than LIBOR Loans), at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii) For all LIBOR Loans, at a per annum rate equal to LIBOR plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges on LIBOR Loans shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365/366 day year). All interest charges on Base Rate Loans shall be computed on the basis of a year of 365/366 days and actual days elapsed. The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Loans in arrears on each LIBOR Interest Payment Date.

(b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

2.2 Continuation and Conversion Elections.

(a) If no Default or Event of Default exists, the Borrowers may:

(i) elect, as of any Business Day, in the case of Base Rate Loans, to convert any Base Rate Loan (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Loans; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Loans shall automatically convert into Base Rate Loans; provided further that if the Notice of Continuation/Conversion shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b) The Borrowers shall deliver a notice of continuation/conversion (“Notice of Continuation/Conversion”) to the Agent not later than 12:00 noon (Atlanta, Georgia time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Loans and specifying:

(i) the proposed Continuation/Conversion Date;

(ii) the aggregate amount of Loans to be converted or renewed;

(iii) the type of Loans resulting from the proposed conversion or continuation; and

(iv) the duration of the requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

In lieu of delivering a Notice of Continuation/Conversion, a Borrower may give the Agent telephonic notice of such request on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice with respect to such continuation or conversion, regardless of whether any written confirmation is received.

(c) If upon the expiration of the Interest Period applicable to any LIBOR Loan, the Borrowers shall have failed to timely select a new Interest Period to be applicable to such LIBOR Loan, or at the election of the Required Lenders if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Loan into a Base Rate Loan effective as of the expiration date of such Interest Period.

(d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e) There may not be more than eight (8) different LIBOR Loans in effect hereunder at any time.

2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect, or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect, over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers’ Agent such excess.

2.4 Fees. On the Closing Date, Borrowers shall pay to the Lead Arranger or Agent, as applicable, the fees set forth in the Fee Letter.

2.5 Unused Line Fee. On the first day of each month, and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to one-quarter of one percent (0.25%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily amount of the Aggregate Revolver Outstandings during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent that constitute collected funds shall be deemed to reduce the Aggregate Revolver Outstandings immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5; provided, however, that in the event a principal payment received by the Agent will not be credited until the following Business Day in accordance with Section 3.4(a), the Aggregate Revolver Outstandings shall be deemed to have been reduced on the day such payment is actually credited.

2.6 Letter of Credit Fees. On the first day of each month and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, a fee (the “Letter of Credit Fee”) equal to the Applicable Margin in effect with respect to LIBOR Loans, on a per annum basis, multiplied by the average daily undrawn amount of Letters of Credit outstanding during the immediately preceding month. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The Borrowers also agree to pay to the Agent, for the benefit of the Letter of Credit Issuer, a fronting fee of one-quarter of one percent (0.25%) of the face amount of each Letter of Credit upon the issuance thereof, and to pay to the Letter of Credit Issuer all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit.

ARTICLE 3

PAYMENTS AND PREPAYMENTS

3.1 Revolving Loans.

(a) The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay the Revolving Loans at any time without penalty or premium (provided that the foregoing shall not be construed to limit the Borrowers’ obligations pursuant to Section 4.4) and reborrow the Revolving Loans subject to the terms of this Agreement.

(b) In addition, and without limiting the generality of the foregoing, the Borrowers shall immediately pay to the Agent, for the account of the Lenders, the amount, without duplication, by which (a) the Aggregate Revolver Outstandings exceeds (b) the lesser of (i) the Maximum Revolver Amount minus Letter of Credit Reserves or (ii) the Borrowing Base minus without duplication, Reserves, at any time.

(c) During a Dominion Trigger Period or while an Event of Default exists, concurrently upon the issuance by any Obligor of any capital stock or similar equity interests or the incurrence by any Obligor of any Funded Debt other than Funded Debt permitted under Section 8.13, one hundred percent (100%) of the Net Cash Proceeds received by such Obligor from such issuance or incurrence shall be paid within three (3) Business Days of receipt of the proceeds thereof by such Obligor to the Agent as a mandatory payment of the Obligations (but without any corresponding reduction in the amount of the Maximum Revolver Amount). Nothing in this Section shall authorize any Obligor to incur any Funded Debt except as expressly permitted by this Agreement or to issue any capital stock or similar equity interests except to the extent not prohibited by this Agreement.

(d) During a Dominion Trigger Period or while an Event of Default exists, concurrently upon the receipt thereof one hundred percent (100%) of the Net Cash Proceeds from the sale, transfer, assignment or other disposition, or casualty or condemnation loss of any Collateral or other assets of any Obligor shall be paid within three (3) Business Days of receipt thereof by the Obligor as a mandatory payment of the Obligations (but without any corresponding reduction in the amount of the Maximum Revolver Amount). Nothing in this Section shall authorize any Obligor to sell, transfer, assign or otherwise dispose of any Collateral except as expressly permitted by this Agreement.

3.2 Termination of Facility; Reduction of Commitment. The Borrowers may without premium or penalty terminate this Agreement or reduce permanently a portion of the Maximum Revolver Amount on a pro rata basis among the Lenders in accordance with their respective Pro Rata Shares, upon at least ten (10) Business Days’ notice to the Agent and Lenders of their intent to terminate or reduce permanently, as applicable, and at least three (3) Business Days’ notice to the Agent and the Lenders of the actual termination or reduction date, as applicable; provided, that with respect to any partial reduction of the Maximum Revolver Amount (i) any such partial reduction be made in an amount not less than $10,000,000 and in integral multiples of $1,000,000 in excess thereof, (ii) the Maximum Revolver Amount may not be reduced to an amount below the then outstanding Letter of Credit Obligations and (iii) after giving effect to any partial reduction in the Maximum Revolver Amount, at least $150,000,000 of the Maximum Revolver Amount shall remain in place. As of the date of cancellation or reduction set forth in such notice, the Maximum Revolver Amount shall be permanently canceled or reduced to the amount stated in the Borrowers’ Agent’s notice for all purposes herein (provided that the foregoing shall not in any way limit the rights of the Borrowers under Section 1.2(j) to increase the Maximum Revolver Amount after any reduction of the Maximum Revolver Amount under this Section 3.2), and the Borrowers shall (i) pay to the Agent for the account of the Lenders the amount necessary to repay in full the principal amount of the Revolving Loans and Swingline Loans or reduce the principal amount of the Revolving Loans and Swingline Loans then outstanding to not more than the amount of the Maximum Revolver Amount as so reduced, together with accrued interest on the amount so prepaid and the Unused Line Fee accrued through the date of the reduction with respect to the amount reduced, (ii) in the event of a termination, cancel and return all outstanding Letters of Credit (or the delivery to the Agent of Supporting Letters of Credit with respect thereto or Cash Collateralize such Letters of Credit), (iii) pay in full in cash of all reimbursable expenses and other Obligations and (iv) with respect to any LIBOR Loans prepaid, payment of the amounts due under Section 4.4, if any.

3.3 LIBOR Loan Prepayments. In connection with any prepayment, if any LIBOR Loan is prepaid or converted to a Base Rate Loan prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Agent, for the account of the Lenders, the amounts described in Section 4.4.

3.4 Payments by the Borrowers.

(a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent, and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Atlanta, Georgia time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b) Subject to the provisions set forth in the definition of “Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

3.5 Payments as Revolving Loans. At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agree that all such amounts charged shall constitute Base Rate Revolving Loans (including Swingline Loans and Agent Advances).

3.6 Post-Default Allocation of Payments. Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;

(b) second, to all amounts owing to Agent on Swingline Loans, or on Agent Advances or other Loans for which Agent has not been reimbursed by a Lender;

(c) third, to all amounts owing to Letter of Credit Issuer;

(d) fourth, to all Obligations constituting fees, expense reimbursements or indemnification owing to Lenders (other than Secured Bank Product Obligations);

(e) fifth, to all Obligations constituting interest (other than Secured Bank Product Obligations);

(f) sixth, to Cash Collateralization of Letter of Credit Obligations;

(g) seventh, to all Loans and Noticed Hedges (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;

(h) eighth, to all other Secured Bank Product Obligations (other than Noticed Hedges that have been reserved under clause (g) above); and

(i) last, to all other Obligations.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Amounts distributed with respect to any Secured Bank Product Obligations shall be the maximum Secured Bank Product Obligations last reported to Agent. Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party. If a Secured Party fails to deliver such calculation within five days following request by Agent, Agent may assume the amount to be distributed is the maximum Secured Bank Product Obligations last reported to Agent. The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Borrower.

3.7 Indemnity for Returned Payments. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations, any Secured Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Secured Party and the Borrowers shall be liable to pay to Secured Parties, and hereby does indemnify the Secured Parties and hold the Secured Parties harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 3.7 shall be and remain effective notwithstanding any contrary action which may have been taken by any Secured Party in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Secured Parties’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.7 shall survive the termination of this Agreement.

3.8 Agent’s and Lenders’ Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers’ Agent a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.6 and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within sixty (60) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

3.9 Borrowers’ Agent. Each of the Borrowers other than PSS hereby appoints PSS, and PSS shall act under this Agreement, as the agent, attorney-in-fact and legal representative of such other Borrowers for all purposes, including requesting Loans and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Agent or any Lender. The Agent, the Letter of Credit Issuer and the Lenders may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion or Continuation, request for a Letter of Credit, disbursement instruction, report, information or any other notice or communication made or given by PSS, whether in its own name, as Borrowers’ Agent, on behalf of any other Borrower or on behalf of the “Borrowers”, and neither the Agent nor the Letter of Credit Issuer or any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such Notice, request, instruction, report, information, other notice or communications, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected, provided, that the provisions of this Section 3.9 shall not be construed so as to preclude any Borrower from taking actions permitted to be taken by a “Borrower” hereunder.

3.10 Joint and Several Liability.

(a) Joint and Several Liability. All Loans made to the Borrowers and all of the other Obligations of the Borrowers, including all interest, fees and expenses with respect thereto and all indemnity and reimbursement obligations hereunder, shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally, liable for all Obligations, it being understood that the advances to each Borrower inure to the benefit of all Borrowers, and that the Agent, the Letter of Credit Issuer and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder and issuing Letters of Credit. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Obligation, it will forthwith pay the same, without notice or demand.

(b) No Reduction in Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Agent, the Letter of Credit Issuer or any Lender from any of the Borrowers or any Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement, which shall remain liable for all remaining and thereafter arising Obligations until the Obligations are paid in full and the Commitments are terminated.

3.11 Obligations Absolute. Each Borrower agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Letter of Credit Issuer or any Lender with respect thereto. All Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities of each Borrower under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the structure or existence of any Borrower or other Obligor; or (e) any other circumstance which otherwise constitute a defense available to, or a discharge of, any Borrower or other Obligor, other than the indefeasible payment in full of the Obligations. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent, the Letter of Credit Issuer or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or other Obligor or otherwise, all as though such payment had not been made.

3.12 Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of the Borrowers provided for in Section 3.10 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract of agreement to which the other Borrowers or Obligors may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Borrowers, the Obligors or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations, and may be enforced without requiring the

Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Documents and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower, any Obligor or any other Person or any collateral, including any rights any Borrower may otherwise have under O.C.G.A. § 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Borrower is organized or in which any Borrower conducts business.

3.13 Contribution and Indemnification among the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then, to the extent that such Borrower has not received the benefit of such repaid Obligations (whether through an inter-company loan or otherwise), the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s “Allocable Amount” (as defined below) and the denominator of which fraction is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101(31) of Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”), Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section 3.13 shall be subordinate in right of payment to the prior payment in full of the Obligations.

ARTICLE 4

TAXES, YIELD PROTECTION AND ILLEGALITY

4.1 Taxes.

(a) Except as provided in Section 4.1(f), any and all payments by the Borrowers to each Secured Party under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

(b) If the Borrowers fail to pay any Taxes or Other Taxes described in Section 4.1(a) when due, the Borrowers shall indemnify and hold harmless each Secured Party for the full amount of such Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.1) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor and provides documentation reasonably satisfactory to the Borrowers’ Agent of the payment of such Taxes or Other Taxes.

(c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then, subject to Section 13.10:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 4.1) such Lender or the Agent, as the case may be, receives an amount equal on an after-tax basis to the sum it would have received had no such deductions or withholdings been made;

(ii) the Borrowers shall make such deductions and withholdings; and

(iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

(d) At the Agent’s request, within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

(e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section 4.1, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

(f) Notwithstanding anything else in this Agreement, the Borrowers shall not be required to indemnify any Lender or to pay any increased amounts to any Lender, in respect of any U.S. withholding taxes pursuant to this Section 4.1 or otherwise to the extent that any obligation to withhold or deduct amounts with respect to such U.S. withholding taxes existed (i) on the date such Lender (or its successor or assign) became a party to this Agreement or (ii) if a Lender after becoming a party to this Agreement changes the office to which payments are made, on the date of such change. The foregoing sentence shall not in any manner limit the Borrowers’ obligations with respect to Other Taxes.

4.2 Illegality.

(a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Loans, then, on notice thereof by that Lender to the Borrowers’ Agent through the Agent, any obligation of that Lender to make LIBOR Loans shall be suspended until that Lender notifies the Agent and the Borrowers’ Agent that the circumstances giving rise to such determination no longer exist. The affected Lender shall provide prompt notice to the Agent and the Borrowers’ Agent of the cessation of such circumstances.

(b) If any Lender determines that it is unlawful to maintain any LIBOR Loan, the Borrowers shall, upon the Borrowers’ Agent’s receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Loans. If the Borrowers are required to so prepay any LIBOR Loans, then, concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

4.3 Increased Costs and Reduction of Return.

(a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation, or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) (excluding any costs resulting from reserve requirements taken into account in the definition of LIBOR), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reduced returns incurred more than 180 days prior to the date that such Lender notifies the Borrowers’ Agent of the event giving rise to such increased costs or reduced returns and of such Lender’s intention to claim compensation therefor; provided further that, if the event giving rise to such increased costs or reduced returns is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

For purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement.

4.4 Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Loan;

(b) the failure of the Borrowers to borrow, continue or convert a Loan after any Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion;

(c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Loans on a day that is not the last day of the relevant Interest Period; or

(d) the assignment by a Lender (other than a Defaulting Lender) of a LIBOR Loan prior to the end of its Interest Period pursuant to Section 12.1(c);

including any loss of anticipated profits and loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of profit or Applicable Margin. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing. Lenders shall not be required to purchase Dollar deposits in any interbank or offshore Dollar market to fund any LIBOR Loan, but this Section shall apply as if each Lender had purchased such deposits.

4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, or that LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers’ Agent and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by any Borrower. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans.

4.6 Certificates of Lender. If any Lender claims reimbursement or compensation under this Article 4, the affected Lender shall determine the amount thereof and shall deliver to the Borrowers’ Agent (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

4.7 Survival. The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations and the termination of this Agreement.

4.8 Assignment of Commitments Under Certain Circumstances. In the event (a) any Lender requests compensation pursuant to Section 4.3 in an aggregate amount in excess of $100,000, (b) any Lender delivers a notice described in Section 4.2, or (c) the Borrowers are required to pay additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 4.1 in an aggregate amount in excess of $100,000, the Borrowers may, at their sole expense and effort (including with respect to the processing fee referred to in Section 12.2(a)), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 12.2), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (ii) no Event of Default shall have occurred and be continuing, (iii) the Borrowers or such assignee shall have paid to such Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Sections 4.1, 4.2 and 4.3), (iv) such assignment is consummated within ninety (90) days after the date on which the Borrowers’ right under this Section arises, and (v) such assignee is reasonably acceptable to the Agent; provided further that if prior to any such assignment the circumstances or event that resulted in such Lender’s request or notice under Section 4.2 or 4.3 or demand for additional amounts under Section 4.1, as the case may be, shall cease to exist or become inapplicable for any reason, or if such Lender shall waive its rights in respect of such circumstances or event under Section 4.1, 4.2 or 4.3, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder.

ARTICLE 5

COLLATERAL

5.1 Grant of Security Interest. As security for all Obligations, each Obligor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, a continuing security interest in, lien on, collateral assignment of and right of set-off against, all of the following property and assets of such Obligor, whether now owned or existing or hereafter acquired or arising, regardless of where located:

(a) all Accounts;

(b) all Inventory;

(c) all contract rights;

(d) all Chattel Paper;

(e) all Documents;

(f) all Instruments;

(g) all Supporting Obligations;

(h) all General Intangibles;

(i) all Equipment;

(j) all Investment Property;

(k) all money, cash, cash equivalents, securities and other property of any kind of each Obligor held directly or indirectly by the Agent or any Secured Party;

(l) all of each Obligor’s deposit accounts, credits, and balances with and other claims against the Agent or any Secured Party or any of their Affiliates or any other financial institution with which any Obligor maintains deposits, including any Dominion Accounts;

(m) all of each Obligor’s commercial tort claims, including all commercial tort claims with respect to which any Obligor provides the Agent with the written notice described in Section 5.2(e) of this Agreement;

(n) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

(o) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate covered by the Mortgages, all equity interests in any Subsidiary pledged to the Agent and all other property of any Obligor in which the Agent or any Secured

Party may at any time be granted a Lien as collateral for the Obligations (but excluding the Excluded Collateral), is herein collectively referred to as the “Collateral.” All of the Obligations shall be secured by all of the Collateral.

5.2 Perfection and Protection of Security Interest.

(a) The Obligors shall, at their expense, perform all steps requested by the Agent in good faith at any time to perfect, maintain, protect, and enforce the Agent’s Liens, including; (i) executing, delivering, and authorizing the Agent’s filing and recording of the Mortgages, the Copyright Security Agreement, and the Trademark Security Agreement and UCC financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent; (ii) delivering to the Agent the originals of all Instruments, Documents, tangible Chattel Paper, certificated Investment Property and all other Collateral that the Agent reasonably determines it should have physical possession in order to perfect and protect the Agent’s security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering Titled Collateral, together with duly executed applications for the notation of the Agent’s Liens on such certificates of title; (iv) when an Event of Default has and is continuing, transferring Inventory to warehouses or other locations designated by the Agent; (v) placing notations on the Obligors’ books of account to disclose the Agent’s security interest; (vi) obtaining control agreements in form and substance reasonably acceptable to the Agent from securities intermediaries with respect to financial assets (including Investment Property) in the possession of securities intermediaries and providing the Agent control of all electronic Chattel Paper in such manner as the Agent may require; (vii) assigning and delivering to the Agent all Supporting Obligations, including letters of credit on which any Obligor is named beneficiary, with, to the extent practicable, the written consent of the issuer thereof; and (viii) taking such other steps as are reasonably deemed or desirable by the Agent to maintain and protect the Agent’s Liens. To the extent permitted by applicable law, the Agent may file, without any Obligor’s signature, one or more financing statements disclosing the Agent’s Liens, and each Obligor hereby authorizes the Agent, at any time and from time to time, to file financing statements and amendments that describe the Collateral covered by such financing statements as “all assets”, “all personal property” or words of similar effect in such jurisdictions as the Agent may deem necessary or desirable in order to perfect the Agent’s Liens in the Collateral. Each Obligor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

(b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of any Obligor’s agents or processors, then the Obligors shall (i) notify the Agent thereof and, if the Agent so requests, the Obligors shall use commercially reasonable efforts to obtain a bailee or similar letter acknowledged by such Person that notifies such Person of the Agent’s security interest in such Collateral and instructs such Person to hold all such Collateral for the Agent’s account subject to the Agent’s instructions, and (ii) consents to the Agent’s filing of such UCC financing statements as the Agent may reasonably deem necessary or appropriate to perfect Agent’s security interest in such Collateral. At the request of the Agent at any time during the continuance of an Event of Default, with respect to any Collateral located in any operating facility of any Obligor that is leased by any Obligor, then the Obligors shall use commercially reasonable efforts to obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Agent, that waive or subordinate all present and future Liens which the owner or lessor of such premises may be entitled to assert against the Collateral.

(c) From time to time, the Obligors shall, upon the Agent’s request, execute and deliver confirmatory written instruments pledging the Collateral to the Agent, for the ratable benefit of the Agent and the Lenders, but the Obligors’ failure to do so shall not affect or limit any security interest or any other of the Agent or any Lender in and to the Collateral with respect to any Obligor. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent’s Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

(d) The Obligors, at the Obligors’ expense, will grant to the Agent, Mortgages in any owned Real Estate (whether owned by one or Obligors on the Closing Date or acquired thereafter) as may be reasonably requested from time to time by the Agent and/or the Required Lenders. All such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable Liens superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. Such Mortgages shall have been duly recorded or filed in such manner such and places as are required by law to establish, perfect, preserve and protect the Agent’s Liens required to be granted pursuant to such Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full by the Obligors. Furthermore, the Obligors shall cause to be delivered to the Agent and the Lenders such opinions of counsel, title insurance policies, flood zone determinations, flood insurance certificates and other related documents as may be reasonably requested by the Agent. Each action required by this Section 5.2(d) shall be completed promptly, but in no event later than 60 Business Days (it being understood that the Obligors shall deliver title insurance commitments within 45 Business Days following such request, but the Obligors shall have 90 Business Days to deliver title insurance policies with respect to such commitments) after such action is requested in writing to be taken by the Agent or the Required Lenders, as the case may be.

(e) The Obligors shall, together with each delivery of the certificate described in Section 6.2(e), notify the Agent in writing and provide a reasonable description and summary of any commercial tort claim in which any Obligor is a plaintiff alleging damages in excess of $500,000 and, in connection therewith, Agent may file such UCC financing and amendment statements as the Agent deems necessary or desirable in order to perfect the Agent’s Liens therein, together with a supplement to this Agreement in form and substance reasonably acceptable to the Agent in order to subject such commercial tort claim to the terms and conditions of this Agreement and cause such commercial tort claim to constitute “Collateral” for all purposes under this Agreement and the other Loan Documents.

5.3 Deposit Accounts; Maintenance of Dominion Accounts; Proceeds of Collateral.

(a) Deposit Accounts. Schedule 7.27 sets forth all deposit accounts maintained by the Obligors, including all Dominion Accounts. Each Obligor shall take all actions necessary to establish the Agent’s control of each such deposit account (other than an account exclusively used for payroll, payroll taxes or employee benefits). Each Obligor shall be the sole account holder of each such deposit account and shall not allow any other Person (other than the Agent) to have control over a deposit account or any property deposited therein. Each Obligor shall promptly notify the Agent of any opening or closing of a deposit account and, with the consent of the Agent, will amend Schedule 7.27 to reflect same.

(b) Maintenance of Dominion Accounts. Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to the Agent. Obligors shall obtain a Deposit Account Control Agreement, in form and substance acceptable to the Agent, from each lockbox service and Dominion Account bank, establishing the Agent’s control over and Lien in the lockbox account or Dominion Account, which may be exercised by the Agent during any Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges; provided, however that with respect to any deposit accounts acquired by Obligors in connection with a Permitted Acquisition, Obligors shall have a period of 90 days following the date of the closing of such Permitted Acquisition to either close such deposit accounts or to deliver to Agent Deposit Account Control Agreements, in form and substance acceptable to Agent, with respect to such deposit accounts including any Dominion Account. If a Dominion Account is not maintained with the Bank, the Agent may, during any Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with the Bank. During a Dominion Trigger Period, the Agent shall have exclusive control of all Dominion Accounts for withdrawal purposes. The Agent and the Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any payment items accepted by any bank.

(c) Proceeds of Collateral. Obligors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a deposit account that is subject to a Deposit Account Control Agreement in form and substance acceptable to the Agent (or a lockbox relating to a dominion account subject to a Deposit Account Control Agreement in form and substance acceptable to the Agent). If any Obligor or Subsidiary receives cash or other payment items with respect to any Collateral, it shall hold the same in trust for the Agent and during any Dominion Trigger Period shall promptly (not later than the next Business Day) deposit the same into a Dominion Account.

5.4 Right to Cure. The Agent may, in its discretion, and shall, at the direction of the Required Lenders, pay any amount or do any act required of any Obligor hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent’s Liens therein, and which such Obligor fails to pay or do, including payment of any judgment against such Obligor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 5.4 and all out-of-pocket costs and documented expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Obligors’ Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 5.4 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

5.5 Power of Attorney. Each Obligor hereby appoints the Agent and the Agent’s designee as such Obligor’s attorney, with power: (a) effective during a Dominion Trigger Period or upon the occurrence an Event of Default to endorse such Obligor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent’s or any Lender’s possession; (b) effective during a Dominion Trigger Period or upon the occurrence of an Event of Default to sign such Obligor’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Obligor’s mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Obligor; (d) to send requests for verification of Accounts to customers or Account Debtors (it being understood that Agent shall conduct any such communications with customers or Account Debtors in a manner consistent with Agent’s customary practices); (e) upon the occurrence of an Event of Default to complete in such Obligor’s name or the Agent’s name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) effective during a Dominion Trigger Period or upon the occurrence of an Event of Default, to clear Inventory through customs in such Obligor’s name, the Agent’s name or the name of the Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Obligor’s name for such purpose; and (g) upon the occurrence of an Event of Default, to take any action required of any Obligor under this Agreement or any other Loan Document. Each Obligor ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

5.6 The Agent’s and the Secured Parties’ Duties and Liabilities.

(a) The Obligors assume all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Secured Party to take any steps to perfect the Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Obligor from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Required Lenders shall, without consent from any Obligor, but upon three (3) Business Days’ prior written notice to the Borrowers, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability (except to the extent otherwise required by applicable law) of any Obligor for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Obligor.

(b) It is expressly agreed by each Obligor that, anything herein to the contrary notwithstanding, such Obligor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Agent or any Secured Party of any payment relating to any contract or license pursuant hereto. Neither the Agent nor any Secured Party shall be required or obligated in any manner to or fulfill any of the obligations of any Obligor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c) The Agent may at any time after an Event of Default shall have occurred and be continuing, without prior notice to any Obligor, notify Account Debtors and obligors in respect of Instruments and Chattel Paper that the Accounts and the right, title and interest of the Obligors in under such Instruments and Chattel Paper have been assigned to the Agent, and that payments shall be made directly to the Agent, for itself and the benefit of the Secured Parties. Upon the request of the Agent, the Obligors shall so notify Account Debtors and obligors in respect of Instruments and Chattel Paper.

(d) The Agent may at any time in the Agent’s own name or in the name of any Obligor communicate with Account Debtors, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to the Agent’s satisfaction, the existence, amount and terms of any such Accounts, Instruments or Chattel Paper (it being understood that Agent shall conduct any such communications with customers or Account Debtors in a manner consistent with Agent’s customary practices). If an Event of Default shall have occurred and be continuing, the Obligors, at their own expense, shall cause the independent certified public accountants then engaged by the Obligors to prepare and deliver to the Agent and each Lender at any and from time to time promptly upon the Agent’s request the following reports with respect to the Obligors: (i) a reconciliation of Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test of such Accounts as the Agent may request. The Obligors, at their own expense, shall deliver to the Agent the results of each physical verification, if any, which the Obligors may in their discretion have made, or caused any other Person to have made on its behalf of all or any portion of their Inventory.

5.7 Grant of License to Use Proprietary Rights. For the purpose of enabling the Agent to exercise rights and remedies under Section 10.2 (including, without limitation, the terms of Section 10.2 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, pursuant to the terms hereof, each Obligor hereby grants to the Agent, for the benefit of the Agent and the Lenders, upon an Event of Default, an irrevocable, nonexclusive license without payment of royalty or other compensation to any Obligor) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by such Obligor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

5.8 Limitation on the Agent’s and the Secured Parties’ Duty in Respect of Collateral. The Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

ARTICLE 6

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

6.1 Books and Records. The Obligors shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of their transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 6.2(a). The Obligors shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Obligors shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts, and (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory.

6.2 Financial Information. The Obligors shall promptly furnish to the Agent and each Lender, the following:

(a) As soon as available, but in any event not later than ninety-five (95) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, statements of operations, statements of cash flow and changes in shareholders’ equity for the Obligors and their consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Obligors and their consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Obligors and reasonably satisfactory to the Agent (it being agreed that the furnishing by PSS to the Agent and each Lender of its annual report on form 10-K for such Fiscal Year, as filed with the United States Securities and Exchange Commission, will satisfy the obligation under this Section 6.2(a) with respect to such Fiscal Year). Upon the occurrence of an Event of Default, the Obligors hereby authorize the Agent to communicate directly with their certified public accountants and, by this provision, authorize those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to any Obligor and to discuss directly with the Agent the finances and affairs of any Obligor. The Obligors shall be entitled to have a representative present during all such communications.

(b) If Availability is less than 50.0% of the Maximum Revolver Amount, as soon as available, but in any event not later than thirty (30) days after the end of each month (other than any month ending as of the end of a fiscal quarter or year), consolidated unaudited balance sheets of the Obligors and their consolidated Subsidiaries as at the end of such month, and consolidated unaudited statements of net income for the Obligors and their consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Obligors and their consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Obligors’ budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 6.2(a). The Borrowers shall certify by a certificate signed by a Designated Financial Officer that all such statements have been prepared in accordance with GAAP and present fairly the Obligors’ financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

(c) As soon as available, but in any event not later than fifty (50) days after the end of each fiscal quarter, consolidated and consolidating unaudited balance sheets of the Borrowers and their consolidated Subsidiaries as at the end of such fiscal quarter, and consolidated and consolidating unaudited statements of operations and statements of cash flow for the Borrowers and their consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the Fiscal Year to the end of such fiscal quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrowers and their consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Borrowers’ budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 6.2(a). The Borrowers shall certify by a certificate signed by a Designated Financial Officer that all such statements have been prepared in accordance with GAAP and present fairly the Borrowers’ financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments (it being agreed that the furnishing by PSS to the Agent and each Lender of its quarterly report on form 10-Q for such quarter, as filed with the United States Securities and Exchange Commission, will satisfy the obligation under this Section 6.2(c) with respect to such fiscal quarter).

(d) With each of the audited Financial Statements delivered pursuant to Section 6.2(a), a certificate (which certificate may be eliminated, narrowed in scope or qualified to the extent required by generally applicable accounting rules and guidelines) of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with this Agreement and, if a Covenant Trigger has occurred during the Fiscal Year relating to such statements, that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

(e) With each of the Financial Statements delivered pursuant to Sections 6.2(a), (b) and (c), a certificate of a Designated Financial Officer of the Borrowers setting forth in reasonable detail the calculation of the Fixed Charge Coverage Ratio during the period covered in such Financial Statements and as at the end thereof and, if the covenant set forth in Section 8.23 is being tested at the time of the delivery of such Financial Statements, a certification that the Obligors were in compliance with the covenant set forth in Section 8.23. With each of the Financial Statements delivered pursuant to Sections 6.2(b) and (c), a certificate of a Designated Financial Officer of the Borrowers containing an update of any changes in the landlord with respect to leased Real Estate (or the amount of rent payable with respect to leased Real Estate or delinquencies in the payment of rent with respect to leased Real Estate) or the bank accounts listed on Schedule 7.27, and stating that, except as explained in reasonable detail in such certificate, (i) all of the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (ii) each Obligor is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents (including, without limitation, a certification that no Obligor: has changed its legal name or jurisdiction of organization; changed the names under which it sells Inventory or creates Accounts; entered into any merger or acquisition; caused any Collateral to be located in a location not previously disclosed to the Agent in writing; formed any Subsidiary; or acquired any new material Proprietary Rights or made a filing of an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency), and (iii) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Obligors have taken or propose to take with respect thereto.

(f) As soon as available, but in any event not later than sixty (60) days after the close of each Fiscal Year, commencing with the fiscal year ending March 31, 2012, annual forecasts (to include forecasted consolidated and consolidating balance sheets, statements of operations and statements of cash flow) for the Obligors and their Subsidiaries as at the end of and for each month of such Fiscal Year.

(g) If requested by the Agent, promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Obligor (other than any annual report or other filing that is the subject of Section 6.3(l)).

(h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any Obligor or any Subsidiary with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by any Obligor or any Subsidiary to or from the holders of any equity interests of any Obligor (other than routine non-material correspondence sent by shareholders of any Obligor to such Obligor) or any such Subsidiary or of any Debt of any Obligor or any Subsidiary registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

(i) As soon as available, but in any event not later than 15 days after any Obligor’s receipt thereof, a copy of all management reports and management letters prepared for such Obligor by any independent certified public accountants of such Obligor.

(j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Obligor makes available to its shareholders.

(k) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by any Obligor or by any Subsidiary.

(l) (i) No later than the 15th day of each month, an updated Borrowing Base Certificate as of the last Business Day of the immediately preceding month, together with all supporting information with respect thereto as described in the following clause (ii), provided, however, that at any time Availability is less than the greater of (i) 12.5% of the Maximum Revolver Amount and (ii) $37,500,000, the Borrowers shall be required to deliver each Borrowing Base Certificate no later than each Wednesday which Borrowing Base Certificate shall be as of the prior Friday, together with all supporting information with respect thereto as described in the following clause (ii); provided, further, however, that the Borrowers shall be required to deliver such weekly Borrowing Base Certificates until the date upon which (A) Average Availability for the prior 60 consecutive days has been greater than or equal to the greater of (1) 12.5% of the Maximum Revolver Amount and (2) $37,500,000 and (B) no Default or Event of Default has occurred or is continuing.

(ii) In addition to the Borrowing Base, the Obligors shall provide the Agent with the following documents at the following times in form satisfactory to the Agent: (a) no later than the 15th day of each month, or more frequently if requested by the Agent in good faith, a schedule of the Obligors’ Accounts credits given, cash collected and other adjustments to Accounts since the last such schedule and a Borrowing Base Certificate; (b) on a monthly basis, by the 15th day of the following month, or more frequently if requested by the Agent in good faith, an aging of the Obligors’ Accounts, together with a reconciliation to the corresponding Borrowing Base and to the Obligors’ general ledger; (c) on a monthly basis by the 15th day of the month, or more frequently if requested by the Agent in good faith, an aging of the Obligor’s accounts payable; (d) on a monthly basis by the 15th day of the following month, or more frequently if requested by the Agent in good faith, a detailed of Eligible Accounts and Eligible Inventory; (e) on a monthly basis by the 15th day of the following month, or more frequently if requested by the Agent in good faith, Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base and to the Obligors’ general ledger; (f) upon request, copies of invoices in connection with the Obligors’ Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Obligors’ Accounts and for Inventory and Equipment acquired by the Obligors, purchase orders and invoices; (g) upon request, a statement of the balance of all assets and liabilities, however arising, which are due to a Obligor from, or which are due from a Obligor to, or which otherwise arise from any transaction by a Obligor with, any Affiliate of any Obligor; (h) such other reports as to the Collateral of the Obligors as the Agent shall reasonably request from time to time; and (i) with the delivery of each of the foregoing, a certificate of a Responsible Officer or a Designated Financial Officer certifying as to the accuracy and completeness of the foregoing. If any of the Obligors’ records or reports of the Collateral are prepared by an accounting service or other agent, the Obligors hereby authorize such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

(m) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Obligor or any Subsidiary; provided, however, that the Obligors shall not be obligated to provide any information under this clause (m) that would vitiate the attorney-client privilege, but in such event the Obligors will make available to the Agent, promptly following the Agent’s request, copies of all pleadings relating to the subject litigation.

6.3 Notices to the Lenders. The Obligors shall notify the Agent and the Lenders in writing of the following matters at the following times:

(a) Immediately after becoming aware of any Default or Event of Default;

(b) Immediately after becoming aware of the assertion by the holder of any Debt of any Obligor in a face amount in excess of $5,000,000 that a default exists with respect thereto or that such Obligor is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

(c) Promptly after becoming aware of any event or circumstance generally affecting the Obligors’ industry which could reasonably be expected to have a Materially Adverse Effect, and immediately after becoming aware of any other event or circumstance which could reasonably be expected to have a Material Adverse Effect (other than changes in general economic circumstances);

(d) Promptly after becoming aware of any pending or threatened action, suit, or proceeding, by any Person against any Obligor, or any pending or threatened investigation by a Governmental Authority involving any Obligor, which could reasonably be expected to have a Material Adverse Effect;

(e) Promptly after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Obligor in a manner which could reasonably be expected to have a Material Adverse Effect;

(f) Promptly after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Obligor which could reasonably be expected to have a Material Adverse Effect;

(g) Promptly after receipt of any written notice of any violation by any Obligor or any Subsidiary of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that any Obligor or any Subsidiary is not in compliance with any Environmental Law or is investigating any Obligor’s or any Subsidiary’s compliance therewith and such noncompliance could reasonably be expected to have a Material Adverse Effect;

(h) Promptly after receipt of any written notice that any Obligor or any Subsidiary is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Obligor or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $5,000,000;

(i) Promptly after receipt of any written notice of the imposition of any Environmental Lien against any property of any Obligor or any Subsidiary;

(j) Any change in any Obligor’s name, state of organization, locations of Collateral, or form of organization, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

(k) Within ten (10) Business Days after any Obligor or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

(l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within ten (10) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Obligor or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by any Obligor or any ERISA Affiliate, and (iv) a copy of each favorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code;

(m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within ten (10) Business Days after receipt thereof by any Obligor or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

(n) Within ten (10) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase one or more Obligor’s annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Obligor or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Obligor or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment;

(o) Within ten (10) Business Days after any Obligor or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan;

(p) Promptly after any Borrower has notified the Agent of any intention by such Borrower to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

(o) Promptly, in reasonable detail, of any Lien (other than Permitted Liens and other Liens permitted under Section 8.18) or claim made or asserted against any of the Collateral.

Each notice given under this Section 6.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the applicable Obligor, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE 7

GENERAL WARRANTIES AND REPRESENTATIONS

Each Obligor warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

7.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Obligor has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Obligor has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by such Obligor and constitute the legal, valid and binding obligations of such Obligor, enforceable against it in accordance with their respective terms. Each Obligor’s execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Obligor or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor is a party or which is binding upon it, (b) any Requirement of Law applicable to such Obligor or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Obligor or any of its Subsidiaries.

7.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (c), (d) and (e) of the definition of Permitted Liens and as otherwise provided in the Security Agreement, securing all of the Obligations, and enforceable against each Obligor and all third parties.

7.3 Organization and Qualification. Each Obligor (a) is duly organized or incorporated and validly existing and in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 7.3 (which are the only jurisdictions on the Closing Date in which such qualification is necessary in order for it to own or lease its property and conduct its business, other than those jurisdictions in which the failure to qualify could not reasonably be expected to have a Material Adverse Effect), and (c) has all requisite power and authority to conduct its business and to own its property.

7.4 Corporate Name; Prior Transactions. Except as set forth on Schedule 7.4, no Obligor has, during the five (5) years prior to the Closing Date, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

7.5 Subsidiaries and Affiliates. Schedule 7.5 sets forth a correct and complete list as of the Closing Date of the name and relationship to PSS of each and all of PSS’s Subsidiaries and other Affiliates. Each Subsidiary (a) is duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 7.5, (b) is qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and own its property.

7.6 Financial Statements and Projections.

(a) The Obligors have delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Obligors and their consolidated Subsidiaries as of March 30, 2011, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower’s independent certified public accountants, KPMG LLP. The Obligors have also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of operations and cash flows for the Obligors and their consolidated Subsidiaries as of August 26, 2011. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Obligors and their consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

(b) The Latest Projections when submitted to the Lenders as required herein represent the Obligors’ best estimate of the future financial performance of the Obligors and their consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Obligors believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders, it being understood that actual results may differ from projections.

7.7 Capitalization. Schedule 7.7 sets forth, as of the Closing Date, the number of authorized shares of capital stock or similar equity interests of each Obligor, the number of such shares or other interests that are outstanding, and the names of the record and beneficial owners of all such shares of the other Obligors (other than PSS). All such issued and outstanding shares or other interests are validly issued, fully paid and non-assessable.

7.8 Solvency. Each Obligor is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date, the issuance of any Letters of Credit to be issued on the Closing Date, and the guaranty obligations to be incurred on the Closing Date.

7.9 Debt. After giving effect to the making of the Loans to be made on the Closing Date, the Obligors and their Subsidiaries have no Funded Debt, except (a) the Obligations, (b) Funded Debt described on Schedule 7.9, and (c) other Permitted Debt.

7.10 Reserved.

7.11 Real Estate; Leases. Schedule 7.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by any Obligor or any Subsidiary, all leases and subleases of real or personal property held by any Obligor as lessee or sublessee (other than leases of personal property as to which an Obligor is lessee or sublessee for which the value of such personal property in the aggregate is less than $1,000,000), and all leases and subleases of real or personal property held by any Obligor as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the Obligors’ knowledge, no default by any party to any such lease or sublease exists, except in each case where the failure could not reasonably be expected to have a Material Adverse Effect. The applicable Obligor has good and marketable title in fee simple to the Real Estate identified on Schedule 7.11 as owned by such Obligor, or valid leasehold interests in all material Real Estate designated therein as “leased” by such Obligor, and each Obligor has good, indefeasible, and merchantable title to all of its other property reflected on the March 30, 2011 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

7.12 Proprietary Rights. Schedule 7.12 sets forth, as of the Closing Date, a correct and complete list of all of each Obligor’s Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 7.12 or as could not reasonably be expected to have a Material Adverse Effect. To the best of the Obligors’ knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person’s property, and no other Person’s property infringes on or conflicts with the Proprietary Rights, except, in each case, where such infringement or conflict could not reasonably be expected to have a Material Adverse Effect. The Proprietary Rights described on Schedule 7.12 constitute all of the property of such type necessary to the current and anticipated (as of the Closing Date) future conduct of the Obligors’ business.

7.13 Trade Names. All trade names or styles under which any Obligor or any Subsidiary sells Inventory or creates Accounts, as of the Closing Date, or to which instruments in payment of Accounts may be made payable, as of the Closing Date, are listed on Schedule 7.13.

7.14 Litigation. Except as set forth on Schedule 7.14, there is no pending, or, to the best of any Obligor’s knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or, to the best of any Obligor’s knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

7.15 Labor Disputes. Except as set forth on Schedule 7.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Obligor or any Subsidiary, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Obligor or any Subsidiary or for any similar purpose, and (d) there is no pending or (to the best of any Obligor’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting adversely any Obligor or any Subsidiary or their employees.

7.16 Environmental Laws. Except as set forth on Schedule 7.16 or as could not reasonably be expected to have a Material Adverse Effect:

(a) The Obligors and their Subsidiaries have complied in all material respects with all Environmental Laws and neither any Obligor nor any Subsidiary nor any of their presently owned real property or presently conducted operations, nor their previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or any settlement agreement with any private Person respecting (i) compliance with any Environmental Law, or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

(b) The Obligors and their Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Obligors and their Subsidiaries are in compliance with all material terms and conditions of such permits.

(c) Neither any Obligor nor any Subsidiary, nor, to the best of any Obligor’s knowledge, any of the predecessors in interest of any Obligor or any Subsidiary, has in violation of applicable law stored, treated or disposed of any hazardous waste.

(d) Neither any Obligor nor any Subsidiary has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

(e) To the best of any Obligor’s knowledge, none of the present or past operations of any Obligor or any Subsidiary is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

(f) There is not now, nor, to the best of any Obligor’s knowledge, has there ever been, on or in the Real Estate:

(i) any underground storage tanks or surface impoundments,

(ii) any asbestos-containing material, or

(iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

(g) Neither any Obligor nor any Subsidiary has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

(h) Neither any Obligor nor any Subsidiary has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Obligor or any Subsidiary with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

(i) None of the products manufactured, distributed or sold by any Obligor or any Subsidiary contain asbestos containing material.

(j) No Environmental Lien has attached to any Real Estate.

7.17 No Violation of Law. Neither any Obligor nor any Subsidiary is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

7.18 No Default. Neither any Obligor nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Obligor or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

7.19 ERISA Compliance.

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law, except for any non-compliance which could not reasonably be expected to result in a Material Adverse Effect. Each actively maintained Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS. Each terminating Plan, which is intended to qualify under Section 401(a) of the Code and which is currently maintained by the Obligors as a result of the stock purchase of its sponsoring corporation by the Obligors, has received or is scheduled to receive a favorable determination letter from the IRS. To the best knowledge of the Obligors, nothing has occurred which would cause the loss of qualification under Section 401(a) of the Code with respect to any such actively maintained or terminating Plan. Each Obligor and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of any Obligor, threatened claims, actions or lawsuits, or action by any Governmental Authority with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or, to the best knowledge of any Obligor, could reasonably be expected to result in a Material Adverse Effect.

(c) Except as could not reasonably be expected to result in a liability of the Obligors in excess of $10,000,000, (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither any Obligor nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

7.20 Taxes. Each Obligor and each Subsidiary has filed all federal and other tax returns and reports required to be filed and has paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon such Obligor or Subsidiary or its properties, income or assets otherwise due and payable, unless such unpaid taxes and assessments would constitute a Permitted Lien.

7.21 Regulated Entities. Neither any Obligor, any Person controlling any Obligor, nor any Subsidiary is an “Investment Company” within the meaning of the Investment Company Act of 1940. No Obligor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness or enter into any Guaranty.

7.22 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely to pay transaction fees and expenses incurred in connection with the closing of this Agreement, for working capital purposes, general corporate purposes and for expenditures for other lawful purposes of the Borrowers to the extent such expenditures are not prohibited by this Agreement or any applicable law. Neither any Obligor nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

7.23 Senior Convertible Notes Indentures. Each Obligor party thereto is in compliance with all terms and conditions of the Senior Convertible Notes Indenture.

7.24 No Material Adverse Change. No Material Adverse Effect has occurred since March 30, 2011. If a fact or circumstance disclosed in the Financial Statements referred to in Section 7.6(a) or one of the Schedules hereto, or an action, suit, proceeding or other matter disclosed in Schedule 7.14 or 7.16, should in the future have a Material Adverse Effect, such Material Adverse Effect shall constitute a change or event subject to this Section 7.24, notwithstanding any such disclosure.

7.25 Full Disclosure. None of the representations or warranties made by any Obligor or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Obligor or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Obligor to the Lenders prior to the Closing Date), when taken as a whole with all statements contained in all such materials delivered by the Obligors, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

7.26 Material Agreements. Schedule 7.26 hereto sets forth as of the Closing Date all Material Agreements to which any Obligor or any Subsidiaries is a party or is bound as of the date hereof.

7.27 Bank Accounts. Schedule 7.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by any Obligor with any bank or other financial institution and a brief description of the purpose of each such bank account.

7.28 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement or any other Loan Document, except for filings necessary to perfect the Agent’s Liens and routine filings by PSS under the Exchange Act to comply with reporting obligations thereunder.

7.29 Tax Shelter Regulations. The Borrowers do not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. If any Borrower so notifies the Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Loans and/or its interest in Swingline Loans and/or Agent Advances and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

7.30 Location of Collateral. Schedule 7.30 is a correct and complete list, as of the Closing Date, of each Obligor’s chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all its other places of business, in each case as of the date hereof and during the past four months; and (ii) Schedule 7.30 correctly identifies as of the date hereof any of such facilities and locations that are not owned by a Obligor and sets forth (A) the names of the or sublessors of such facilities and locations, (B) identifies any warehousemen, processors, agents or other bailees in possession or control of any Collateral and the location of such Collateral, and (C) the monthly rent payable with respect to each such facility.

7.31 Jurisdiction of Organization. Schedule 7.31 identifies (a) the jurisdiction in which each Obligor is or organized, and (b) the organizational identification number of each Obligor, if any, provided by such jurisdiction of incorporation or organization.

7.32 Title To, Liens on and Sale and Use of Collateral. All of the Collateral is and will continue to be owned by the Obligors free and clear of all Liens whatsoever, except for Permitted Liens and Liens permitted by Section 8.18; (b) the Agent’s Liens in the Collateral will not be subject to any Lien except for those Liens identified in clauses (c), (d), (e) and (j) of the definition of Permitted Liens and Liens permitted by Section 8.18(c) and Section 8.18(d); and (c) the Obligors will use, store, and maintain the Collateral in compliance with this Agreement.

7.33 Accounts. With respect to such Accounts constituting Eligible Accounts, (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease delivery of goods by such Obligor, or rendition of services by such Obligor, in the ordinary course of such Obligor’s business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim known to any Obligor, except those disclosed to the Agent and the pursuant to this Agreement; (iii) no payment will received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in Borrowing Base Certificates delivered in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by such Obligor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of such Obligor described in each invoice will have been performed. This representation and warranty shall not be deemed to be false if, after inclusion of any Account as an Eligible Account, the representations and warranties relating thereto cease for any reason to be correct; provided, however, that such Account shall immediately thereafter cease to constitute an Eligible Account.

7.34 Inventory. All of the Inventory owned by each Obligor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Obligor’s business, and all Eligible Inventory is and will be fit for such purposes. The representations and warranties with respect to Eligible Inventory in this Section 7.34 shall not be deemed to be if, after inclusion of an item of Inventory as Eligible Inventory the representations and warranties relating thereto shall cease to be correct for any reason; provided, however, that such item of Inventory shall immediately thereafter cease to constitute Eligible Inventory.

7.35 Documents, Instruments, and Chattel Paper. All Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine. All goods evidenced by such Documents, Instruments, and Chattel Paper are and will be owned by the Obligors, free and clear of all Liens other than Permitted Liens and other Liens permitted Section 8.18.

7.36 Patent, Trademark and Copyright Collateral. On the date hereof, such Obligor does not have any interest in, or title to, any registered Patent, Trademark or Copyright except as set forth Schedule 7.36 hereto. This Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreement with the United States Copyright Office and the filing of appropriate financing statements, perfected Liens in favor of the Agent on such Obligor’s patents, trademarks and registered copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from such Obligor. Upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Trademark Security Agreement with the United States Patent and Trademark Office and the filing of appropriate financing statements, all actions necessary or desirable to protect and perfect the Agent’s Lien on such Obligor’s patents, trademarks or registered copyrights shall have been duly taken.

ARTICLE 8

AFFIRMATIVE AND NEGATIVE COVENANTS

Each Obligor covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

8.1 Taxes and Other Obligations. Each Obligor shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all material taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons; provided, however, so long as such Obligor has notified the Agent in writing, neither such Obligor nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Obligor or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

8.2 Legal Existence and Good Standing. Each Obligor shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

8.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Obligor shall comply, and shall cause each Subsidiary to comply, with all Applicable Law of any Governmental Authority having jurisdiction over it or its business (including the ERISA, Federal Fair Labor Standards Act, all Environmental Laws, OSHA and Anti-Terrorism Laws and laws regarding collection and payment of Taxes and maintain all approvals of Governmental Authorities necessary to the ownership of its properties or conduct of its business), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Obligor shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

8.4 Maintenance of Property; Inspection of Property.

(a) Each Obligor shall, and shall cause each of its Material Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

(b) Each Obligor shall permit representatives and independent contractors of the Agent (at the expense of the Obligors) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrowers’ Agent; provided, however, (i) if no Event of Default exists, the Obligors shall not be responsible for the expense of more than one (1) such inspection and audit per calendar year (or two times per calendar year if Excess Availability is less than the greater of (a) 40% of the Maximum Revolver Amount and (b) $75,000,000) unless an Event of Default exists), (ii) when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Obligors at any time during normal business hours and without advance notice, and (iii) the Obligors shall be entitled to have a representative present at all such inspections, visits and discussions.

(c) The Borrowers shall cooperate with the Agent and its representatives and independent contractors (such cooperation to include the Borrowers making their books and records, Collateral and personnel available to the Agent and its representatives and independent contractors) in order to enable the Agent to obtain an Appraisal of the Borrowers’ Inventory (a) on or about the Closing Date and (b) at such times thereafter as the Agent, in its sole discretion, may request; provided that if Availability is less than the greater of (x) 50% of the Maximum Revolver Amount and (y) $100,000,000, at least one Appraisal per calendar year will be conducted; provided, further, that if Availability is less than the greater of (x) 25% of the Maximum Revolver Amount and (y) $50,000,000, at least two (2) Appraisals per calendar year will be conducted. The Agent shall select any and all appraisers in its sole discretion. The Borrowers will not be obligated to reimburse the Agent for its reasonable out-of-pocket costs and expenses actually incurred in connection with such Appraisals unless an Event of Default exists at the time of such Appraisal (in which case the Agent and its representatives may do any of the foregoing at the expense of the Obligors at any time during normal business hours and without advance notice); provided that if Availability is less than the greater of (x) 50% of the Maximum Revolver Amount and (y) $100,000,000, Borrowers shall be required to reimburse the Agent for one (1) Appraisal per calendar year; provided, further, that if Availability is less than the greater of (x) 25% of the Maximum Revolver Amount and (y) $50,000,000, Borrowers shall be required to reimburse the Agent for two (2) Appraisals per calendar year.

8.5 Insurance.

(a) Each Obligor shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types and in such amounts (with the amount of any such insurance on Inventory to be reasonably satisfactory to the Agent) as is customary for Persons engaged in the same or similar business, under policies reasonably acceptable to the Agent. Each Obligor shall also maintain flood insurance (through its umbrella policy or otherwise) for its Inventory and Equipment which is, at any time, located in an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area, provided that no such flood insurance shall be required for locations designated as Flood Zone A5 by the Federal Emergency Management Agency.

(b) Each Obligor shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days’ prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Obligor or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the applicable Obligor when due, and certificates of insurance and photocopies of the policies shall be delivered to the Agent. If any Obligor fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans upon three Business Days’ notice to the Borrowers’ Agent (no such notice to be necessary in the case of the Obligors’ failure to pay premiums when due).

8.6 Insurance and Condemnation Proceeds. The Obligors shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance, with a value in excess of $5,000,000. So long as no Event of Default or Dominion Trigger Period exists, the Obligors may collect all insurance and condemnation proceeds and deal with the applicable insurers in good faith, provided that after the occurrence of (a) a Dominion Trigger, all proceeds thereof shall be applied to the Obligations in accordance with Section 3.1(d) or (b) an Event of Default, all proceeds thereof shall be applied to the Obligations in accordance with Section 3.6. While an Event of Default or Dominion Trigger Period exists, the Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, to the Obligations in accordance with Section 3.1(d) or Section 3.6, as applicable.

8.7 Environmental Laws.

(a) Each Obligor shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Obligor shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and shall regularly report to the Agent on such response.

(b) Without limiting the generality of the foregoing, each Obligor shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue as to which notification was given (or required to be given) pursuant to Section 6.3. In connection with the foregoing, the Agent or any Lender may request copies of technical reports prepared by any Obligor and its communications with any Governmental Authority to determine whether such Obligor or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. In connection with any alleged noncompliance or environmental liability which may result in liability in excess of $5,000,000, each Obligor shall, at the Agent’s or the Required Lenders’ request and at no cost or expense to the Agent or any Lender, (i) retain an independent environmental engineer reasonably acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with

Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

(c) If the Agent has reasonable cause to believe that, as a result of non-compliance with Environmental Laws, the Obligors may have liability in excess of $5,000,000, the Agent may exercise its rights under this Section 8.7(c). The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of any Obligor is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent’s Liens and preserving the Agent’s and the Lenders’ rights under the Loan Documents. No site visit, observation or testing by the Agent or any Lender will result in a waiver of any default of any Obligor or impose any liability on the Agent or any Lender. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. No Obligor nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect any Obligor or any other party against, or to inform any Obligor or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to the Obligors or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent, provided, however, that the Agent shall give the Borrowers’ Agent reasonable advance written notice to the extent practicable of any disclosure to be made by the Agent to any third party, which notice shall include the basis for the conclusion that such disclosure is legally required. The Obligors understand and agree that the Agent makes no warranty or representation to any Obligor or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Obligors also understand that depending on the results of any site visit, observation or testing by the Agent and disclosed to any Obligor, the Obligors may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Obligors without advice or assistance from the Agent. In each instance, the Agent will give the Obligors reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this Section 8.7(c). The Agent will make reasonable efforts to avoid interfering with the Obligors’ use of the Real Estate or any other property in exercising any rights provided hereunder. Notwithstanding anything to the contrary set forth herein, the Agent shall secure from its representatives customary indemnification, liability insurance and confidentiality protections.

8.8 Compliance with ERISA. Each Obligor shall, and shall cause each of its ERISA Affiliates, except where the failure to do so could not reasonably by expected to have a Material Adverse Effect, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

8.9 Mergers, Consolidations or Sales. Neither any Obligor nor any Subsidiary shall enter into any Asset Dispositions or agree to enter into any Asset Disposition except Permitted Asset Dispositions. During a Dominion Trigger Period or upon the occurrence of an Event of Default, all proceeds of Asset Dispositions shall be applied to the Obligations in accordance with Section 3.1(d) or Section 3.6, as applicable.

8.10 Distributions; Restricted Investments. Neither any Obligor nor any Subsidiary shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except for Permitted Distributions, or (b) make any Restricted Investment.

8.11 Reserved.

8.12 Guaranties. Neither any Obligor nor any Subsidiary shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Obligations in favor of the Agent, (b) any Guaranty in respect of Funded Debt otherwise permitted under Section 8.13, (c) Guaranties by Foreign Subsidiaries of Funded Debt and other obligations or liabilities of other Foreign Subsidiaries, and (d) Guaranties by any Obligor of any obligation or liability of any other Obligor that is not prohibited by this Agreement.

8.13 Funded Debt. Neither any Obligor nor any Subsidiary shall incur or maintain any Funded Debt, other than, without duplication, the following (Funded Debt permitted under this Section 8.13 is hereafter referred to as “Permitted Debt”):

(a) the Obligations;

(b) Funded Debt described on Schedule 7.9;

(c) Capital Leases of Equipment and purchase money secured Funded Debt incurred to purchase or refinance the purchase of Equipment or other fixed assets, provided that Liens securing the same attach only to the Equipment or other fixed assets acquired by the incurrence of such Funded Debt;

(d) any Refinancing by an Obligor or any Subsidiary of Debt incurred in accordance with this Section 8.13; provided that (i) the principal amount of such Refinanced Debt is not increased (except to the extent of interest, fees, expenses and premiums financed with such Refinancing), (ii) the Liens, if any, securing such Refinanced Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refinanced, (iii) no Person that is not an obligor or guarantor of such Debt shall become an obligor or guarantor of such Refinanced Debt unless such Person is an Obligor hereunder; and (iv) the terms of such refunding, renewal or extension, taken as a whole, are no less favorable to the Obligors, the Agent or the Lenders than the original Debt;

(e) intercompany Funded Debt among the Borrowers and their Subsidiaries to the extent the Investment represented thereby is permitted under Section 8.10 and such Funded Debt is subordinated to the repayment of the Obligations at least to the extent set forth in Section 14.5;

(f) Funded Debt incurred in connection with a Permitted Acquisition, to the extent permitted under the definition of Permitted Acquisition that consists of (i) Funded Debt existing prior to the consummation of the Permitted Acquisition (and not incurred in contemplation thereof) that is permitted to be assumed by the Obligors pursuant to clause (c) above or otherwise does not exceed, in the aggregate, $25,000,000 and does not constitute a revolving credit facility, (ii) Funded Debt that constitutes a term loan so long as (1) the terms thereof are reasonably acceptable to the Agent and (2) prior to the making of such term loan, the Agent and the holder of such term debt enter into an intercreditor and lien subordination agreement reasonably acceptable to the Agent, and (iii) Funded Debt acceptable to the Agent that is incurred in favor of the seller in such Permitted Acquisition as a portion of the purchase price for such Permitted Acquisition, including all Funded Debt under non-compete arrangements entered into in connection with such Permitted Acquisition that is acceptable to the Agent;

(g) Guaranties and other recourse obligations of any Borrower to any Person that provides financing (whether in the form of a loan or a lease transaction) to one or more customers of Borrowers in order to enable such customers to pay all or a portion of the purchase price for Inventory sold by one or more Borrowers to such customers in the ordinary course of business;

(h) Funded Debt incurred pursuant to the Senior Convertible Notes and the Senior Convertible Notes Indenture;

(i) so long as no Default or Event of Default has occurred and is continuing, Funded Debt incurred in connection with the issuance of senior unsecured notes, that is not secured by any Lien, in an aggregate amount outstanding at any time not to exceed $300,000,000;

(j) so long as the Specified Payment Conditions are satisfied, Funded Debt that is not secured by any Lien so long as (A) the documents evidencing such Funded Debt contain no scheduled or mandatory prepayments of such Debt prior to the Stated Termination Date (other than prepayments required pursuant to such documents upon the occurrence of a Change of Control or an Asset Disposition), (B) such Funded Debt does not mature prior to the Stated Termination Date and (C) Borrowers have demonstrated pro forma compliance with all financial covenants contained in the documents evidencing such Funded Debt.

(k) Guaranties permitted by Section 8.12;

(l) Funded Debt of Foreign Subsidiaries in an aggregate amount outstanding at any time not to exceed the sum of (i) 85% of the accounts of such Foreign Subsidiaries and (ii) 65% of the net book value of the inventory of such Foreign Subsidiaries;

(m) Real Estate Financing, in an aggregate amount outstanding at any time not to exceed $20,000,000;

(n) other Funded Debt, that is not secured by any Lien, in an aggregate amount outstanding at any time not to exceed $5,000,000; and

(o) Funded Debt in an aggregate amount at any time not to exceed $120,000 in respect of the letter of credit issued by USAmeriBank for the account of the Obligors for so long as such letter of credit remains outstanding.

8.14 Prepayment. Neither any Obligor nor any Subsidiary shall voluntarily prepay any Funded Debt, except: (a) the Obligations in accordance with the terms of this Agreement; (b) in connection with Refinancings permitted under Section 8.13(d); (c) intercompany Funded Debt, provided no such intercompany Funded Debt will be prepaid to any non-Obligor if an Event of Default exists; (d) non-cash conversions of all or part of the Funded Debt outstanding under the Senior Convertible Notes into equity securities of PSS in accordance with the terms of the Senior Convertible Notes Indenture; (e) prepayments of Funded Debt assumed in any Permitted Acquisition up to $25,000,000 if the Payment Conditions are satisfied at the time of such prepayment and after giving effect to such prepayment; (f) Permitted SCN Redemptions; (g) Capital Leases; and (h) any other prepayment of Funded Debt permitted under Section 8.13 made if the Payment Conditions are satisfied at the time of such prepayment and after giving effect to such prepayment.

8.15 Transactions with Affiliates. Except as set forth below, neither any Obligor nor any Subsidiary shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the following shall be permitted: (a) transactions with Affiliates expressly permitted hereunder with respect to Affiliates, (b) transactions set forth on Schedule 8.15, (c) compensation and indemnity arrangements with officers, directors and employees in the ordinary course of business, (d) transactions among Borrowers, (e) Permitted Distributions, (f) transactions relating to the issuance of capital stock or other equity interests of an Obligor to the extent otherwise permitted under this Agreement and (g) while no Event of Default has occurred and is continuing, the Obligors and their Subsidiaries may engage in transactions with Affiliates in the ordinary course of business on terms no less favorable to the Obligors and their Subsidiaries than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate. The terms of all such transactions shall be made available to the Agent upon request.

8.16 Investment Banking and Finder’s Fees. Neither any Obligor nor any Subsidiary shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement, other than under the Fee Letter. The Obligors shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that any Obligor is obligated to pay for any such fees, and all costs and expenses (including attorneys’ fees) incurred by the Agent and/or any Lender in connection therewith.

8.17 Business Conducted. The Obligors shall not, and shall not permit any Subsidiary to, engage, directly or indirectly, in any line of business other than the businesses in which the Obligors and their Subsidiaries are engaged on the Closing Date and businesses reasonably incidental or reasonably relating thereto and reasonable extensions thereof.

8.18 Liens. Neither any Obligor nor any Subsidiary shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except (a) Permitted Liens, (b) Liens, if any, in effect as of the Closing Date described in Schedule 7.9 securing Debt described in Schedule 7.9, (c) Liens securing Capital Leases and purchase money Debt permitted under Section 8.13, (d) Liens securing Debt permitted under Section 8.13(f)(i) or (ii), provided that such Liens do not cover or relate to any Inventory or Accounts or any assets other than the assets acquired pursuant to such Permitted Acquisition, (e) Liens securing Debt permitted under Section 8.13(l), provided that such Liens cover only assets of the Foreign Subsidiaries who are obligated on such Debt, (f) Liens securing liabilities, obligations and indebtedness of any Obligor or any Subsidiaries in an aggregate amount outstanding at any time not to exceed $20,000,000 so long as (i) if requested by Agent, the holder of any such liability, obligation or indebtedness has entered into an intercreditor and lien subordination agreement reasonably acceptable to the Agent and (ii) such Liens do not cover or relate to any Inventory or Accounts, (g) Liens securing Real Estate Financing permitted under Section 8.13(m), provided that such Liens cover only Real Estate and (h) Liens in cash or Cash Equivalents in favor of USAmeriBank in an aggregate amount at any time not to exceed $120,000 as security for the Obligors’ obligations with respect to the letter of credit issued by USAmeriBank for the account of the Obligors for so long as such letter of credit remains outstanding.

8.19 Sale and Leaseback Transactions. Neither any Obligor nor any Subsidiary shall, directly or indirectly, enter into any arrangement with any Person providing for such Obligor or such Subsidiary to lease or rent property that such Obligor or such Subsidiary has sold or will sell or otherwise transfer to such Person, other than sale and leaseback transactions where, after giving effect thereto, Availability exceeds the greater of 15.0% of the Maximum Revolver Amount or $45,000,000.

8.20 New Subsidiaries. Neither any Obligor nor any Subsidiary shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary unless the Obligors have complied with the provisions of Section 8.32.

8.21 Fiscal Year. The Obligors shall not change their Fiscal Year.

8.22 Reserved.

8.23 Fixed Charge Coverage Ratio. Upon the occurrence of a Covenant Trigger, the Borrowers will demonstrate that Fixed Charge Coverage Ratio as of the most recent fiscal month end for which Financial Statements have been (or were required to be) delivered hereunder for the twelve fiscal months then ended and as of each month end thereafter for the twelve months then ended was at least 1.00 to 1.00; provided, that following the occurrence of a Covenant Trigger, the requirement to comply with the foregoing financial covenant will remain in effect unless and until Borrowers have maintained Availability in an amount greater than or equal to the greater of (a) 10% of the Maximum Revolver Amount and (b) $30,000,000 for a period of 90 consecutive days following the Covenant Trigger.

8.24 Reserved.

8.25 Use of Proceeds. The proceeds of the Loans shall be used solely to pay transaction fees and expenses incurred in connection with the closing of this Agreement, to finance ongoing working capital needs, for general corporate purposes, and for expenditures for other lawful purposes of the Borrowers to the extent such expenditures are not prohibited by this Agreement or any applicable law. The Obligors shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance Debt of any Obligor or any other Person incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

8.26 Location of Collateral. Each Obligor covenants and agrees that it will not (i) maintain any Collateral (other than Inventory and Equipment in transit in the ordinary course of business) at any location other than the current locations of Collateral listed for such Obligor on Schedule 7.30, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified Schedule 7.30, unless, in each case, it promptly gives the Agent prior written notice thereof and executes any and all documents that the Agent reasonably requests in connection therewith. The Obligors also agree to provide the Agent, together with each delivery of the certificate described in Section 6.2(e), with written notice of any change in the amount of rent payable with respect to any Real Estate leased by any Obligor, or any change in the landlord with respect to such leased Real Estate. Without limiting the foregoing, each Obligor represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (x) on premises owned by such Obligor; (y) on premises leased by such Obligor, provided that (1) the Agent has received an executed landlord waiver from the of such premises in form and substance to the Agent, or (2) the Obligors shall have provided the Agent with the location of such leased premises, the monthly rental payment with respect thereto and such other information reasonably requested by the Agent in order to enable the Agent to establish a Reserve with respect to such leased premises; or (z) in a warehouse or with a bailee, provided that the Agent has received an executed bailee letter from the applicable Person in form and substance satisfactory to the Agent.

8.27 Accounts.

(a) If any Obligor becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor thereon involving an amount greater than $500,000, including information regarding the Account Debtor’s creditworthiness, such Obligor will promptly either: (i) so advise the Agent, and the Agent shall determine whether or not to exclude such Account from Eligible Accounts or (ii) unilaterally remove such Account from the Borrowing Base.

(b) No Obligor shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account during the existence of an Event of Default, or any Eligible Account at any time, without the Agent’s written consent. If any Obligor accepts any such note or instrument, it shall be considered as evidence of the Account and not payment thereof and such Obligor will promptly deliver such instrument to the Agent, endorsed by such Obligor to the Agent in a manner satisfactory in form and substance to the Agent.

(c) The Obligors shall either: (i) notify the Agent promptly of all disputes and claims in excess of $500,000 with any Account Debtor or (ii) remove the Account of such Account Debtor from the Borrowing Base, and the Obligors agree to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit, allowance, extension or modification shall be granted to any such Account Debtor without the Agent’s prior written consent, except for discounts, credits, allowances, extensions and modifications made or given in the ordinary course of the applicable Obligor’s business when no Event of Default exists (unless such Account is removed from the Borrowing Base). The Obligors shall send the Agent a copy of each credit memorandum in excess of $500,000 as soon as issued, and the Obligors shall promptly report that credit on Borrowing Base Certificates submitted by them. The Agent may at all times when an Event of Default exists hereunder settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Obligors’ Loan Account with the net amounts received by the Agent in payment of any Accounts.

(d) If an Account Debtor returns any Inventory to any Obligor when no Event of Default exists, then such Obligor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Obligors shall immediately report to the Agent any return involving an amount in excess of $500,000 or remove such Inventory from the Borrowing Base. In the event any Account Debtor returns Inventory to any Obligor when an Event of Default exists, the Obligors, upon the of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of their other property; (iii) dispose of the returned Inventory solely according to the Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent’s prior written consent. All returned Inventory shall be subject to the Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such Inventory and such shall not be Eligible Inventory.

8.28 Inventory.

(a) No Obligor will, without prior written notice to the Agent, acquire or accept any Inventory on consignment or approval that is included in the Borrowing Base; provided that any Inventory acquired or accepted on consignment or approval shall be segregated from all other property of the Obligors and readily identifiable from all Collateral. Each Obligor agrees that Inventory produced by such Obligor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and rules, regulations and orders thereunder. The Obligors will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. The Obligors will maintain a perpetual inventory reporting system at all times. The Obligors will not, without the Agent’s written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis (unless such Inventory is excluded from the Borrowing Base and segregated from all other property of the Obligors and readily identifiable from all Collateral), except that nothing herein shall prevent any Obligor from accepting returns of Inventory as a business accommodation to its customers in accordance with past practices, and the Obligors shall comply with Section 8.27(d) with respect to such returns. No returned Inventory shall constitute Eligible Inventory; provided, however, that the Agent, in its discretion, may elect to permit returned Inventory which is in readily condition to constitute Eligible Inventory if such Inventory would otherwise constitute Eligible Inventory. Nothing in this Agreement shall preclude any Obligor from loaning Inventory to customers in the ordinary course of business in connection with repair of goods sold by any Obligor (it being understood that such Inventory on loan shall not constitute Eligible Inventory and that the Obligors shall, upon the request of the Agent following an Event of Default, promptly provide the Agent with such financing statements, acknowledgments and other items which the Agent deems necessary to cause the Agent to have a first-priority perfected security interest in such Inventory).

(b) In connection with all Inventory financed by Letters of Credit, the Obligors will, at the Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent’s order, and if they shall come into any Obligor’s possession, to deliver them, upon request, to the Agent in their original form. The Obligors shall also, at the Agent’s request, designate the Agent as the consignee on all bills of lading and other negotiable and nonnegotiable documents.

8.29 Reserved.

8.30 Patent, Trademark and Copyright Collateral.

(a) The Obligors shall, together with each delivery of the certificate described in Section 6.2(e) notify the Agent if any Obligor knows or has reason to know that any application or registration relating to any material patent, trademark or copyright of any Obligor (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Obligor’s ownership of any patent, trademark or copyright, its right to register the same, or to keep and maintain the same that would have a Material Adverse Effect.

(b) The Obligors shall, together with each delivery of the certificate in Section 6.2(e), notify the Agent of the filing by any Obligor of any application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, and the Obligors shall execute and deliver any and all agreements and other documents as the Agent may request to evidence the Agent’s Lien on such patent, trademark or copyright, and the General Intangibles of such Obligor relating thereto or represented thereby.

(c) The Obligors shall take all commercially reasonable actions necessary or requested by the Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Obligors shall determine that such patent, trademark or copyright is not material to the conduct of their business.

8.31 Limitation on Liens on Collateral. The Obligors will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens and other Liens permitted under Section 8.18, and will defend the right, title and interest of the Agent and the Lenders in and to any of the Obligors’ rights under the Collateral against the claims and demands of all Persons whomsoever.

8.32 New Material Subsidiaries and Foreign Subsidiaries.

(a) With respect to any new Material Subsidiary (other than any Foreign Subsidiary) created or acquired after the Closing Date by any Obligor or any of its domestic Subsidiaries, promptly (and in any event within sixty (60) Business Days of the creation or acquisition of such Material Subsidiary): (i) execute and deliver to the Agent such supplements or amendments to this Agreement or the other Loan Documents as Agent in good faith deems necessary or advisable to grant to the Agent, for the benefit of the Secured Parties, a perfected first priority Lien in the equity interests of such new Material Subsidiary that is owned by such Obligor or any of its domestic Subsidiaries, (ii) deliver to the Agent any certificates representing such equity interests, together with an undated stock or other applicable transfer powers, executed in blank and delivered by a duly authorized officer of such Obligor or any such domestic Subsidiary, (iii) cause such new Material Subsidiary to (A) become a Borrower (or, if the Agent requires, a Guarantor) under this Agreement, (b) take such actions as the Agent in good faith deems are necessary or appropriate to grant to the Agent, for the benefit of the Secured Parties, a perfected first priority Lien in the Collateral in which such new Material Subsidiary has an interest, including the filing of UCC financing statements is such jurisdictions as may be deemed necessary or appropriate by the Agent and (C) deliver to the Agent a perfection certificate of such new Material Subsidiary in form and substance reasonably satisfactory to the Agent, duly executed on behalf of such Material Subsidiary and (iv) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance substantially similar to the legal opinions delivered pursuant to Section 9.1(e) and otherwise in form and substance, and from counsel, reasonably satisfactory to the Agent.

(b) With respect to any new first-tier Foreign Subsidiary that constitutes a Material Subsidiary created or acquired after the Closing Date by any Obligor or any of its Subsidiaries, promptly (and in any event within sixty (60) Business Days) after the creation or acquisition of such Foreign Subsidiary: (i) execute and deliver to the Agent such supplements or amendments to this Agreement and the other Loan Documents as the Agent in good faith deems necessary or appropriate to grant to the Agent, for the benefit of the Secured Parties, a perfected first priority Lien in the equity interests of such new Subsidiary that is owned by any such Obligor (provided, that in each case such pledge shall be limited to 66% of the outstanding voting equity interests of any Foreign Subsidiary), and (ii) deliver to the Agent any certificates representing such equity interests, together with undated stock or other applicable transfer powers, executed in blank and delivered by a duly authorized officer of such Obligor and take such other action as the Agent in good faith deems necessary or appropriate to perfect the Agent’s security interest therein.

8.33 Further Assurances. The Obligors shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request in good faith to carry out the terms and conditions of this Agreement and the other Loan Documents.

ARTICLE 9

CONDITIONS OF LENDING

9.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

(a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Obligors shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Obligors before or on such Closing Date. Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note.

(b) Upon making the Revolving Loans (including such Revolving Loans made to finance any amounts due under the Fee Letter or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement or any other Loan Document) and with all obligations of the Obligors current in accordance with historical practices, Availability shall be at least $150,000,000.

(c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

(d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

(e) The Agent and the Lenders shall have received such opinions of counsel for the Obligors as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

(f) The Agent shall have received:

(i) proper financing statements in appropriate form for filing under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent’s Liens; and

(ii) duly executed UCC-3 Termination Statements and such other instruments, or duly executed payoff letters obligating the secured parties thereunder to provide such UCC-3 Termination Statements and instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Obligors except Permitted Liens.

(g) The Obligors shall have paid all fees and expenses of the Agent and the Lenders and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced with reasonably requested supporting information.

(h) The Agent shall have received evidence, in form, scope, and substance reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement and a lender’s loss payable endorsement naming Agent as lender’s loss payee, in form, scope and substance satisfactory to the Agent.

(i) The Agent, the Arranger and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Obligors and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Accounts and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

(j) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

(k) Since Mach 30, 2011, no event has occurred and is continuing which has had or could have a Material Adverse Effect.

(l) No Default or Event of Default exists under the Existing Credit Agreement.

(m) Agent and each Lender shall have received final credit approval.

(n) The absence of any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that in the opinion of the Agent and Lead Arranger (i) could reasonably be expected to have a Material Adverse Effect or (ii) could reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement.

(o) Borrowers shall have obtained consents and approvals from all Governmental Authorities and other third parties that are necessary or appropriate in connection with this Agreement and the transactions contemplated by this Agreement, including any consent needed under the Senior Convertible Notes Indenture, if any.

(p) Each of the Obligors is Solvent.

(q) Without limiting the generality of the items described above, the Obligors and each other Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent) the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the “Closing Checklist” delivered by the Agent (or its counsel) to PSS (or its counsel) prior to the Closing Date.

The acceptance by any Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Obligors to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the Closing Date, to such effect.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (x) all conditions precedent in this Section 9.1 have been fulfilled to the satisfaction of such Lender, (y) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 9.1, and (z) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

9.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial and all subsequent Revolving Loans, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a) The following statements shall be true, and the acceptance by any Obligor of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii), (iii) and (iv) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Obligors that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(ii) No Default or Event of Default has occurred and is continuing or would result from such extension of credit;

(iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect; and

(iv) Each of the Obligors is Solvent.

(b) No such Borrowing shall exceed Availability; provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders’ Pro Rata Share of any Swingline Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

ARTICLE 10

DEFAULT; REMEDIES

10.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a) any failure by any Obligor to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder or under any of the Obligations when due, whether upon demand or otherwise and, in the case of interest, such amount is not paid within three (3) Business Days of the due date thereof;

(b) any representation or warranty made or deemed made by any Obligor or any Subsidiary in this Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Obligor or any Subsidiary at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.3, 8.2, 8.5, 8.9 through 8.32 of this Agreement; (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 6.2 or 6.3 and such default shall continue for five (5) Business Days or more (or, in the event of the occurrence of any default in the observance or performance of the covenant and agreement contained in Section 6.2(l) at a time when, pursuant to such section, the Borrowing Base Certificates are being delivered weekly, such default shall continue for two (2) days or more); or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, and such default shall continue for thirty (30) days or more;

(d) any default shall occur with respect to any Debt (other than the Obligations but including, without limitation, the Debt under the Senior Convertible Notes) of any Obligor or any Subsidiary in an outstanding principal amount which exceeds $10,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Obligor or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided, however, in the case of Debt consisting solely of obligations of an Obligor under a non-compete agreement, if such Obligor defaults in the payment of such obligations in response to the counter-party’s violation of its non-compete agreement, such default shall not constitute an Event of Default under this clause (d) so long as such Obligor is contesting in good faith any action or claim brought by such counter-party as a result of such default;

(e) any Obligor or any of its Material Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Obligor or any Material Subsidiary or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Obligor or any Material Subsidiary or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Obligor or any of its Subsidiary;

(h) any Obligor or any Material Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, except as permitted under Sections 8.9(j) or 8.10, unless the assets of such Obligor are distributed to another Obligor;

(i) all or any material part of the property of the Obligors having a value in excess of $10,000,000, taken as a whole, shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any such Obligor shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

(j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Obligor;

(k) one or more judgments, orders, decrees or arbitration awards is entered against any Obligor or any Subsidiary involving in the aggregate liability as to any single or related or unrelated series of transactions, incidents or conditions, of $10,000,000 or more (to the extent not paid or fully covered by insurance provided by a carrier that has acknowledged coverage and has the ability to perform), and the same shall remain unsatisfied, unvacated, unbonded and unstayed pending appeal for a period of thirty (30) days (or such longer period expressly contemplated by the terms thereof during which a stay against enforcement is in effect) after the entry thereof;

(l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Obligor or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

(m) there is filed against any Obligor or any Subsidiary any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

(n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien of the Agent with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

(o) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Obligor or any Subsidiary under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000; or (iii) any Obligor or any Subsidiary or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $10,000,000; or

(p) there occurs a Change of Control.

10.2 Remedies.

(a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Borrower or other Obligor: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Loans; and (iii) restrict or refuse to provide Letters of Credit. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Borrower or other Obligor: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 10.1(e), 10.1(f), 10.1(g), or 10.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize, or provide Supporting Letters of Credit for, all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

(b) If an Event of Default has occurred and is continuing, the Agent shall have, for the benefit of the Secured Parties, in addition to all other rights of the Agent and the Secured Parties, the rights and remedies of a secured party under the Loan Documents and the UCC (except any consent of an Obligor under Section 9-620 of the UCC must be in writing and may not be deemed given by failure to respond to any notice given by any secured party thereunder) and otherwise at law or in equity. If an Event of Default has occurred and is continuing, the Agent may, at any time, take possession of the Collateral and keep it on any Obligor’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Obligors shall, upon the Agent’s demand, at the Obligors’ cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the

Agent. Without limiting the generality of the foregoing, each Obligor expressly agrees that in any such event the Agent, without demand of performance or other advertisement or notice of any kind (except the notice below of time and place of public or private sale) to or upon any Obligor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other law), may forthwith enter upon the premises of any Obligor where any Collateral is located through self help, without judicial process, without first obtaining a final judgment or giving any Obligor or any other Person notice and opportunity for a hearing on the Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or dispose of and said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices and upon such terms as it may deem acceptable in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice (unless the UCC expressly requires a longer notice period) to be given in the following manner, each Obligor agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Obligor if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the address for notices to the Obligors specified in or pursuant to Section 15.8. The Agent or any Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Agent and the Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Obligor hereby releases. The Agent shall have the right to conduct such sales on any Obligor’s premises or elsewhere and shall have the right to use any Obligor’s premises without charge for such time or times as the Agent deems necessary or advisable. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Secured Parties receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Obligor. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Obligor irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Obligor agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Obligor’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Obligor’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations. The Agent will return any excess to the Borrowers’ Agent and the Obligors shall remain liable for any deficiency. Nothing herein waives any rights of the Borrowers or any Obligor which cannot be waived under the UCC. Until the Agent is to effect a sale, lease, or other disposition of Collateral, the Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other deemed appropriate by the Agent. The Agent shall have no obligation to any Obligor to maintain or preserve the rights of any Obligor as against third parties with respect to any Collateral in the possession of the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and the Lenders), with respect to such appointment without prior notice or hearing as to such appointment. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in this Agreement, and only after so paying over such net proceeds, and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to the Obligors. To the maximum extent permitted by applicable law, each Obligor waives all claims, damages, and demands against the Agent or any

Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross or willful misconduct of the Agent or such Lender as finally determined by a court of competent jurisdiction. Each Obligor agrees that ten (10) days prior notice by the Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Obligors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees or other expenses incurred by the Agent or any Lender to collect such deficiency.

(c) Except as otherwise specifically provided herein, each Obligor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral. Notwithstanding any provision in this to the contrary, the Agent waives any right to compel any Obligor to accept or be deemed to have accepted any proposal to accept Collateral in satisfaction of all or part of the Obligations under Section 9-620(c)(2)(A)-(C) of the UCC.

(d) EACH OBLIGOR HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH IT HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE AGENT OR ANY SECURED PARTY OR THE SUCCESSORS AND ASSIGNS OF THE AGENT OR SUCH TO POSSESSION OF THE COLLATERAL UPON AN EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT ANY OTHER RIGHT WHICH THE AGENT OR THE SECURED PARTIES MAY HAVE, EACH OBLIGOR CONSENTS THAT IF THE AGENT OR ANY LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW, AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR BY ANY SIMILAR PROVISION UNDER APPLICABLE LAW.

ARTICLE 11

TERM AND TERMINATION

11.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent, upon direction from the Required Lenders, may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until Full Payment of all Obligations and the Agent receives a written agreement satisfactory to the Agent, executed by Borrowers and any Person whose advances are used in whole or part to satisfy the Obligations, indemnifying Secured Parties from any damages the Agent may incur as a result of the dishonor or return of any payment applied to the Obligations, the Obligors shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE 12

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Obligors and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

(i) no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders affected thereby (including a Defaulting Lender) and the Obligors and acknowledged by the Agent (A) increase or extend the Commitment of any Lender; (B) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (except as provided in Section 1.2(k)(iii))(it being understood, however that amendments to the definition of “Dominion Trigger Period” and Sections 3.1(c) and (d) shall not require unanimous consent); (C) reduce the principal of, or the rate or amount of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document; (D) amend this Section 12.1(a)(i);

(ii) no such waiver, amendment or consent shall, unless in writing and signed by all the Lenders affected thereby (except any Defaulting Lender) and the Obligors and acknowledged by the Agent (A) amend the definition of Borrowing Base, increase any of the percentages set forth in the definition of the Borrowing Base or amend any defined term used in the definition of Borrowing Base (provided that the foregoing shall not limit the discretion of the Agent to change, establish or eliminate any Reserves (other than the Senior Convertible Notes Reserve and the Letter of Credit Reserve) with respect to the Borrowing Base even if such change or elimination results in an increase in the amount of credit available to the Borrowers under this Agreement); (B) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 13.11; (C) except as permitted pursuant to this Agreement, release any Borrower from this Agreement; (D) subordinate any of the Agent’s Liens upon any Collateral to the Liens of any other Person or subordinate any of the Obligations to any other Debt; (E) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action under this Section 12(a); (F) alter or amend Article 5, Section 3.6 or the definition of Pro Rata Share, this Section 12.1 or any provision of this Agreement providing for consent or other action by all Lenders; (G) change the definition of “Required Lenders”; or (H) increase the Maximum Revolver Amount (other than as set forth in Section 1.2(j));

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (i) and (ii) above and any other terms of this Agreement, make Overadvances in accordance with Section 1.2(h) or Agent Advances in accordance with Section 1.2(i); provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document; provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Letter of Credit Issuer, affect the rights or duties of the Letter of Credit Issuer under this Agreement or any other Loan Document; provided further, that Schedule 1.1 hereto (Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith; and provided further, that any Loan Document relating to Bank Products may be amended by the applicable Obligor and the Bank (or any Affiliate of the Bank) without the consent or approval of any other Lender; provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Secured Bank Product Provider, affect the relative payment priority under Section 3.6.

(b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

(c) If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (c) being referred to as a “Non-Consenting Lender”) or there are Defaulting Lenders, then, so long as the Agent is not a Non-Consenting Lender or a Defaulting Lender, as applicable, at the Borrowers’ request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval, to purchase from the Non-Consenting Lenders or the Defaulting Lenders, as applicable, and the Non-Consenting Lenders and the Defaulting Lenders agree that they shall sell, all the Non-Consenting Lenders’ Commitments or the Defaulting Lenders’ Commitments, as applicable, for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

12.2 Assignments; Participations.

(a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), the Letter of Credit Issuer (which consent shall not be unreasonably withheld), and, if no Default or Event of Default exists, with the written consent of the Borrowers’ Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Borrowers’ Agent shall be required in connection with any assignment and delegation by a Lender to another Lender, to an Affiliate of such Lender) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that the Obligors and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers’ Agent and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers’ Agent and the Agent an Assignment and Acceptance in the form of Exhibit D (“Assignment and Acceptance”), and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. Any assignment in violation of this Section 12.2 shall be null and void.

(b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance (including the consent of the Borrowers’ Agent, if required) and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Obligor to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon satisfaction of the requirements of Section 12.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Obligors and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 12.1(a)(i) and (a)(ii)(B) and all amounts payable by the Obligors hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Any Participant exercising such right of set-off shall give prompt written notice thereof to the Borrowers’ Agent after such set-off.

(f) No assignment or participation may be made to an Obligor, Affiliate of an Obligor, Defaulting Lender or natural person. In connection with any assignment by a Defaulting Lender, such assignment shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), (a) to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder, and (b) to acquire its Pro Rata Share of all Loans and Letter of Credit Obligations. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

(g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

ARTICLE 13

THE AGENT

13.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 13. The provisions of this Article 13 are solely for the benefit of the Agent and the Lenders and no Obligor shall have any rights as a third party beneficiary of any of the provisions contained herein, except with respect to the provisions of Sections 13.9, 13.10 and 13.11 to the extent such Sections provide rights or benefits to the Obligors. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 10.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

13.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

13.3 Liability of the Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any Subsidiary or Affiliate of any Obligor.

13.4 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, email or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Obligors), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 12.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than an Event of Default arising out of the Borrowers’ failure to pay principal, interest or fees hereunder in a timely manner), unless the Agent shall have received written notice from a Lender or an Obligor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article 10; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

13.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Obligors and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Obligors. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Obligors which may come into the possession of any of the Agent-Related Persons.

13.7 Indemnification. EACH LENDER AND EACH SECURED BANK PRODUCT PROVIDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND LETTER OF CREDIT ISSUER INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT); provided, however, that no Lender shall be liable for the payment to the Agent Indemnitees or Letter of Credit Issuer Indemnitees of any portion of such Claims resulting solely from such Person’s gross negligence or willful misconduct. In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Letter of Credit Issuer Indemnitee. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata Share. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Obligors. The undertaking in this Section 13.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent. Nothing in this Section 13.7 shall be construed to in any way limit the obligations of the Obligors pursuant to Section 15.7.

13.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Obligors and their Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that the Bank or its Affiliates may receive information regarding any Obligor, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of such Obligor or such Subsidiary), and the Lenders acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.

13.9 Successor Agent. The Agent may resign as Agent upon at least 30 days’ prior notice to the Lenders and the Borrowers’ Agent, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers’ Agent, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 13 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

13.10 Withholding Tax.

(a) If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender is eligible to claim exemption from, or a reduction of, the U.S. withholding tax imposed by Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

(i) if such Lender is eligible to claim an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Lender is eligible to claim that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

(iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender’s IRS Form W-8BEN as no longer valid.

(c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax and the Borrowers shall be under no obligation under Section 4.1(a), Section 4.1(c)(i) or otherwise to increase the amount of any payment to such Lender or to indemnify such Lender in respect of the withholding taxes to the extent that such withholding taxes would have been avoided had such Lender supplied such documentation.

(e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

13.11 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion (unless otherwise provided below), to release any Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and Letter of Credit Obligations, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrowers’ Agent certifies to the Agent that the sale or disposition is made in compliance with Section 8.9 (and the Agent may rely conclusively on any such certificate, without further inquiry) and to the extent that such sale or disposition is permitted under Section 8.9, Agent shall release its Lien; (iii) constituting property in which the Obligors owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent’s Liens on any Subsidiary being sold (whether through a stock or asset sale), and on Collateral valued in the aggregate not in excess of $10,000,000 during each Fiscal Year. Upon request by the Agent or the Borrowers’ Agent at any time, the Lenders will confirm in writing the Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 13.11.

(b) Upon receipt by the Agent of any authorization required pursuant to Section 13.11(a) from the Lenders of the Agent’s authority to release the Agent’s Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrowers’ Agent, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral (including amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of any Subsidiary being released in its entirety from its obligations, if any, under the Loan Documents); provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Obligor in respect of) all interests retained by the applicable Obligor, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Obligor or is cared for, protected or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

13.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Obligor to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn the same over to the Agent in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement and it shall provide a written statement to the Agent describing the Obligations affected by such payment or reduction.

13.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

13.14 Payments by the Agent to the Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

13.15 Reserved.

13.16 Letters of Credit; Intra-Lender Issues.

(a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

(b) Participations in Letters of Credit.

(i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit in connection with the issuance of such Letter of Credit (including all obligations of the Obligors with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from any Obligor on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from such Obligor. Each such payment shall be made by the Agent on the next Settlement Date.

(iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

(iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Obligor for whose account the Letter of Credit was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(2) the existence of any claim, setoff, defense or other right which any Obligor may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Obligor or any other Person and the beneficiary named in any Letter of Credit);

(3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(5) the occurrence of any Default or Event of Default; or

(6) the failure of the Obligors to satisfy the applicable conditions precedent set forth in Article 9.

(c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any Obligor received by the Agent with respect to any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(d) Indemnification by Lenders. To the extent not reimbursed by the Obligors and without limiting the obligations of the Obligors hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Obligors to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Obligors. The agreement contained in this Section 13.16(d) shall survive payment in full of all other Obligations.

13.17 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Swingline Loans, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

13.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;

(b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Obligors’ books and records, as well as on representations of the Obligors’ personnel;

(d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

13.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

13.20 Remittance of Payments and Collections.

(a) Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

(b) Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 1.2(k)(iii).

(c) Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata Share of the amounts required to be returned.

13.21 Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice in the form of Exhibit E to Agent of a Bank Product, agrees to be bound by Section 3.6 and this Section 13.

ARTICLE 14

SUBSIDIARY GUARANTIES

14.1 Subsidiary Guaranties. Each of the Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantees the full payment and performance by the Borrowers of all of the Obligations, whether now existing or hereafter arising. Each Guarantor hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or any other Obligation, it will forthwith pay the same, without notice or demand.

14.2 Obligations Absolute. Each Guarantor agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. All Obligations shall be conclusively presumed to have been created in reliance hereon. The Guarantors’ obligations under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Obligor; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Obligor. The Guarantors’ obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made. The Guarantors’ obligations under this Agreement may be deemed by the Agent to be an agreement of guaranty or surety.

14.3 Waiver of Suretyship Defenses. Each Guarantor agrees that the joint and several liability of the Guarantors provided for in Section 14.1 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which any other Obligor may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Obligors or with anyone else, each Guarantor hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Guarantor is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each Guarantor hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any Collateral, including any rights any Guarantor may otherwise have under Official Code of Georgia Annotated Section 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Guarantor is incorporated or in which any Guarantor conducts business.

14.4 Contribution and Indemnification. To the extent that any Guarantor shall repay any of the Obligations (an “Accommodation Payment”), then, to the extent that such Guarantor has not received the benefit of such repaid Obligations (whether through an inter-company loan or otherwise), the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Obligors in an amount, for each of such other Obligors, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Obligors’ “Allocable Amount” (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Obligors. As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder without (a) rendering such Guarantor “insolvent” within the meaning of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section 13.4 shall be subordinate in right of payment to the prior payment in full of the Obligations.

14.5 Subordination of Intercompany Debt. Each of the Obligors hereby agrees that (a) all Debt owing by any Obligor or any Subsidiary to any other Obligor or any Subsidiary shall be subject and subordinate in all respects to the Obligations, provided that, as long as no Event of Default exists, payments may be made on such Debt to the extent expressly permitted hereunder, (b) it shall deliver, or cause to be delivered, to the Agent the original of each promissory note evidencing such Debt, properly endorsed over to the Agent, and (c) all such promissory notes shall contain a legend in the form set forth below:

THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE IS SUBJECT AND SUBORDINATE TO THE “OBLIGATIONS” AS DESCRIBED IN THAT CERTAIN SECOND AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF NOVEMBER 16, 2011, AMONG PSS WORLD MEDICAL, INC. AND CERTAIN OF ITS SUBSIDIARIES, THE LENDERS FROM TIME TO TIME PARTY THERETO, AND BANK OF AMERICA, N.A., AS AGENT, AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.

ARTICLE 15

MISCELLANEOUS

15.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Obligor and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent’s and each Lender’s rights thereafter to require strict performance by the Obligors of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

15.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

15.3 Governing Law; Choice of Forum; Service of Process.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF GEORGIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA LOCATED IN THE NORTHERN DISTRICT OF GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OBLIGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) EACH OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH OBLIGOR

AT THE BORROWERS’ AGENT’S ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

15.4 WAIVER OF JURY TRIAL. EACH OBLIGOR, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OBLIGOR, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

15.5 Survival of Representations and Warranties. All of the Obligors’ representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

15.6 Other Security and Guaranties. The Agent may, without notice or demand and without affecting the Obligors’ obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

15.7 Fees and Expenses. The Borrowers agree to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable costs and expenses (including attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including reasonable costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Obligor under the Loan Documents that such Obligor fails to pay or take; (f) costs of appraisals (including all Appraisals), inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Obligors’ operations by the Agent plus the Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $1,000 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit) but, in each case, only to the extent provided for elsewhere in this Agreement; and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Blocked Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay on demand to the Agent, for its benefit, all costs and expenses incurred by the Agent (including Attorneys’ Costs), and to the other Lenders, for their benefit, on demand, all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers’ Loan Account as Revolving Loans as described in Section 3.5.

15.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) five (5) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to the Bank:

Bank of America, N.A.

300 Galleria Parkway, Suite 800

Atlanta, GA 30339

Attention: Business Credit-Account Manager

Telecopy No.: 404-607-3277

with copies to:

Parker, Hudson, Rainer & Dobbs LLP

285 Peachtree Center Avenue

1500 Marquis Two Tower

Atlanta, GA 30303

Attention: Bobbi Acord Noland

Telecopy No.: 678-533-7774

If to any Borrower or Guarantor:

PSS World Medical, Inc.

4345 Southpoint Boulevard

Jacksonville, FL 32216

Attention: David D. Klarner

Telecopy No.: 904-332-3214

with copies to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309

Attention: Richard W. Grice

Telecopy No.: 404-881-7777

If to a Lender:

To the address of such Lender set forth on the signature page hereto or on the Assignment and Acceptance for such Lender, as applicable or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

15.9 Waiver of Notices. Unless otherwise expressly provided herein, each Obligor waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Obligor which the Agent or any Lender may elect to give shall entitle any Obligor to any or further notice or demand in the same, similar or other circumstances.

15.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Obligor without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

15.11 Indemnity of the Agent and the Lenders by the Borrowers. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section 15.11 shall survive payment of all other Obligations and the termination of this Agreement.

15.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY OBLIGOR, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH OBLIGOR AND

EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

15.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Obligors, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof (except for the Fee Letter). No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Obligors and a duly authorized officer of each of the Agent and the requisite Lenders.

15.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Obligor in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

15.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

15.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Obligor, any such notice being waived by the Obligors to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Obligor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers’ Agent and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY OBLIGOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

15.17 Confidentiality.

(a) Each Obligor hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodations entered into pursuant to this Agreement, including the names and addresses of the Obligors and a general description of the Obligors’ business and may use each Obligor’s name in advertising and other promotional material.

(b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by any Obligor and provided to the Agent or such Lender by or on behalf of any Obligor, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than an Obligor, provided that such source is not bound by a confidentiality agreement with any Obligor known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent’s or such Lender’s independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Obligor is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates. Notwithstanding anything herein to the contrary, the information subject to this Section 15.17(b) shall not include, and the Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

15.18 Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.

15.19 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

15.20 Interest Rate Disclosure. The LIBOR Rate for an Interest Period of one month on the Closing Date is 0.2172% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms (but on a 360-day basis), is 1.4672% per annum with respect to any portion of the Loans bearing interest as a LIBOR Loan. The Prime Rate on the Closing Date is 3.25% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms (but on a 365-day or 366-day basis), is 3.50% per annum with respect to any portion of the Loans bearing interest as a Base Rate Loan.

15.21 No Novation. The amendment and restatement of the terms of the Existing Credit Agreement, as more fully set forth in this Agreement, shall not constitute a novation of any of the indebtedness outstanding under the Existing Credit Agreement.

15.22 Amendment and Restatement.

(a) This Agreement and the other Loan Documents amend and restate the Existing Agreements and the “Loan Documents” (as defined in the Existing Credit Agreement). All rights,

benefits, indebtedness, interests, liabilities and obligations of the parties to the Existing Credit Agreement and the agreements, documents and instruments executed and delivered in connection with the Existing Credit Agreement (collectively, the “Existing Loan Documents”) are hereby renewed, amended, restated and superseded in their entirety according to the terms and provisions set forth herein and in the other Loan Documents (except to the extent otherwise set forth in the Loan Documents). This Agreement does not constitute, nor shall it result in, a waiver of or release, discharge or forgiveness of any amount payable pursuant to the Existing Loan Documents or any indebtedness, liabilities or obligations of the Obligors thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with this Agreement and the other Loan Documents (except to the extent otherwise set forth in the Loan Documents). Neither this Agreement nor any other Loan Document extinguishes any Loans, Letters of Credit or other indebtedness or liabilities outstanding in connection with the Existing Loan Documents, nor do they constitute a novation with respect thereto.

(b) All security interests, pledges, assignments and other Liens and Guaranties previously granted by any Obligor pursuant to the Existing Loan Documents are hereby renewed and continued (except to the extent otherwise set forth in the Loan Documents), and all such security interests, pledges, assignments and other Liens and guarantees shall remain in full force and effect as security for the Obligations in the manner set forth in the Loan Documents.

(c) Amounts in respect of interest, fees and other amounts payable to or for the account of the Agent, the Letter of Credit Issuers and the Lenders shall be calculated (i) in accordance with the provisions of the Existing Credit Agreement with respect to any period (or a portion of any period) ending prior to the Closing Date, and (ii) in accordance with the provisions of this Agreement with respect to any period (or a portion of any period) commencing on or after the Closing Date.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have entered into this Second Amended and Restated Credit Agreement on the date first above written.

“BORROWERS”

PSS WORLD MEDICAL, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

THERATECH, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

GULF SOUTH MEDICAL SUPPLY, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

CASCADE MEDICAL SUPPLY, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

DS HOLDINGS, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

DSRX, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

DISPENSING SOLUTIONS ACQUISITION CORP.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

DISPENSING SOLUTIONS, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

POC MANAGEMENT GROUP, LLC

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

WORLDMED SHARED SERVICES, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

LINEAR HOLDINGS, LLC

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

LINEAR MEDICAL SOLUTIONS, LLC

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

STAT RX USA, LLC

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

SCRIP PAK, LLC

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

CLAIMONE, LLC

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

BOTTOMLINE MEDICAL SOLUTIONS, LLC

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

PHYSICIAN SALES & SERVICE LIMITED PARTNERSHIP

By:	PSS World Medical, Inc.,
its general partner

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

“GUARANTORS”

PSS HOLDING, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

PSS SERVICE, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

PHYSICIAN SALES & SERVICE, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

THRIFTYMED, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

PROCLAIM, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

ANCILLARY MANAGEMENT SOLUTIONS, INC.

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

“AGENT”

BANK OF AMERICA, N.A., as the Agent

	By:	/s/ John M. Olsen
	Name:	John M. Olsen
	Title:	Senior Vice President

“LENDERS”

Address:	BANK OF AMERICA, N.A., as a Lender

300 Galleria Parkway, Suite 800
Atlanta, GA 30339	By:	/s/ John M. Olsen
Attn: Business Capital - Account Manager	Name:	John M. Olsen
Telecopy No: 404-607-3277	Title:	Senior Vice President

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Address:	WELLS FARGO BANK, NATIONAL ASSOCIATION
301 South College Street	as successor to Wachovia Bank, N.A.
Charlotte, NC 28202
Attn: Brian Mobley
Telecopy No: 704-374-2703	By:	/s/ Mark Bradford
	Name:	Mark Bradford
	Title:	Vice President

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

JPMORGAN CHASE BANK, N.A.
Address: 2200 Ross Avenue 9th Floor Dallas, TX 75201 Attn: Andrew Ray Telecopy No: 214-965-2594

	By:	/s/ Andrew Ray
	Name:	Andrew Ray
	Title:	Authorized Officer

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

U.S. BANK NATIONAL ASSOCIATION
Address: 425 Walnut Street CN-OH-W14S Attn: Matthew Kasper Telecopy No: 513-632-2040

	By:	/s/ Matthew Kasper
	Name:	Matthew Kasper
	Title:	Relationship Manager

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

SUNTRUST BANK
Address: 303 Peachtree St. 23rd Floor Atlanta, GA 30308 Attn: Steve Metts Telecopy No:

	By:	/s/ John Bauer
	Name:	John Bauer
	Title:	Vice President

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

BRANCH BANKING AND TRUST COMPANY
Address: 200 W. Forsyth Street Jacksonville, FL 32202 Attn: Bill Buchholz Telecopy No: 904-361-5276

	By:	/s/ C. William Buchholz
	Name:	C. William Buchholz
	Title:	Senior Vice President

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

AFFIDAVIT OF OUT-OF-STATE EXECUTION AND DELIVERY

STATE OF GEORGIA

COUNTY OF

Before me this day personally appeared David D. Klarner, the Vice President and Treasurer (“Borrowers’ Officer”) of PSS WORLD MEDICAL, INC., a Florida corporation (“PSS”), GULF SOUTH MEDICAL SUPPLY, INC., a Delaware corporation (“Gulf South”), and of PSS, in its capacity as sole general partner of PHYSICIAN SALES & SERVICES LIMITED PARTNERSHIP, a Florida limited partnership (“PSS LP”), WORLDMED SHARED SERVICES, INC., a Florida corporation (“WorldMed”), and CASCADE MEDICAL SUPPLY, INC., a Washington corporation (“Cascade”); THERATECH, INC., a Tennessee corporation (“Theratech”), DS HOLDINGS, INC., a Delaware corporation (“DS Holdings”), DSRX, INC., a California corporation (“DSRx”), DISPENSING SOLUTIONS ACQUISITION CORP., a California corporation (“DSAC”), DISPENSING SOLUTIONS, INC., a Delaware corporation (“DSI”), POC MANAGEMENT GROUP, LLC, a California limited liability company (“POC Management”), LINEAR HOLDINGS, LLC, a Delaware limited liability company (“Linear Holdings”), LINEAR MEDICAL SOLUTIONS, LLC, a Delaware limited liability company (“Linear Medical”), STAT RX USA, LLC, a Delaware limited liability company (“Stat Rx”), SCRIP PAK, LLC, a Florida limited liability company (“Scrip Pak”), CLAIMONE, LLC, a Delaware limited liability company (“ClaimOne”), BOTTOMLINE MEDICAL SOLUTIONS, LLC, a Delaware limited liability company (“BottomLine”); PSS, Gulf South, PSS LP, and WorldMed, are referred to herein collectively as the “Existing Borrowers” and together with Cascade, Theratech, DS Holdings, DSRx, DSAC, DSI, POC Management, Linear Holdings, Linear Medical, Stat Rx, Scrip Pak, ClaimOne and BottomLine are referred to hereinafter each individually as a “Borrower” and collectively as the “Borrowers”), and PSS HOLDING, INC., a Florida corporation (“PSS Holding”), PSS SERVICE, INC., a Florida corporation (“PSS Service”), PHYSICIAN SALES & SERVICE, INC., a Florida corporation (“Physician Sales & Service”), THRIFTYMED, INC., a Florida corporation (“ThriftyMed”), PROCLAIM, INC., a Tennessee corporation (“ProClaim”) and ANCILLARY MANAGEMENT SOLUTIONS, INC., a Tennessee corporation (“AMS”); PSS Holding, PSS Service, Physician Sales & Service, ThriftyMed, ProClaim and AMS are referred to hereinafter each individually as a “Guarantor” and collectively as the “Guarantors” and together with the Borrowers, collectively, the “Obligors”), who being by me first duly sworn, depose ad say:

1. On the date hereof, the Obligors executed that certain Second Amended and Restated Credit and Security Agreement dated as of November 16, 2011 (the “Credit and Security Agreement”) among the Obligors and Bank of America, N.A., in its capacity as agent for a syndicate of lenders (in such capacity, the “Agent”), in the State of Georgia;	Dated: November 16, 2011

2. On the date hereof, the Borrowers executed that certain Revolving Note dated as of November 16, 2011 (the “BB&T Note”) by the Borrowers in favor of Branch Banking and Trust and in the original principal amount of $30,000,000, in the State of Georgia;

3. Borrower’s Officer initiated delivery of the Credit and Security Agreement and the BB&T Note via overnight mail from County, Georgia, to the Agent’s counsel, Parker, Hudson, Rainer & Dobbs LLP, in Atlanta, Georgia.

FURTHER AFFIANTS SAYETH NOT:

Signature of Borrowers’ Officer:

By:	/s/ David D. Klarner
David D. Klarner, Vice President and Treasurer

The foregoing affidavit was sworn to before me this 16th day of November, 2011, at             County, Georgia.

Notary Public, State of Georgia
My commission expires:

ANNEX A

to

Credit Agreement

Definitions

Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

“Account Debtor” means each Person obligated in any way on or in connection with an Account.

“Accounts” means all of any Obligor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance and all health-care-insurance receivables.

“ACH Transactions” means any cash management, disbursement or related services, including overdrafts and the automatic clearing house transfer of funds by any Lender or any Affiliate of a Lender for the account of any Obligor.

“Acquisition” means an acquisition of all or substantially all assets or line of business of a Person, or any acquisition of record or beneficial ownership of all or substantially all (whether by means of a merger, consolidation, or otherwise) capital stock or other equity interests (other than directors’ qualifying shares) of a Person.

“Adjusted Net Earnings from Operations” means, with respect to any fiscal period of the Obligors, the net income of the Obligors and their consolidated Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) all non-cash gains, credits, losses, expenses or debits including any gain or loss arising from any write-up or write-down in the book value of any asset and all non-cash compensation to officers, directors and employees paid in the form of equity interests and all write-downs of good will; (c) earnings of any Person, substantially all the assets of which have been acquired by an Obligor in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which an Obligor has a minority ownership interest unless (and only to the extent) such earnings shall actually have been received by such Obligor in the form of cash distributions; (e) earnings of any Person (other than an Obligor or another consolidated Subsidiary) to which assets of any Obligor shall have been sold, transferred or disposed of, or into which an Obligor shall have been merged, or which has been a party with any Obligor to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of any Obligor or from cancellation or forgiveness of Debt; (g) cash credits, gains, losses and expenses arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring or unusual items that could be classified as such under Item 10 of Regulation S-K and (h) all gains or losses from discontinued operations, (i) all cash expenses incurred in connection with: (i) the transactions contemplated by this Agreement and (ii) any capital markets transactions (including any merger or acquisition transaction) for the issuance of debt, equity or convertible securities or any other permitted Investment or Asset Disposition, whether or not such transaction is ultimately consummated, and (j) fees and expenses incurred in connection with the early extinguishment of indebtedness and calculated on a pro forma basis after giving effect to any Permitted Acquisition or Asset Disposition and taking into account any Permitted Pro Forma Adjustments with respect thereto. For purposes of this definition “Permitted Pro Forma Adjustments” as applied to any Person or business unit acquired or disposed of on or after the Closing Date means any adjustment to the actual results of operations of such Person or business unit that are permitted to be recognized in pro forma financial statements prepared in accordance with Regulation S-X of the Securities Act of 1933 or that are otherwise approved by the Agent to reflect verifiable and adequately documented severance payments and reductions in, among other items, officer and employee compensation, insurance expenses, interest expense, rental expense and other overhead expense, and other quantifiable expenses which are not anticipated to be incurred on an ongoing basis following consummation of such Acquisitions or dispositions.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

“Agent Advances” has the meaning specified in Section 1.2(i).

“Agent Indemnitees” Agent and its officers, directors, employees, Affiliates, agents and attorneys.

“Agent’s Liens” means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, the Bank and the Agent pursuant to this Agreement and the other Loan Documents.

“Agent-Related Persons” means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

“Aggregate Revolver Outstandings” means, at any date of determination, the sum of (a) the aggregate unpaid principal balance of Revolving Loans, (b) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (c) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

“Agreement” means the Second Amended and Restated Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

“Anniversary Date” means each anniversary of the Closing Date.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including the Patriot Act.

“Applicable Law” means all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

“Applicable Margin” means: (i) with respect to Base Rate Loans and the principal amount of all other Obligations (other than LIBOR Loans and Letter of Credit Fees), 0.25%; (ii) with respect to LIBOR Loans, 1.25%; and (iii) with respect to Letter of Credit Fees, 1.25%. The Applicable Margin shall be adjusted (up or down) as provided below each fiscal quarter based on the Average Availability (as calculated by the Agent) for such fiscal quarter, as determined based on the following grid:

Level	Average Availability	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
I	≤$75,000,000	2.00%	1.00%
II	> $75,000,000 but ≤ $150,000,000	1.75%	0.75%
III	> $150,000,000 but ≤ $200,000,000	1.50%	0.50%
IV	>$200,000,000	1.25%	0.25%

Applicable Margins shall be determined as if Level IV were applicable until the delivery of the Borrowing Base for the fiscal month ending December 31, 2011. Thereafter, except as otherwise set forth below, any such increase or reduction in the Applicable Margin shall be subject to receipt by the Agent of the applicable Borrowing Base Certificate pursuant to Section 6.2, and all adjustments in the Applicable Margin shall be implemented quarterly on the third Business Day after the Agent’s receipt of such applicable Borrowing Base Certificate. If the Borrowing Base Certificate of the Borrowers setting forth Average Availability is not received by the Agent within five (5) Business Days of the date required pursuant to Section 6.2, the Applicable Margin shall be determined as if Level I was in effect until such time as such Borrowing Base Certificate is received and any Event of Default resulting from a failure timely to deliver such Borrowing Base Certificate is waived in writing by the Agent and the Required Lenders; provided, however, that the Agent and the Lenders shall be entitled to accrue and receive (and the Borrowers shall be obligated to pay) interest at the Default Rate to the extent authorized by Section 2.1(b) and, on each date that the Default Rate accrues on any Loan, the Applicable Margin on such date for such Loan shall be the Applicable Margin that would apply if Level I was in effect (without regard to the actual Average Availability for the applicable fiscal quarter). If at any time Borrowers deliver a revised Borrowing Base Certificate (a “Revised Borrowing Base Certificate” and the Borrowing Base Certificate previously delivered to the Agent, the “Initial Borrowing Base Certificate”) and such Revised Borrowing Base Certificate evidences that the Borrowers have not met the criteria for reduction of the Applicable Margin pursuant to the terms hereinabove based on the Average Availability on the date of such Revised Borrowing Base Certificate, then (a) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following receipt by the Agent of such Revised Borrowing Base Certificate, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had been implemented based upon the Revised Borrowing Base Certificate of the Borrowers, and (b) the Borrowers shall pay to the Agent, for the Pro Rata benefit of the Lenders, on the first day of the month following receipt by the Agent of such Revised Borrowing Base Certificate, an amount equal to the difference between the amount of interest that would have been paid using the Applicable Margin determined based upon such Revised Borrowing Base Certificate and the amount of interest actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the Initial Borrowing Base Certificate.

“Appraisal” means an appraisal, prepared on a basis satisfactory to the Agent, setting forth the Net Orderly Liquidation Value of all of each Borrower’s Inventory, which appraisal shall be prepared in accordance with Section 8.4(c).

“Asset Dispositions” means, collectively, a transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve.

“Assignee” has the meaning specified in Section 12.2(a).

“Assignment and Acceptance” has the meaning specified in Section 12.2(a).

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, including the reasonably allocated costs and expenses of internal legal services of the Agent.

“Availability” means, at any time (a) the lesser of (i) the Maximum Revolver Amount minus the Letter of Credit Reserve and (ii) the Borrowing Base minus without duplication, Reserves, minus (b) without duplication (including, without duplication of any Letter of Credit Reserves), the Aggregate Revolver Outstandings.

“Average Availability” means, for any calendar period, the amount obtained by adding the Availability at the end of each day for such period and dividing such sum by the number of days in such period.

“Bank” means Bank of America, N.A., a national banking association, or any successor entity thereto.

“Bank of America Indemnitees” means Bank and its officers, directors, employees, Affiliates, including, without limitation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, agents and attorneys.

“Bank Product” means any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates: (a) ACH Transactions and any services provided from time to time by any Lender or by any Affiliate of any Lender to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services, (b) products under Hedge Agreements extended to an Obligor by any Lender or by any Affiliate of any Lender, (c) commercial credit card, purchase card and merchant card services; and (d) other banking products or services as may be requested by any Borrower or any Subsidiary, other than Letters of Credit; provided, however that leases shall not constitute “Bank Products.”

“Bank Product Debt” means Debt and other obligations of an Obligor relating to Bank Products.

“Bank Products Reserve” means the aggregate amount of reserves established by the Agent from time to time its reasonable credit judgment in respect of Secured Bank Product Obligations and in the case of any Secured Bank Product Obligations arising under a Hedging Agreement, such reserves shall not exceed the mark-to-market exposure thereof.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Base Rate” means, for any day, a per annum rate equal to the greatest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.00%. Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

“Base Rate Loans” means all Base Rate Revolving Loans.

“Base Rate Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the Base Rate.

“Borrowers’ Agent” means PSS, in its capacity as agent for the Borrowers in accordance with Section 3.9.

“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers or by the Bank in the case of a Borrowing funded by Swingline Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of a Letter of Credit hereunder.

“Borrowing Base” means, at any time, an amount equal to (a) the sum of (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (ii) the lesser of (A) sixty-five percent (65%) of the net book value of Eligible Inventory, or (B) eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible Inventory (which shall be determined between Appraisal dates by reference to the ratio of the Net Orderly Liquidation Value of Eligible Inventory as set forth in the most recent Appraisal to the book value of Eligible Inventory as of the effective date of such Appraisal); provided, that, the amount of availability included in the Borrowing Base with respect to (1) Inventory consisting of flu vaccines shall be $0 from January 1 through July 31 of each year and shall not at any other time exceed $30,000,000, and (2) Eligible In-Transit Inventory shall not at any time exceed $20,000,000; minus (b) the sum of (i) a Reserve in the amount of three (3) months (six (6) months in the case of the Borrowers’ headquarters location) of rental, storage and other charges with respect to leased and warehouse premises at which Inventory is located from time to time for which a landlord or similar waiver acceptable to the Agent has not been obtained, as such Reserve may be modified by the Agent from time to time in its reasonable credit judgment, plus (ii) the amount of such other Reserves from time to time established by the Agent in its reasonable credit judgment.

“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Borrowers, substantially in the form of Exhibit A (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in Atlanta, Georgia or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with LIBOR or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease. Capital Expenditures do not include the purchase price payable under any Permitted Acquisition.

“Capital Lease” means any lease of property by any Obligor which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Obligor.

“Cash Collateralize” means the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to Letter of Credit Obligations, 105% of the aggregate Letter of Credit Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

“Cash Equivalents” means:

(a) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within ninety days from the date of acquisition thereof;

(b) acquisitions of certificates of deposit maturing within ninety days from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with (i) any Lender, (ii) any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000, or (iii) any bank having one of the two highest ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Corporation;

(c) repurchase agreements with a bank or trust company (including any of the Lenders that are banks) or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the applicable Obligor shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations; and

(d) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing clauses (a) through (c).

“Change of Control” means the occurrence of any of the following: (a) a Person or “group” of Persons (within the meaning of Section 13(d) of the Exchange Act), shall acquire, beneficially or of record, 30% or more of the outstanding voting stock (stock entitled to vote for election of directors) of PSS; (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of PSS (together with any new directors whose election by the Board of Directors of PSS or whose nomination for election by the shareholders of PSS, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of PSS, as the case may be, then in office; (c) any Obligor shall cease to own 80% of the voting stock of any other Obligor owned by it on the Closing Date or such ownership shall cease to vest in such Obligor voting control with respect to any such other Obligor, except as a result of a transaction permitted under this Agreement; or (d) a “Fundamental Change” shall occur under (and as defined in) the Senior Convertible Notes Indenture.

“Chattel Paper” means all of any Obligor’s now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Claims” means all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after the full payment and performance by the Borrowers of all of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral”, as defined in the Existing Security Agreement and this Agreement, all of the “Pledged Collateral”, as defined in the Existing Pledge Agreements and the Pledge Agreements, and all other assets of any Person from time to time subject to Agent’s Liens securing payment or performance of the Obligations.

“Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on Schedule 1.1 attached to this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 12.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 12.2, and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance or waste.

“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a LIBOR Loan.

“Copyright Security Agreement” means the Second Amended and Restated Conditional Assignment and Copyright Security Agreement dated as of the date hereof, executed and delivered by the Obligors to the Agent, for the benefit of the Agent and the Lenders, to evidence and perfect the Agent’s Liens in the Obligors’ present and future copyrights and related licenses and rights.

“Covenant Trigger” means the circumstance where Availability is less than the greater of (a) 10% of the Maximum Revolver Amount and (b) $30,000,000.

“Debt” means, without duplication, all liabilities, obligations and indebtedness of any Obligor to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, in each case to the extent such liabilities, obligations and indebtedness consist of (a) indebtedness for borrowed money or the deferred purchase price of property (including obligations to be paid in one or more installments under non-compete arrangements entered into in connection with Permitted Acquisitions), excluding trade payables; (b) the Obligations; (c) obligations and liabilities of any Person secured by any Lien on any Obligor’s property, even though such Obligor shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Obligor prepared in accordance with GAAP; (d) the principal amount of all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Obligor, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Obligor prepared in accordance with GAAP; (e) obligations and liabilities under Guaranties of Debt; and (f) the present value (discounted at the Base Rate) of lease payments due under synthetic leases.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate, plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two percentage points per annum.

“Defaulting Lender” any Lender that, as determined by Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within three Business Days following request by Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company.

“Deposit Account Control Agreements” means the deposit account control agreements to be executed by each institution maintaining a deposit account for an Obligor, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

“Designated Account” has the meaning specified in Section 1.2(c).

“Designated Financial Officer” means each of the chief financial officer, the treasurer and any other financial officer of PSS reasonably acceptable to the Agent.

“Distribution” means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of such corporation; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation other than through the issuance of capital stock of such corporation.

“Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Obligor.

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement and the other Loan Documents shall be made in Dollars.

“Dominion Account” means a special account established by Borrowers, over which the Agent has exclusive control for withdrawal purposes during a Dominion Trigger Period.

“Dominion Trigger Period” means period (a) beginning on the date when either (i) Availability is less than the greater of (A) 10% of the Maximum Revolver Amount and (B) $30,000,000 or (ii) an Event of Default exists and (b) continuing until such time as (i) Borrowers have maintained Availability greater than or equal to the greater of 10% of the Maximum Revolver Amount and $30,000,000 for a period of 60 consecutive days and (ii) no Default or Event of Default exists.

“EBITDA” means, with respect to any fiscal period of the Obligors, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, Interest Expense, federal, state, local and foreign income taxes, depreciation and amortization.

“Eligible Accounts” means the Accounts arising from the sale of goods or rendition of services in the ordinary course of business which the Agent in the exercise of its reasonable credit judgment determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Required Lenders in their sole discretion elect, include any Account:

(a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement are incorrect or have been breached;

(c) which represents a progress billing (as hereinafter defined) or as to which the applicable Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon a Borrower’s completion of any further performance under the contract or agreement (and “progress billings” shall include deferred service revenue billings);

(d) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(e) owing by an Account Debtor for which fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by such Account Debtor are classified as ineligible under this definition;

(f) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America; or (ii) is not organized under the laws of the United States of America; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

(g) owed by an Account Debtor which is an Affiliate or employee of a Borrower;

(h) except as provided in clause (j) below, with respect to which either the perfection, enforceability, or validity of the Agent’s Liens in such Account, or the Agent’s right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

(i) owed by an Account Debtor to which any Borrower or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

(j) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Agent’s Liens therein, have been complied with to the Agent’s satisfaction with respect to such Account;

(k) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

(l) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(m) which is evidenced by a promissory note or other instrument or by chattel paper;

(n) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor’s financial inability to pay;

(o) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the applicable Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

(p) which arises out of a sale not made in the ordinary course of the applicable Borrower’s business, or to the extent such Account arises out of finance charges;

(q) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(r) owed by an Account Debtor which is obligated to the Borrowers respecting Accounts the aggregate unpaid balance of which exceeds ten percent (10%) (or, with the approval of the Agent, fifteen percent (15%)) of the aggregate unpaid balance of all Accounts owed to the Borrowers at such time by all of the Borrowers’ Account Debtors, but only to the extent of such excess;

(s) with respect to which the invoice has been re-dated or the sale made on extended dating beyond that customary in the ordinary course of the Obligors’ business or which otherwise constitute “refreshed” Accounts;

(t) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

With the consent of the Agent, the amount of Accounts included as ineligible under one or more categories above may be estimated as a fixed percentage of total Accounts or otherwise. The consent of the Agent may be evidenced by the use of a form of Borrowing Base Certificate specifying the estimated amounts or in such other manner as the Agent may designate. Such consent may be withdrawn by the Agent in its discretion by written notice to the Borrowers’ Agent.

“Eligible Customs Broker” means a customs broker that is a party to an Imported Inventory Agreement.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender capable, in the good faith judgment of such Lender, of performing its obligations hereunder; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

“Eligible In-Transit Inventory” means In-Transit Inventory of a Borrower which the Agent, in its reasonable credit judgment, determines to be Eligible In-Transit Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, In-Transit Inventory shall not, unless the Required Lenders in their sole discretion elect, constitute Eligible In-Transit Inventory unless: (a) such In-Transit Inventory would be Eligible Inventory but for the fact that it is located outside the United States (or is in-transit within the United States after arriving from overseas and has not yet been delivered to a Borrower); (b) such In-Transit Inventory is the subject of a negotiable Document that reflects a Borrower (or, at the request of the Agent, that reflects the Agent) as the consignee; or (c) each of the following conditions is satisfied: (i) all of the original Documents evidencing such Inventory (which Documents shall be negotiable Documents and shall comply with all of the terms of the applicable Imported Inventory Agreement) are in the possession, in the United States, of the Agent, the Letter of Credit Issuer, or, subject to the Agent’s consent, an Eligible Customs Broker, (ii) no default shall exist under any agreement in effect between the vendor of such Inventory and any Borrower which would permit such vendor under any applicable law (including, without limitation, the UCC) to divert, reclaim or stop shipment of such Inventory, (iii) such Inventory is fully insured by marine cargo or other similar insurance with such insurance companies, in such amounts and subject to such deductibles as are satisfactory to the Agent and with respect to which the Agent has been named as loss payee, (iv) if requested by the Agent, an Imported Inventory Agreement with respect to such In-Transit Inventory has been executed by an Eligible Customs Broker and the Borrowers and accepted in writing by the Agent, (v) such In-Transit Inventory is not in the possession of an Affiliate of the vendor or supplier of such Inventory, (vi) the customs broker for such In-Transit Inventory is not an Affiliate of the Obligors and (vii) the Borrowers have paid for such In-Transit Inventory.

“Eligible Inventory” means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in its reasonable credit judgment, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Required Lenders in their sole discretion elect, include any Inventory:

(a) that is not owned by a Borrower;

(b) that is not subject to the Agent’s Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or subject to Reserves, and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

(c) that does not consist of finished goods;

(d) that consists of raw materials, work-in-process, samples, prototypes, supplies, or packing and shipping materials;

(e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrowers’ business, or that is slow moving or stale;

(g) that is returned goods, unless such returned goods are in readily saleable condition and the Agent consents to their inclusion in the Borrowing Base, or that is obsolete or repossessed or used goods taken in trade;

(h) that is located outside the United States of America (or that is in-transit from vendors or suppliers), other than Eligible In-Transit Inventory;

(i) that is located in a public warehouse or in possession of a bailee or in a facility leased by a Borrower, if (i) the warehouseman, bailee or lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or (ii) if a Reserve for rents or storage charges has not been established for Inventory at that location;

(j) that constitutes (i) pharmaceutical products with an expiration date that is less than one year after the date of the corresponding Borrowing Base Certificate or that have been held in inventory by a Borrower for more than 180 days, and (ii) other pharmaceutical goods, and other goods the sale of which is subject to or requires any license or permit from any Governmental Authority, which the Agent in its reasonable credit judgment determines to be ineligible;

(k) that contains or bears any Proprietary Rights licensed to a Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 10.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and as to which the applicable Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

(l) that is not reflected in the details of a current perpetual inventory report;

(m) that is Inventory placed on consignment; or

(n) that is located in a Flood Zone A5, as designated by the Federal Emergency Management Agency, unless covered by flood insurance.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health and safety matters.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Equipment” means all of any Obligor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Obligor and all of such Obligor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Obligor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Obligor or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“Excluded Collateral” means:

(a) all Titled Collateral,

(b) owned Real Estate,

(c) leasehold interests in Real Estate,

(d) Equipment subject to a purchase money obligation or Capital Lease obligation permitted under this Agreement to the extent the documents evidencing such obligation prohibit the imposition of a Lien on the property or asset subject to such obligation (it being understood that such Equipment shall automatically cease to constitute Excluded Collateral immediately upon the termination of such obligation),

(e) any rights of an Obligor in any contract, license, right or other agreement if under the terms thereof, or any Applicable Law with respect thereto, the valid grant of a security interest therein to the Agent is prohibited and such prohibition has not been waived or the consent of the other party to such contract or license has not been obtained or, under Applicable Law, such prohibition cannot be waived; provided, however, that the “Excluded Collateral” shall not be interpreted (i) to apply to any contract, license, right or other agreement to the extent the applicable prohibition is ineffective or unenforceable under the UCC (including Sections 9-406 through 9-409 or any other Applicable Law), or (ii) so as to limit, impair or otherwise affect the Agent’s unconditional continuing security interest in and Lien upon any rights or interests of such Obligor in or to moneys or to become due under any such contract, license, right or other agreement (including any Accounts),

(f) (i) voting equity interests in any Person that is either (A) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (B) a foreign partnership or other foreign limited liability entity (each Person meeting the criteria in either clause (A) or clause (B), a

“Foreign Subsidiary”), to the extent (but only to the extent) required to prevent the Collateral from including more than 66% of all voting equity interests in such Foreign Subsidiary and (ii) shares of capital stock or other equity interests in any Foreign Subsidiary of a United States limited partnership that is an Obligor; and

(g) notwithstanding any other provision of this Agreement, assets as to which the Agent and the Borrowers shall reasonably determine that the costs (including any applicable stamp, tangibles or other taxes) and burdens of obtaining a security interest therein or projection thereof outweigh the value to the Agent and the Secured Parties of the incremental security afforded thereby

; provided, however, that the Agent may at any time that Availability is less than the greater of (i) 12.0% of the Maximum Revolver Amount or (ii) $45,000,000 specify that some or all of the items in clauses (a) and (b) above shall no longer constitute Excluded Collateral and the Obligors shall have a reasonable time, not to exceed 30 days (it being understood that the Obligors shall deliver title insurance commitments with respect to owned Real Estate within 30 days following such request, but the Obligors shall have 60 days to deliver title insurance policies with respect to such commitments) to comply with the provisions of this Agreement relating thereto after receipt of such notice; provided, further, that after the occurrence and during the continuation of an Event of Default, the Agent may require that any of the foregoing items of Excluded Collateral become Collateral and the Obligors agree that if the Agent so requires any of the Excluded Collateral to become Collateral, they will grant the Agent, for the benefit of itself and the Secured Parties, a first priority security interest in any such Excluded Collateral.

“Existing Pledge Agreements” means “Pledge Agreements” as defined in the Existing Credit Agreement.

“Existing Obligors” means, collectively, PSS and each of its Affiliates party to the Existing Loan Documents.

“Extraordinary Expenses” means all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any enforcement action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

“FDIC” means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means the fee letter dated as of the Closing Date between the Agent, the Arranger and the Borrowers’ Agent.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 6.2 and 7.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

“Fiscal Year” means the Obligors’ fiscal year for financial accounting purposes. The current Fiscal Year of the Obligors will end on March 30, 2012.

“Fixed Assets” means the Equipment and Real Estate of each Obligor.

“Fixed Charge Coverage Ratio” means, as of any fiscal month end, the ratio of (a) EBITDA to (b) the sum of (i) interest expenses paid in cash (but excluding any closing, upfront, origination, underwriting or like fees), plus (ii) unfinanced Capital Expenditures, other than Capital Expenditures constituting a Permitted Acquisition or other permitted Investment (excluding (A) any Capital Expenditure financed with Funded Debt (other than the Revolving Loans), (B) any Capital Expenditure made with all or any portion of the proceeds, applied within sixty (60) days (or such longer period as may be agreed to by Agent in Agent’s sole discretion) of receipt thereof, from any Asset Disposition (other than a disposition of Inventory), (C) any Capital Expenditure made to replace property lost pursuant to a casualty loss, condemnation or eminent domain, whether or not the proceeds of such casualty, condemnation or eminent domain have been received by Obligors so long as prior to the incurrence of such Capital Expenditure Obligors have notified Agent (1) of their intent to incur such Capital Expenditure, (2) that they anticipate being reimbursed for such Capital Expenditure, (3) the amount of such reimbursement and provided Agent with any other information reasonably requested by the Agent, and (D) any Capital Expenditure made with all or any portion of the proceeds from the sale of capital stock or other equity interests of the Obligors provided that such Capital Expenditure is made within sixty (60) days (or such longer period as may be agreed to by Agent in is sole discretion) after the date of the receipt of the initial proceeds from the sale of such capital stock or other equity interests), plus (iii) payments of principal on Funded Debt scheduled to be made or actually made during such period, other than prepayments of the Senior Convertible Notes pursuant to Section 8.14(f) and Permitted SCN Redemptions, plus (iv) all Distributions made during such period by PSS, other than Distributions pursuant to clause (f) of the definition of “Permitted Distributions” and Permitted Stock Redemptions, plus (v) all income taxes paid during such period in cash, in each case calculated on a consolidated basis for the Borrowers and their consolidated Subsidiaries for the twelve fiscal month period then ended.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary incorporated or organized in the United States of America or any jurisdiction, state or territory thereof.

“Fronting Exposure” means a Defaulting Lender’s Pro Rata Share of Letter of Credit Obligations or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 1.2(k)(iii).

“Full Payment” means with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are Letter of Credit Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Letter of Credit Issuer arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

“Funded Debt” means, as of any date of determination, (a) all principal of Debt under this Agreement, and, without duplication, (b) (i) Debt for money borrowed, (ii) Debt, whether or not in any such case the same was for money borrowed, (A) represented by notes payable, and drafts accepted, that represent extensions of credit, (B) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business), (iii) Debt that constitutes an obligation under a Capital Lease, and (iv) Debt that is such by virtue of clause (d) of the definition thereof, but only to the extent that the obligations guaranteed are obligations that would constitute Funded Debt; provided, however, the amount of Funded Debt on any date of determination shall be reduced by an amount, not to exceed the outstanding principal amount of Revolving Loans on such date, equal to the remainder of (1) the net amount of the Borrowers’ Cash Equivalents (plus collected funds in bank accounts of the Borrowers at the Bank) as of such date that are subject to the Agent’s perfected Liens and no prior Liens and that are capable of being liquidated within two Business Days without any penalty or premium and available for the general operations of the Borrowers, minus (2) the aggregate outstanding amount of (y) checks and similar instruments that have been written against the Borrowers’ bank accounts as of such date but have not yet cleared, whether or not such checks have been mailed or delivered or are being held by a Borrower, plus (z) automatic clearing house and other transfers that are pending against the Borrowers’ bank accounts as of such date, it being understood that the calculation of both items (1) and (2) above shall be made by the Borrowers in such detail as the Agent may require and shall be subject to the final approval of the Agent.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date. Notwithstanding anything to the contrary set forth in the Agreement, all references to GAAP as they relate to monthly financial statements shall be deemed to refer to GAAP as described in the preceding sentence with the exception of those non-GAAP practices of the Borrowers consistent with their historical practices immediately prior to the Closing Date. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly Financial Statements delivered pursuant to Section 6.2 (or, prior to the delivery of the first Financial Statements pursuant to Section 6.2, consistent with the Financial Statements as at March 30, 2011); provided, however, that if (a) the Borrowers shall object to determining such compliance on such basis at the time of delivery of such Financial Statements due to any change in GAAP or the rules promulgated with respect thereto after the Closing Date or (b) the Agent or the Required Lenders shall so object in writing within 90 days after delivery of such Financial Statements, then such calculations shall be made on a basis consistent with the most recent Financial Statements delivered by the Borrowers to the Lenders as to which no such objection shall have been made.

“General Intangibles” means all of each Obligor’s now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of each Obligor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Obligor in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Obligor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Obligor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Obligor.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantor” means each “Guarantor”, as defined in the first paragraph of the Agreement, together with any hereafter acquired or formed Subsidiary of PSS that becomes a “Guarantor” after the Closing Date pursuant to Section 8.20 or the provisions of the definition of “Permitted Acquisition”.

“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Obligor’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Imported Inventory Agreement” means an agreement duly executed by the Agent, the Borrowers and a customs broker, in form and content acceptable to the Agent, by which such customs broker agrees to act as the Agent’s bailee for the purpose of perfecting by possession the Agent’s security interest in original Documents that are from time to time in such custom broker’s possession, and to carry out the Agent’s instructions with respect to such original Documents and the Inventory of the Borrowers evidenced thereby.

“Indemnitees” means Agent Indemnities, Lender Indemnities, Letter of Credit Issuer Indemnitees and Bank of America Indemnitees.

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired by any Obligor.

“Interest Expense” means, for any fiscal period, the aggregate amount of interest required to be paid or accrued by the Borrowers and their consolidated Subsidiaries during such period on all Debt of the Borrowers and their consolidated Subsidiaries during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capital Leases or synthetic leases and unused commitment fees, facility fees and similar fees or expenses in connection with the borrowing of money.

“Interest Period” means, as to any LIBOR Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Loan, and ending on the date one, two, three or six months thereafter as selected by a Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit B, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit C, provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Stated Termination Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

“In-Transit Inventory” means Inventory that is in transit from a location outside the United States to a location of a Borrower in the United States.

“Inventory” means all of each Obligor’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Obligor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“Investment Property” means all of each Obligor’s right title and interest in and to any and all (a) securities, whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts, or (e) commodity accounts, as each such term is defined in the UCC.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Latest Projections” means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 6.2(e), the projections of the Obligors’ financial condition, results of operations, and cash flows, for the period commencing on March 30, 2011 and ending on March 30, 2016 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 6.2(f).

“Lead Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, solely in its capacity as sole arranger and sole book runner.

“Lender” and “Lenders” have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Agent in its capacity as provider of Swingline Loans, the Bank to the extent of any Swingline Loan outstanding and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

“Lender Indemnitees” means Lenders and their Affiliates and their respective officers, directors, employees, Affiliates, agents and attorneys.

“Letter of Credit” has the meaning specified in Section 1.3(a).

“Letter of Credit Fee” has the meaning specified in Section 2.6.

“Letter of Credit Issuer” means the Bank or any affiliate of the Bank that issues any Letter of Credit pursuant to this Agreement.

“Letter of Credit Issuer Indemnitees” means the Letter of Credit Issuer and its officers, directors, employees, Affiliates, agents and attorneys.

“Letter of Credit Obligations” means, at any date of determination, the sum of (a) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, plus (b) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

“Letter of Credit Reserve” means the aggregate amount of reserves established by the Agent from time to time in its reasonable credit judgment in respect of the Letter of Credit Obligations (which shall in no event exceed the then outstanding Letter of Credit Obligations).

“Letter of Credit Subfacility” means $20,000,000.

“LIBOR” means, for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

“LIBOR Interest Payment Date” means, with respect to a LIBOR Loan, the Termination Date, the first day of each calendar month while such LIBOR Loan is outstanding and the last day of each Interest Period applicable to such Loan.

“LIBOR Loans” means all LIBOR Revolving Loans.

“LIBOR Revolving Loan” means a Revolving Loan during any period in which it bears interest based on LIBOR.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting real property; and (c) any contingent or other agreement to provide any of the foregoing, except any agreement conditioned on the termination of the Commitments and the payment in full of the Obligations.

“Loan Account” means the loan account of the Borrowers, which account shall be maintained by the Agent.

“Loan Documents” means this Agreement, each Note, the Fee Letter, the Trademark Security Agreement, the Copyright Security Agreement, the Security Agreement, each Pledge Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

“Loans” means, collectively, all loans and advances provided for in Article 1.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Obligors, taken as a whole, or the Collateral, taken as a whole; (b) a material impairment of the ability of the Obligors, taken as a whole, to perform any material obligation under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party.

“Material Agreement” means a contract or agreement, the loss or cancellation of which could reasonably be expected to have a Material Adverse Effect.

“Material Subsidiary” means, as of the end of any fiscal quarter, any Subsidiary of the Borrowers (a) whose consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on such date exceed five percent (5%) of consolidated EBITDA of the Borrowers and their consolidated Subsidiaries for such period or (b) that owns five percent (5%) of consolidated total assets of the Borrowers and their consolidated Subsidiaries on a consolidated basis.

“Maximum Revolver Amount” means $300,000,000, subject to increase up to $400,000,000 as set forth in Section 1.2(j).

“Mortgages” means any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by any Obligor to or for the benefit of the Agent by which the Agent acquires the Agent’s Liens on the Real Estate, and all amendments, modifications and supplements thereto.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Obligor or any ERISA Affiliate.

“Net Amount of Eligible Accounts” means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

“Net Cash Proceeds” shall mean, with respect to any sale, lease, transfer, casualty loss or other disposition or loss of assets by any Borrower Party or any issuance by any Obligor of any capital stock or other equity interests or the incurrence by any Obligor of any Debt (other than the Obligations), the aggregate amount of cash received for such assets or capital stock or other equity interests, or as a result of such Debt, net of taxes payable by such Borrower Party as a result of any such event and net of reasonable and customary costs and expenses actually incurred in connection therewith.

“Net Orderly Liquidation Value” means the net orderly liquidation value of the Inventory, as reflected in the most recent Appraisal received by the Agent in accordance with Section 8.4(c).

“Note” shall mean each Revolving Note.

“Notice of Borrowing” has the meaning specified in Section 1.2(b).

“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(b).

“Noticed Hedges” means Secured Bank Product Obligations arising under a Hedging Agreement.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Obligor to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to any Obligor hereunder or under any of the other Loan Documents. “Obligations” includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit, and (b) Secured Bank Product Obligations.

“Obligor” means any Borrower or any Guarantor, and “Obligors” means the Borrowers and the Guarantors, collectively.

“OSHA” means the Occupational Safety and Hazard Act of 1970.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Overadvance” has the meaning specified in Section 1.2(h).

“Overadvance Loan” means a Base Rate Revolving Loan made when an Overadvance exists or is caused by the funding thereof.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“Payment Conditions” means, with respect to the consummation of a Permitted Acquisition, a Permitted Distribution, Permitted SCN Redemption, a Permitted Stock Redemption, a prepayment, an Investment permitted pursuant to clause (s) of the definition thereof, a Permitted Asset Disposition or other transaction or event set forth herein that is subject to satisfaction of the “Payment Conditions” (each, a “Permitted Transaction”), each of the following conditions: (a) no Default or Event of Default has occurred and is continuing or would immediately result from the consummation of the Permitted Transaction, (b) Average Availability for the 60 day period immediately preceding such Permitted Transaction calculated on a pro forma basis assuming such Permitted Transaction occurred on the first day of such period (including any Loans made hereunder to finance such Permitted Transaction and repayments of the Loans with proceeds of such Permitted Transaction) shall be greater than or equal to the greater of (i) 15% of the Maximum Revolver Amount and (ii) $45,000,000, (c) Availability, on the date of such Permitted Transaction, immediately after giving effect to the consummation of such Permitted Transaction (including any Loans made hereunder to finance such Permitted Transaction and repayments of the Loans with proceeds of such Permitted Transaction) shall be greater than or equal to the greater of (i) 15% of the Maximum Revolver Amount and (ii) $45,000,000, (d) after giving effect to the consummation of such Permitted Transaction, the Borrowers are in compliance with the financial covenant set forth in Section 8.23 on a pro forma basis (it being understood that this requirement shall apply whether or not such financial covenant would otherwise be effective in accordance with its terms); provided, that such financial covenants shall be measured as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 6.2(b) or (c), as the case may be, for the twelve fiscal month period then ended and (e) each Borrower and each Guarantor shall be Solvent before and after giving effect to such Permitted Transaction.

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Obligor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” means an Acquisition in the same or a similar line of business to that conducted by the Obligors (the “Target”) so long as: (a) the Obligors, in the case of an Acquisition involving consideration (excluding consideration in the form of equity interests) in excess of $50,000,000 shall provide the Agent notice of the proposed Acquisition, and such available pro forma and historical financial statements and other information and documents relating to the proposed Acquisition as the Agent may reasonably request, at least 5 days prior to the date of the consummation of the proposed Acquisition; (b) the Payment Conditions are satisfied; (c) such acquisition does not involve a “hostile” takeover or tender offer and shall have been approved by the Target’s board of directors (or equivalent governing body); (d) a Responsible Officer delivers to the Agent a certificate certifying that the Payment Conditions are satisfied; (e) no Obligor shall, as a result of or in connection with any such acquisition assume, or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation or other matters) that could reasonably be expected to have a Material Adverse Effect, (f) all material approvals from Governmental Authorities and other third parties necessary in connection with such acquisition shall have been obtained and shall be in full force and effect, (g) in connection with an acquisition of the equity interests in any Target, all Liens on property of such Target shall be terminated unless permitted pursuant to the Loan Documents, and in connection with an acquisition of the assets of any Target, all Liens on such assets shall be terminated unless permitted pursuant to the Loan Documents and (h) if the Target will become a Subsidiary of a Borrower in connection with such acquisition, the Borrowers and the Target shall cause the Target to become a Borrower (or, if the Agent requires, a Guarantor) hereunder and otherwise comply with Section 8.32. For purposes of determining whether the Payment Conditions are satisfied and for all other purposes under the Agreement, unless otherwise agreed to by Agent in writing, no assets of the Target shall be included in the calculation of the Borrowing Base or Availability until the Agent has completed a field examination satisfactory to it with respect to the Target and its assets (it being understood that, notwithstanding the completion of a satisfactory field examination, the Agent shall have the right, in its reasonable credit judgment, to establish lower advance rates and/or reserves against the Accounts and Inventory of the Target and/or to elect not to include any such Accounts or Inventory as Eligible Accounts or Eligible Inventory).

“Permitted Asset Disposition” means, as long as no Default or Event of Default exists and, during a Dominion Trigger Period, all Net Cash Proceeds are remitted to the Agent to be applied to the Obligations in accordance with the provisions of Section 3.1(d), an Asset Disposition that is

(a) a sale of Inventory in the ordinary course of its business,

(b) a sale or other disposition of items of Equipment or other Fixed Assets in the ordinary course of business that are obsolete or no longer useable by the Obligors in their business with an orderly liquidation value not to exceed $5,000,000 in the aggregate in any Fiscal Year,

(c) an issuance of equity securities (excluding equity securities which require mandatory redemption or repurchase by PSS except at a time when all Obligations have been repaid in full) by PSS,

(d) a sale of Cash Equivalents and investments described under clauses (d) through (j), (l), (n) and (q) of the definition of Restricted Investments, in each case for fair value,

(e) an Asset Disposition resulting from casualties and condemnations,

(f) an Asset Disposition among Obligors,

(g) a merger or consolidation of any Subsidiary into an Obligor where such Obligor is the surviving entity,

(i) a merger or consolidation of any Subsidiary of an Obligor with any Person (other than an Obligor) in order to effectuate a Permitted Acquisition if (i) such Subsidiary shall be the surviving entity, and (ii) the Obligors comply with the requirements set forth in the definition of Permitted Acquisition,

(j) a dissolution, liquidation or winding-ups of any Subsidiary of a Borrower that is not an Obligor,

(k) an asset or stock sale or other disposition not related to the core business of the Borrowers conducted on the Closing Date so long as such assets were acquired by the Borrowers or a Subsidiary pursuant to a Permitted Acquisition and the aggregate proceeds of all such sales and dispositions do not exceed $10,000,000 in any Fiscal Year,

(l) a sale of assets in connection with any sale and leaseback transaction permitted under Section 8.19,

(m) a sale, lease, transfer, assignment or other disposition of assets (other than in connection with a casualty or condemnation or a securitization transaction) of the Borrowers or any of their Subsidiaries to any other Person so long as the consideration received consists of cash and the fair market value of all property disposed of pursuant to this clause (m) does not exceed $5,000,000 in the aggregate in any Fiscal Year,

(n) an Asset Disposition by a Foreign Subsidiary, and

(o) an Asset Disposition (other than in connection with a casualty or condemnation or a securitization transaction) of the Borrowers or any of their Subsidiaries to any other Person so long as (i) so long as no Default or Event of Default has occurred and is continuing or would immediately result from the consummation of such Asset Disposition, (ii) Availability, on the date of such Asset Disposition, immediately after giving effect to the consummation of such Asset Disposition shall be greater than or equal to $75,000,000, (iii) Obligors have demonstrated that, after giving effect to the consummation of such Asset Disposition, the Fixed Charge Coverage Ratio as of the most recent fiscal quarter end for which Financial Statements have been (or were required to be) delivered hereunder for the twelve fiscal months then ended was at least 1.25 to 1.00.

“Permitted Debt” has the meaning set forth in Section 8.13.

“Permitted Distributions” means: (a) Distributions to any Obligor by its Subsidiaries; (b) repurchases of equity securities and equity rights, from former or departing officers, directors and employees not to exceed $5,000,000 in the aggregate in any Fiscal Year; (c) Permitted Stock Redemptions; (d) Upstream Payments; (e) Distributions funded with proceeds received from a concurrent issuance of new common capital stock or other equity interests of an Obligor or Subsidiary (other than any such issuance to such Obligor or Subsidiary); (f) any other Distribution made by any Obligor if the Payment Conditions are satisfied.

“Permitted Liens” means:

(a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $2,500,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the Obligors’ books and records and a stay of enforcement of any such Lien is in effect;

(b) the Agent’s Liens;

(c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that such Liens secure only amounts which are not yet due and payable (or, if due and payable, are unfiled and no other action has been taken to enforce the same) or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(e) Liens constituting encumbrances in the nature of leases, reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the applicable Obligor’s business;

(f) Liens arising from judgments and attachments in connection with court proceedings (or bond securing same) provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

(g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties not yet due and payable in connection the importation of goods;

(h) Liens securing Refinancings permitted under this Agreement limited to the property securing the Debt subject to the Refinancing;

(i) Liens consisting of limitations on dispositions of property arising under contracts for Asset Dispositions on the property subject to the Asset Disposition pending the closing of such Asset Disposition; and

(j) Liens in cash or Cash Equivalents in an aggregate amount at any time not to exceed $250,000 as security for the Obligors’ obligations with respect to Bank Products.

“Permitted SCN Redemptions” means cash redemptions or conversions of Senior Convertible Notes so long as the Payment Conditions are satisfied and a Responsible Officer delivers to the Agent a certificate stating that the Payment Conditions are satisfied.

“Permitted Stock Redemptions” means (a) redemptions of capital stock (or warrants or options to purchase same) of PSS or other Obligors other than general redemptions or purchases in the open market not to exceed $5,000,000 in the aggregate per Fiscal Year and (b) other redemptions of capital stock of PSS so long as the Payment Conditions are satisfied and a Responsible Officer delivers to the Agent a certificate stating that the Payment Conditions are satisfied; provided, that, in the case of a series of redemptions over consecutive Business Days, unless otherwise required by the Agent, the Borrowers shall only be required to deliver the foregoing certificate as of the first date of such series of redemptions (such certificate to be delivered on the first date of such series of redemptions) and as of the last date of such series of redemptions (such certificate to be delivered within two Business Days after the last date of such series of redemptions).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Obligor sponsors or maintains or to which any Obligor makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Pledge Agreement” means each Pledge Agreement dated on or about the Closing Date pursuant to which an Obligor pledges to the Agent, for the benefit of itself and the Lenders, 100% of the capital stock or other equity interests of each Subsidiary owned by such Obligor.

“Prime Rate” means the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Proprietary Rights” means all of any Obligor’s now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications (except for United States “intent to use” applications filed pursuant to Section of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender’s participation in Swingline Loans and Agent Advances.

“Real Estate” means all of each Obligor’s now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Obligor’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Real Estate Financing” means Funded Debt of the Obligors that is either unsecured or secured only by Liens on Real Estate owned by the Obligors or their Subsidiaries.

“Refinance” means, in respect of any security or Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Debt in exchange or replacement for, such security or Debt in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property other than in accordance with Environmental Laws.

“Reportable Event” means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Lenders” means at any time Lenders whose Pro Rata Shares aggregate more than 50%; provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Reserve Percentage” means the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued by the Board of Governors for determining the maximum reserve requirement for Eurocurrency liabilities.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, the Maximum Revolver Amount, Eligible Accounts or Eligible Inventory, established by the Agent from time to time in the Agent’s reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Agent’s credit judgment: (a) Bank Products Reserves, (b) Letter of Credit Reserves, (c) the Senior Convertible Notes Reserve, (d) reserves for rent at leased locations and storage charges at warehouse locations (only if the Agent has not received a landlord’s or warehouseman’s waiver or subordination in form and substance satisfactory to the Agent), (e) Inventory shrinkage reserves, and (F) dilution reserves.

“Responsible Officer” means the chief executive officer or the president of PSS, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, a Designated Financial Officer.

“Restricted Investment” means, as to each Obligor, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of equity interests or assets of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition (each an “Investment”), except the following:

(a) acquisitions of Equipment to be used in the business of such Obligor so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder;

(b) acquisitions of Inventory, Real Estate and Proprietary Rights in the ordinary course of business of such Obligor;

(c) acquisitions of assets (including assets received in connection with the settlement of Accounts with bankrupt or insolvent Account Debtors) acquired in the ordinary course of business of such Obligor, but in any event excluding acquisitions of all or a substantial portion of the assets or equity interests of another Person;

(d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

(e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with (i) any Lender, (ii) any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000, or (iii) any bank having one of the two highest ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Corporation;

(f) acquisitions of commercial paper given a rating of “A2” or better by Standard & Poor’s Corporation or “P2” or better by Moody’s Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof;

(g) repurchase agreements with a bank or trust company (including any of the Lenders that are banks) or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the applicable Borrower or any other Obligor shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(h) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof or which the holder has the right to require the issuer to repurchase at a price greater than or equal to the principal amount thereof within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor’s Corporation and Moody’s Investors Service, Inc.;

(i) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing clauses (d) through (h);

(j) other liquid Investments with a maturity within 60 days after the acquisition thereof so long as the aggregate outstanding amount of such liquid Investments (net of return of such Investments through repayment of principal, return of capital or sale) does not exceed $10,000,000 at any time;

(k) Hedge Agreements;

(l) investments in cash collateral for Letter of Credit Obligations, in each case deposited with the Agent as provided in this Agreement;

(m) Permitted Acquisitions;

(n) Investments existing as of the Closing Date and set forth on Schedule 1.2;

(o) Investments by an Obligor in another Obligor;

(p) advances to officers, directors and employees (i) existing as of the Closing Date in an aggregate amount not to exceed $250,000, (ii) for moving, travel and other expenses (including commission draws) incurred in the ordinary course of business consistent with the Borrowers’ past practices, and (iii) arising after the Closing Date for other purposes in an aggregate outstanding amount not to exceed $500,000;

(q) Investments consisting of Guarantees otherwise permitted under Section 8.12;

(r) Investments consisting of consideration received in Asset Dispositions permitted under Section 8.9;

(s) Investments in Foreign Subsidiaries not to exceed in the aggregate $5,000,000 per Fiscal Year; and

(t) any Investment made by an Obligor if the Payment Conditions are satisfied.

“Revolving Loans” has the meaning specified in Section 1.2 and includes each Overadvance, Agent Advance and Swingline Loan.

“Revolving Note” a promissory note executed by Borrowers in favor of a Lender in the form of Exhibit F, in the amount of such Lender’s Commitment.

“Secured Bank Product Obligations” means Bank Product Debt owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates) specified by such provider in writing to Agent pursuant to a notice in the form of Exhibit E, which amount may be established or increased (by further written notice to Agent from time to time) as long as no Default or Event of Default exists and no Overadvance would result from establishment of a Bank Product Reserve for such amount and all other Secured Bank Product Obligations (provided that during the existence of a Default, Event of Default or Overadvance such amount may be increased solely by reason of fluctuations arising from mark to market exposure).

“Secured Bank Product Provider” means (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, by the later of the Closing Date or 10 Business Days following creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral, and (ii) agreeing to be bound by Section 13.21.

“Secured Parties” means Agent, Letter of Credit Issuer, Lenders and Secured Bank Product Providers.

“Senior Convertible Notes” means those certain 3.125% Convertible Senior Notes by PSS due 2014, in the aggregate original principal amount of up to $230,000,000, issued pursuant to the Senior Convertible Notes Indenture.

“Senior Convertible Notes Indenture” means that certain Indenture dated August 4, 2008, between PSS, as issuer, and U.S. Bank National Association, as trustee, that provides for the issuance of the Senior Convertible Notes.

“Senior Convertible Notes Reserve” means (a) for the period from the Closing Date through the date that is ninety (90) days prior to August 1, 2014, the current stated maturity of the Senior Convertible Notes, a reserve in the amount of $0, and (b) for the period from and including the date that is (90) days prior to August 1, 2014, the current stated maturity of the Senior Convertible Notes, a reserve in the amount of the outstanding principal amount of the Senior Convertible Notes and the accrued interest thereon on such date.

“Settlement” and “Settlement Date” have the meanings specified in Section 1.2(k)(i)(B).

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

(b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

(d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Payment Conditions” means, with respect to the incurrence of Funded Debt under Section 8.13(j), each of the following conditions: (a) no Default or Event of Default has occurred and is continuing or would immediately result from the incurrence of such Funded Debt, (b) Average Availability for the 60 day period immediately preceding the incurrence of such Funded Debt calculated on a pro forma basis assuming such Funded Debt was incurred on the first day of such period (including any repayments of the Loans with proceeds of such Funded Debt) shall be greater than or equal to $75,000,000, (c) Availability, on the date of the incurrence of such Funded Debt, immediately after giving effect to the incurrence of such Funded Debt (including any repayments of the Loans with proceeds of such Funded Debt) shall be greater than or equal to $75,000,000, (d) after giving effect to the incurrence of such Funded Debt, on a pro forma basis, the Borrowers shall have demonstrated that the Fixed Charge Coverage Ratio as of the most recent fiscal month end for which Financial Statements have been (or were required to be) delivered hereunder for the twelve fiscal months then ended was at least 1.25 to 1.00 and (e) each Borrower and each Guarantor shall be Solvent before and after giving effect to the incurrence of such Funded Debt.

“Stated Termination Date” means November 16, 2016.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrowers.

“Supporting Letter of Credit” has the meaning specified in Section 1.3(g).

“Supporting Obligations” means all supporting obligations as such term is defined in the UCC.

“Swingline Loan” any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent’s or each Lender’s net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office; provided, however, that the term “Taxes” shall not include “Other Taxes”.

“Termination Date” means the earliest to occur of (a) the Stated Termination Date, (b) the date the Agreement is terminated either by the Borrowers pursuant to Section 3.2 or by the Required Lenders pursuant to Section 10.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

“Titled Collateral” means motor vehicles, trucks, trailers, tractors and automobiles.

“Trademark Agreement” means the Second Amended and Restated Conditional Assignment and Trademark Security Agreement, dated as of the date hereof, executed and delivered by the Obligors to the Agent to evidence and perfect the Agent’s Liens in each Obligor’s present and future patents, trademarks, and related licenses and rights.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Georgia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unused Letter of Credit Subfacility” means an amount equal to the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 2.5.

“Upstream Payment” means a Distribution by a Subsidiary of an Obligor to such Obligor.

Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP applied on a basis consistent with the most recent audited Financial Statements of Borrowers delivered to the Agent before the Closing Date, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 8.23 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

(c) (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term “including” is not limiting and means “including without limitation.”

(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iv) The word “or” is not exclusive.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

(f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) For purposes of Section 10.1, a breach of the financial covenant contained in Sections 8.23 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

(h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, each Obligor and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

SCHEDULE 1.1

COMMITMENTS

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$100,000,000	33.34%
Wells Fargo Bank, National Association	$55,000,000	18.33%
JPMorgan Chase Bank, N.A.	$55,000,000	18.33%
U.S. Bank National Association	$30,000,000	10.00%
SunTrust Bank	$30,000,000	10.00%
Branch Banking and Trust Company	$30,000,000	10.00%

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

See attached. *

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

NOTICE OF BORROWING

Date:             , 20

To:	Bank of America, N.A. as Agent for the Lenders who are parties to the Second Amended and Restated Credit and Security Agreement dated as of November 16, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”) among PSS World Medical, Inc., a Florida corporation (“Borrowers’ Agent”), and certain of its Subsidiaries, as borrowers, certain other Subsidiaries, as Guarantors, certain Lenders which are parties thereto, and Bank of America, N.A., as Agent

Ladies and Gentlemen:

The undersigned, being the Borrowers’ Agent under the Credit and Security Agreement, refers to the Credit and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

1.	The Business Day of the proposed Borrowing is , 20 .

2.	The aggregate amount of the proposed Borrowing is $ .

3.	The Borrowing is to be comprised of $ of Base Rate and $ of LIBOR Loans.

4.	The duration of the Interest Period for the LIBOR Loans, if any, included in the Borrowing shall be months.

The undersigned hereby certifies, on behalf of all of the Borrowers, that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) The representations and warranties of the Obligors contained in the Credit and Security Agreement are true and correct in all material respects on and as of the date of the proposed Borrowing as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Obligors that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;

(c) No event has occurred and is continuing, or would result from such proposed Borrowing, which has had or would have a Material Adverse Effect;

(d) As of the date hereof, before and after giving effect to the proposed Borrowing, each of the Obligors is Solvent; and

(e) The proposed Borrowing will not exceed Availability.

PSS WORLD MEDICAL, INC.

By:
Name:
Title:

EXHIBIT C

NOTICE OF CONTINUATION/CONVERSION

Date:             , 20

To:	Bank of America, N.A. as Agent for the Lenders to the Second Amended and Restated Credit and Security Agreement dated as of November 16, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”) among PSS World Medical, Inc., a Florida corporation (“Borrowers’ Agent”), and certain of its Subsidiaries, as borrowers, certain other Subsidiaries, as Guarantors, certain Lenders which are parties thereto, and Bank of America, N.A., as Agent

Ladies and Gentlemen:

The undersigned, being the Borrowers’ Agent, refers to the Credit and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

1.	The Continuation/Conversion Date is , 20 .

2.	The aggregate amount of the Loans to be [converted] [continued] is $ .

3.	The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

4.	The duration of the Interest Period for the LIBOR Loans included in the [conversion] [continuation] shall be months.

The undersigned hereby certifies, on behalf of all the Borrowers, that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

(b) The proposed [conversion] [continuation] will not exceed Availability.

PSS WORLD MEDICAL, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of             , 20     is made between                      (the “Assignor”) and                      (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to that certain Second Amended and Restated Credit and Security Agreement dated as of November 16, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”) among PSS World Medical, Inc., a Florida corporation, and certain of its Subsidiaries, as borrowers (the “Borrowers”), certain other Subsidiaries, as Guarantors, the several financial institutions from time to time party thereto (including the Assignor, the “Lenders”), and Bank of America, N. A., as agent for the Lenders (the “Agent”). Any terms defined in the Credit and Security Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit and Security Agreement;

WHEREAS, as provided under the Credit and Security Agreement, the Assignor has committed to making Loans (the “Committed Loans”) to the Borrowers in an aggregate amount not to exceed $         (the “Commitment”);

WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $         to the Borrowers;

WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders’ liabilities under Letters of Credit in an aggregate principal amount of $         (the “L/C Obligations”)] [no Letters of Credit are outstanding under the Credit and Security Agreement]; and

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit and Security Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $         (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance)     % (the “Assignee’s Percentage Share”) of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit and Security Agreement and the Loan Documents.

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit and Security Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit and Security Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit and Security Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit and Security Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 3.7, 4.1, 4.3 and 15.11 of the Credit and Security Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Commitment will be $        .

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Commitment will be $        .

2. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $        , representing the Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 12.2(a) of the Credit and Security Agreement.

3. Reallocation of Payments.

Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4. Independent Credit Decision.

The Assignee (a) acknowledges that it has received a copy of the Credit and Security Agreement and the Annexes, Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit and Security Agreement.

5. Effective Date; Notices.

(a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be             , 20     (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

[(ii) the consent of the Agent [and the Borrowers’ Agent] required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

(iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

[(iv) the Assignee shall have complied with Section 12.2 of the Credit and Security Agreement (if applicable);]

(v) the processing fee referred to in Section 2(b) hereof and in Section 12.2(a) of the Credit and Security Agreement shall have been paid to the Agent; and

(b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers’ Agent and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6. [Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

(a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit and Security Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit and Security Agreement.

(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit and Security Agreement.]

7. Withholding Tax.

The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers’ Agent prior to the time that the Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

(a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit and Security Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit and Security Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit and Security Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any Borrower or any other Obligor, or the performance or observance by any Borrower or any other Obligor, of any of its respective obligations under the Credit and Security Agreement or any other instrument or document furnished in connection therewith.

(c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit and Security Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.

9. Further Assurances.

The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10. Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any state court sitting in the State of Georgia or any federal court sitting in the Northern District of Georgia over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AND SECURITY AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:
Address:

[ASSIGNEE]

By:
Name:
Title:
Address:

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

NOTICE OF ASSIGNMENT AND ACCEPTANCE

            , 20

Bank of America, N.A.

300 Galleria Parkway, Suite 800

Atlanta, GA 30339

Attn: Account Executive

[PSS World Medical, Inc.

4345 Southpoint Boulevard

Jacksonville, FL 32216]

Ladies and Gentlemen:

We refer to the Second Amended and Restated Credit and Security Agreement dated as of November 16, 2011 (as amended, restated, supplemented or otherwise modified from time to time the “Credit and Security Agreement”) among PSS World Medical, Inc., a Florida corporation, and certain of its Subsidiaries, as borrowers, certain other Subsidiaries, as Guarantors, the Lenders referred to therein, and Bank of America, N. A., as agent for the Lenders (the “Agent”). Terms defined in the Credit and Security Agreement are used herein as therein defined.

1. We hereby give you notice of, and request your consent to, the assignment by                     (the “Assignor”) to                     (the “Assignee”) of     % of the right, title and interest of the Assignor in and to the Credit and Security Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor’s participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand and agree that the Assignor’s Commitment, as of , 20    , is $        , the aggregate amount of its outstanding Loans is $        , and its participation in L/C Obligations is $        .

2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Credit and Security Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit and Security Agreement.

3. The following administrative details apply to the Assignee:

(A)	Notice Address:

Assignee name:

Address:

Attention:

Telephone: (    )

Telecopier: (    )

Telex (Answerback):

(B)	Payment Instructions:

Account No.:
At:

Reference:
Attention:

4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

BANK OF AMERICA, N. A., as Agent

By:
Name:
Title:

[PSS WORLD MEDICAL, INC.

By:
Name:
Title: ]

EXHIBIT E

FORM OF NOTICE REGARDING BANK PRODUCT OBLIGATIONS

[Date]

VIA FACSIMILE AND FEDEX

Bank of America, N.A.,

    as the Agent

300 Galleria Parkway

Suite 800

Atlanta, GA 30339

Attention: Mr. John M. Olsen

Facsimile No.: (404) 607-3277

Re: PSS World Medical, Inc.

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of November 16, 2011 (as amended, restated supplemented or otherwise modified from time to time, the “Credit and Security Agreement”) among PSS World Medical, Inc., a Florida corporation (“PSS”), certain Subsidiaries of PSS, as Borrowers, certain other Subsidiaries of PSS, as Guarantors, the Lenders party thereto from time to time, and Bank of America, N.A., as agent for the Lenders (in such capacity, the “Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit and Security Agreement.

Pursuant to the terms of the Credit and Security Agreement, [INSERT NAME OF LENDER OR AFFILIATE OF LENDER] hereby notifies the Agent that (a) [INSERT NAME OF LENDER OR AFFILIATE OF LENDER] has extended Bank Products to a Borrower or a Subsidiary and (b) that the amount of the Bank Products so extended is $[        ] on the date hereof. Pursuant to the terms of the Credit and Security Agreement, [INSERT NAME OF LENDER OR AFFILIATE OF LENDER] hereby requests that the Agent acknowledge such notice and agree that $[        ] of such Bank Products will constitute “Secured Bank Product Obligations” under and for purposes of the Credit and Security Agreement, will constitute “Obligations” under and for purposes of the Credit and Security Agreement and, at the Agent’s discretion, will be included in the Bank Product Reserve established by the Agent.

By its signature below, the Agent hereby acknowledges such notice and agrees that $[        ] of Bank Products provided by [INSERT NAME OF LENDER OR AFFILIATE OF LENDER] will constitute “Secured Bank Product Obligations” under and for purposes of the Credit and Security Agreement, will constitute “Obligations” under and for purposes of the Credit and Security Agreement and, at the Agent’s discretion, will be included in the Bank Product Reserve.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

1

Very truly yours,

[INSERT NAME OF APPLICABLE LENDER OR AFFILIATE OF LENDER]

By:
Name:
Title:

ACCEPTED AND AGREED TO BY:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

2

SCHEDULE 1.2

Existing Investments

1.	See Schedule 7.7.
2.	Pathway Health Services, Inc. – Convertible Note in the amount of $3,280,000.

SCHEDULE 7.3

Organization and Qualifications

Name of Obligor	Qualified Jurisdictions

PSS World Medical, Inc.	All 50 states

DS Holdings, Inc.	FL/DE

Gulf South Medical Supply, Inc.	DE

Linear Holdings, LLC	FL/DE

Physician Sales & Service, Inc.	FL

PSS Holding, Inc.	FL

PSS Service, Inc.	FL

Theratech, Inc.	FL/TN

ThriftyMed, Inc.	FL

WorldMed Shared Services, Inc.	FL

ProClaim, Inc.	FL/TN

Cascade Medical Supply, Inc.	FL/WA

Ancillary Management Solutions, Inc.	FL/TN

DSRx, Inc.	CA

Dispensing Solutions Acquisition Corp.	FL/CA

Dispensing Solutions, Inc.	FL/DE

POC Management Group, LLC	FL/CA

Stat Rx USA, LLC	FL/DE

Linear Medical Solutions, LLC	FL/DE

ClaimOne, LLC	FL/DE

BottomLine Medical Solutions, LLC	FL/DE

Scrip Pak, LLC	FL

Physician Sales & Service Limited Partnership	FL

SCHEDULE 7.4

Corporate Name; Prior Transactions

Name of Obligor	Other Legal or Trade Names	Mergers/Acquisition

PSS World Medical, Inc.	Physician Sales & Service; Physician Sales and Service; Southern Anesthesia & Surgical; Medsol; Southern Anesthesia & Surgical, Inc.; Activus Merger Sub, Inc.	4UOrtho, LLC; Activus Healthcare Solutions, Inc.; CASAD Surgical Supply Co., Inc.; Cascade Medical Supply, Inc.; Controlled Healthcare, LLC; DS Holdings, Inc.; Elite Medical Supply, LLC; FVS Holdings, Inc.; Linear Holdings, LLC; McNaMed, Inc.; MediGen, LLC; Medsol, Inc.; Scenic Medical, Inc.; Theratech, Inc.; Western New York Surgical Supply, Inc.

DS Holdings, Inc.	None	None

Gulf South Medical Supply, Inc.	Medex USA	MedEx USA, Inc.; Northwest Medical, Inc.; Pathway Health Services, Inc.; Star Medical, Inc. (d/b/a Pacific Northwest Medical); Standard Medical Supply, Inc.

Linear Holdings, LLC	None	None

Physician Sales & Service, Inc.	None	None

PSS Holding, Inc.	None	None

PSS Service, Inc.	None	None

Theratech, Inc.	None	None

ThriftyMed, Inc.	None	None

WorldMed Shared Services, Inc.	PSS World Medical Shared Services, Inc.; Gulf South Medical Shared Services, Inc.	None

ProClaim, Inc.	None	None

Cascade Medical Supply, Inc.	None	None

Ancillary Management Solutions, Inc.	None	None

DSRx, Inc.	None	None

Dispensing Solutions Acquisition Corp.	None	None

Dispensing Solutions, Inc.	None	None

POC Management Group, LLC	None	None

Stat Rx USA, LLC	None	Stat Rx USA LLC

Linear Medical Solutions, LLC	None	None

ClaimOne, LLC	None	None

BottomLine Medical Solutions, LLC	None	BottomLine Medical, Inc.

Scrip Pak, LLC	None	None

Physician Sales & Service Limited Partnership	None	None

SCHEDULE 7.5

Subsidiaries and Affiliates

Name of Subsidiary or Affiliate	Jurisdiction of Organization of Subsidiary or Affiliate	Relationship to PSS/ Owned by	Percentage of Entity Owned

DS Holdings, Inc.	DE	PSS World Medical, Inc.	100%

Gulf South Medical Supply, Inc.	DE	PSS World Medical, Inc.	100%

Linear Holdings, LLC	DE	PSS World Medical, Inc.	100%

Physician Sales & Service, Inc.	FL	PSS World Medical, Inc.	100%

PSS Holding, Inc.	FL	PSS World Medical, Inc.	100%

PSS Service, Inc.	FL	PSS World Medical, Inc.	100%

Theratech, Inc.	TN	PSS World Medical, Inc.	100%

ThriftyMed, Inc.	FL	PSS World Medical, Inc.	100%

WorldMed Shared Services, Inc.	FL	PSS World Medical, Inc.	100%

PSS/Gulf South Employee Relief Fund, Inc.	FL	PSS World Medical, Inc.	100%

PSS/Gulf South Medical Supply Relief Fund, Inc.	FL	PSS World Medical, Inc.	100%

PSS/WM Employee Education Fund, Inc.	FL	PSS World Medical, Inc.	100%

ProClaim, Inc.	TN	Gulf South Medical Supply, Inc.	100%

Cascade Medical Supply, Inc.	WA	Gulf South Medical Supply, Inc.	100%

Ancillary Management Solutions, Inc.	TN	ProClaim, Inc.	100%

DSRx, Inc.	CA	DS Holdings, Inc.	100%

Dispensing Solutions Acquisition Corp.	CA	DS Holdings, Inc.	100%

Dispensing Solutions, Inc.	DE	DS Holdings, Inc.	100%

POC Management Group, LLC	CA	Dispensing Solutions, Inc.	100%

Stat Rx USA, LLC	DE	Linear Holdings, LLC	100%

Linear Medical Solutions, LLC	DE	Linear Holdings, LLC	100%

ClaimOne, LLC	DE	Linear Holdings, LLC	100%

BottomLine Medical Solutions, LLC	DE	Linear Holdings, LLC	100%

Scrip Pak, LLC	FL	Stat Rx USA, LLC	100%

Physician Sales & Service Limited Partnership	FL	PSS Holding, Inc.	99%

Physician Sales & Service Limited Partnership	FL	PSS World Medical, Inc.	1%

PSS Global Sourcing Limited	Thailand	*	*

PSS Global Sourcing Limited	Thailand	*	*

PSS Global Sourcing Limited	Thailand	*	*

PSS Global Holdings	Bermuda	*	*

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Name of Subsidiary or Affiliate	Jurisdiction of Organization of Subsidiary or Affiliate	Relationship to PSS/ Owned by	Percentage of Entity Owned
PSS Global Holdings	Bermuda	*	*

PSS Southeast Asia Limited	Malaysia	*	*

PSS Global Sourcing Hong Kong Limited	Hong Kong	*	*

PSS HK1 Limited	Hong Kong	*	*

PSS Global Sourcing Limited	Hong Kong	*	*

PSS Global Sourcing CBT	China	*	*

PSS China Sourcing Limited	Hong Kong	*	*

PSS China Sourcing Shanghai Rep Office	China	*	*

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

2

SCHEDULE 7.7

Capitalization

Obligor	Number of Authorized Shares, Etc.	Type of Stock	Number of Outstanding Shares, Etc.	Names of the record and beneficial owners of all such shares
DS Holdings, Inc.	3,000,000	Preferred	2,690	PSS World Medical, Inc.
	30,000,000	Common	3,887,950
Gulf South Medical Supply, Inc.	1,000	Common	100	PSS World Medical, Inc.
Linear Holdings, LLC	N/A	Units	100	PSS World Medical, Inc.
Physician Sales & Service, Inc.	7,000	Common	100	PSS World Medical, Inc.
PSS Holding, Inc.	1,000	Common	100	PSS World Medical, Inc.
PSS Service, Inc.	1,000	Common	100	PSS World Medical, Inc.
Theratech, Inc.	5,000	Common	2,500	PSS World Medical, Inc.
ThriftyMed, Inc.	7,000	Common	100	PSS World Medical, Inc.
WorldMed Shared Services, Inc.	10,000	Common	1,000	PSS World Medical, Inc.
ProClaim, Inc.	1,000	Common	1,000	Gulf South Medical Supply, Inc.
Cascade Medical Supply, Inc.	50,000	Common	19,375	Gulf South Medical Supply, Inc.
Ancillary Management Solutions, Inc.	1,000	Common	1,000	ProClaim, Inc.
DSRx, Inc.	100,000	Common	10,000	DS Holdings, Inc.
Dispensing Solutions Acquisition Corp.	100,000	Common	10,000	DS Holdings, Inc.
Dispensing Solutions, Inc.	100,000	Common	10,000	DS Holdings, Inc.
POC Management Group, LLC	N/A	Units	100	Dispensing Solutions, Inc.
Stat Rx USA, LLC	N/A	Units	100	Linear Holdings, LLC
Linear Medical Solutions, LLC	N/A	Units	100	Linear Holdings, LLC
ClaimOne, LLC	N/A	Units	100	Linear Holdings, LLC
BottomLine Medical Solutions, LLC	N/A	Units	100	Linear Holdings, LLC
Scrip Pak, LLC	N/A	Units	100	Stat Rx USA, LLC
Physician Sales & Service Limited Partnership	N/A	Limited Partnership Interest	99%	PSS Holding, Inc.
			1%	PSS World Medical, Inc.

SCHEDULE 7.9

Debt

FUNDED DEBT	Liens Securing Debt
Senior Convertible Notes	None

SCHEDULE 7.11

Real Estate; Leases

Obligor and Subsidiary Owned Real Estate: None.

Branch	Lessee/Sublessee Obligor	Location of Leased or Subleased Real or Personal Property

8052	Cascade Medical Supply, Inc.	Redmond Heights Tech Center 14727 NE 87th St. Redmond, WA 98502

8053	Cascade Medical Supply, Inc.	10424 West Aero Road, Ste. G Spokane, WA 99224

1703	ClaimOne LLC	6500 Bowden Rd. Jacksonville, FL 32216

1701	Dispensing Solutions, Inc.	2727 S Susan St. Santa Ana, CA 92704

8055	Dispensing Solutions, Inc.	700 Churchhill Court, Ste. 110 Woodstock, GA 30188

8001	Gulf South Medical Supply Inc.	4291 Pell Dr. Sacramento, CA 95838

8002	Gulf South Medical Supply Inc.	1400 AIP Dr. Harrisburg, PA 17057

8003	Gulf South Medical Supply Inc.	4349 Duraform Ln. Windsor, WI 53598

8003	Gulf South Medical Supply Inc.	2218 Traux Blvd Eau Claire, WI 54703

8004	Gulf South Medical Supply Inc.	510 N. Peachtree Rd. Mesquite, TX 75149

8005	Gulf South Medical Supply Inc.	173 E. Market Ridge Dr. Jackson, MS 39157

8006	Gulf South Medical Supply Inc.	8220 Troon Circle Austell, GA 30168

8009	Gulf South Medical Supply Inc.	2151 Proforma St. Ontario, CA 91761

8011	Gulf South Medical Supply Inc.	915 Taylor Rd. Gahanna, OH 43230

8012	Gulf South Medical Supply Inc.	2501 Investors Row, Ste. 1000 Orlando, FL 32837

8013	Gulf South Medical Supply Inc.	1704 B St. NW, Ste. 120 Auburn, WA 98001

8019	Gulf South Medical Supply Inc.	12 N. Wentworth Ave. Londonderry, NH 03053

8022	Gulf South Medical Supply Inc.	9301 Globe Center Dr., Ste. 100 Morrisville, NC 27560

8031	Gulf South Medical Supply Inc.	3602 W. Holland Ave. Fresno, CA 93722

8043	Gulf South Medical Supply Inc.	7735 S. 134th St., Ste. 105 & 109 Omaha, NE 68138

Branch	Lessee/Sublessee Obligor	Location of Leased or Subleased Real or Personal Property

8055	Gulf South Medical Supply Inc.	10424 West Aero Rd., Ste. G Spokane, WA 99224

8056	Gulf South Medical Supply Inc.	3601 Southeast Columbia Way Building 51, Ste. 260 Vancouver, WA 98661

8057	Gulf South Medical Supply, Inc. (Medex)	5400 NW 35th Terrace, Ste. 101C Fort Lauderdale, FL 33309

8063	Gulf South Medical Supply Inc.	1826 Executive Drive Indianapolis, IN 46241

—	Gulf South Medical Supply Inc.	Handheld scanners in various locations

1701	Linear Medical Solutions, LLC	3333 Hendricks Ave. Jacksonville, FL 32207

2025	Physician Sales & Service Limited Partnership	3125 N. Great Southwest Pkwy, Ste. 200 Grand Prairie, TX 75050

2027	Physician Sales & Service Limited Partnership	15550 Vickery Dr., Ste. 200 Houston, TX 77032

2029	Physician Sales & Service Limited Partnership	6601 Guada Coma Dr., Ste. 250 Schertz, TX 78154

2070	Physician Sales & Service Limited Partnership	530 32nd St. Lubbock, TX 79404

1401	ProClaim (Office)	720 Cool Springs Blvd., Ste. 600 Franklin, TN 37067

1006	PSS World Medical, Inc.	301 Gillis Dr. Orlando, FL 32824

1006	PSS World Medical, Inc.	122-6 Hamilton Park Dr. Tallahassee , FL 32304

1006	PSS World Medical, Inc.	1455 SW 6th Ct. Building 1406 Pompano Beach, FL 33069

1011	PSS World Medical, Inc.	4105 Royal Dr., Ste. 108, 600, 700 & 800 Kennesaw, GA 30144

1011	PSS World Medical, Inc.	PSS Chattanooga 5959 Shallowford Rd. Chattanooga, TN

1011	PSS World Medical, Inc.	627 American Glass Way, Ste. C Knoxville, TN 37932

1011	PSS World Medical, Inc.	1420 Donelson Pike, Ste. A9 Nashville, TN

1011	PSS World Medical, Inc.	PSS Birmingham 7654 Commerce Lane, Ste. A Trussville, AL 35173

1016	PSS World Medical, Inc.	150 Canvasback Dr. St. Rose, LA 70123

1021	PSS World Medical, Inc.	5950 Freeport Ave. Memphis, TN 38141

1021	PSS World Medical, Inc.	25 Collins Industrial Pl., Bldg 1, Ste. A Little Rock, AR 72113

1028	PSS World Medical, Inc.	1938 Malvern Ave. Fullerton, CA 92833

1028	PSS World Medical, Inc.	3330 Sunrise Ave., Ste. 108 Las Vegas, NV 89101

2

Branch	Lessee/Sublessee Obligor	Location of Leased or Subleased Real or Personal Property

1028	PSS World Medical, Inc.	PSS Chatsworth 21732 Marilla St. Chatsworth, CA 91311

1028	PSS World Medical, Inc.	PSS San Diego 12310World Trade Dr., Ste. 105 San Diego, CA 92128

1031	PSS World Medical, Inc.	1816 West Pointe Dr. Charlotte, NC 28214

1031	PSS World Medical, Inc.	9301 Globe Center Dr., Ste. 125 Morrisville, NC 27560

1031	PSS World Medical, Inc.	1281 1st St., South Columbia, SC 29209

1033	PSS World Medical, Inc.	3103 Broadway Rd., Ste. 100 Phoenix, AZ 85040

1045	PSS World Medical, Inc.	1950 Ruffin Mill Rd. Colonial Heights, VA 23150

1045	PSS World Medical, Inc.	206 Research Dr. Chesapeake , VA 23320

1045	PSS World Medical, Inc.	VA, Longwood Business Center 230 Industrial Dr. Spotsylvania, VA 22408

1045	PSS World Medical, Inc.	9730 Martin Luther King Jr. Hwy Lanham, MD 20706

1047	PSS World Medical, Inc.	1671 East Kansas City Rd. Olathe, KS 66215

1047	PSS World Medical, Inc.	PSS St. Louis 94 MB Corporate Park Ct. St Charles, MO 63301

1049	PSS World Medical, Inc.	970 Riverside Pkwy, Ste. 60 & 90 West Sacramento, CA 95605

1049	PSS World Medical, Inc.	37310 Cedar Blvd., Ste. G Newark,CA 94560

1050	PSS World Medical, Inc.	11175 E. 55th Ave., Ste. 106 Denver, CO 80239

1053	PSS World Medical, Inc.	300 Airport Road, Unit 2 Elgin, IL 60123

1053	PSS World Medical, Inc.	27754 W. Bluegrass Dr., Unit C Channahon, IL 60410

1053	PSS World Medical, Inc.	W228 S6944 Enterprise Drive, Unit 107 Big Bend, WI 53103

1056	PSS World Medical, Inc.	5150 Interchange Way, Ste. B Louisville, KY 40229

1056	PSS World Medical, Inc.	PSS Cincinnati (Hamilton) 5209 Mulhauser Rd. Hamilton, OH 45011

1057	PSS World Medical, Inc.	12999 Wilfred Ln. Rogers, MN 55374

3

Branch	Lessee/Sublessee Obligor	Location of Leased or Subleased Real or Personal Property

1058	PSS World Medical, Inc.	4 Thatcher Ln. Wareham, MA 02571

1058	PSS World Medical, Inc.	16 Walker Way Albany, NY 12205

1059	PSS World Medical, Inc.	208 Passaic Ave. Fairfield, NJ 07004

1059	PSS World Medical, Inc.	1800 TT Mearns Rd Warminster, PA 18974

1059	PSS World Medical, Inc.	425 Lexington Ave. West Babylon, NY

1060	PSS World Medical, Inc.	520 West Park Rd. Pittsburg, PA 15221

1060	PSS World Medical, Inc.	895 Highland Rd. Macedonia, OH 44056

1060	PSS World Medical, Inc.	PSS Troy, MI 21022 Bridge St. Southfield, MI 48033

1063	PSS World Medical, Inc.	2444 Innovation Way Rochester, NY 14624

1066	PSS World Medical, Inc.	3044 South 1030 West, Ste. 201 Salt Lake City, UT 84119

1069	PSS World Medical, Inc.	1704 B St. NW, Ste. 120 Auburn, WA 98001

1080	PSS World Medical, Inc.	99-994 Iwena St. Aiea, HI 96701

1086	PSS World Medical, Inc.	4601 Bulls Bay Hwy, Bldg. 200 Jacksonville, FL 32219

1087	PSS World Medical, Inc. (SAS)	1 Southern Court West Columbia, SC 29169

1821	PSS World Medical, Inc. (SAS)	1 Southern Court West Columbia, SC 29169

1527	PSS World Medical, Inc. (GSMSFieldSupp)	4345 Southpoint Blvd. Jacksonville, FL 32216

1527	PSS World Medical, Inc. (PSSFieldSupp)	4345 Southpoint Blvd. Jacksonville, FL 32216

1527	PSS World Medical, Inc.	4190 Belfort Rd. Jacksonville, FL 32216

1601	PSS World Medical, Inc.	6035 W. Gross Point Rd. Niles, IL 60714

2025	PSS World Medical, Inc.	9920-C E. 55th St. Tulsa, OK 74136

8945	PSS World Medical, Inc.	4601 Bulls Bay Hwy, Building 200 Jacksonville, FL 32219

9970	PSS World Medical, Inc.	8220 Troon Circle Austell, GA 30168

9971	PSS World Medical, Inc.	4601 Bulls Bay Hwy, Building 200 Jacksonville, FL 32219

4

Branch	Lessee/Sublessee Obligor	Location of Leased or Subleased Real or Personal Property

9975	PSS World Medical, Inc.	1930 W Malvern Ave. Fullerton, CA 92833

—	PSS World Medical, Inc.	Inventory in customer’s possession Not Billed as of 9/30/2011

1702	Stat Rx USA, LLC	2481 Hilton Drive, Ste. 4 Gainesville, GA 30501

1712	Theratech, Inc.	1109 Myatt Blvd Madison, TN 37115

5

SCHEDULE 7.12

Proprietary Rights

All Proprietary Rights: See Schedule 7.31.

SCHEDULE 7.13

Trade Names

Obligor/Subsidiary	Trade Name, Etc.
PSS World Medical, Inc.	Physician Sales & Service; Physician Sales and Service; Southern Anesthesia & Surgical; Medsol; Southern Anesthesia & Surgical, Inc.; Activus Merger Sub, Inc.

DS Holdings, Inc.	None

Gulf South Medical Supply, Inc.	Medex USA

Linear Holdings, LLC	None

Physician Sales & Service, Inc.	None

PSS Holding, Inc.	None

PSS Service, Inc.	None

Theratech, Inc.	None

ThriftyMed, Inc.	None

WorldMed Shared Services, Inc.	PSS World Medical Shared Services, Inc.; Gulf South Medical Shared Services, Inc.

ProClaim, Inc.	None

Cascade Medical Supply, Inc.	None

Ancillary Management Solutions, Inc.	None

DSRx, Inc.	None

Dispensing Solutions Acquisition Corp.	None

Dispensing Solutions, Inc.	None

POC Management Group, LLC	None

Stat Rx USA, LLC	None

Linear Medical Solutions, LLC	None

ClaimOne, LLC	None

BottomLine Medical Solutions, LLC	None

Scrip Pak, LLC	None

Physician Sales & Service Limited Partnership	None

PSS Global Sourcing Limited	None

PSS Global Holdings	None

PSS Southeast Asia Limited	None

PSS Global Sourcing Hong Kong Limited	None

PSS HK1 Limited	None

PSS Global Sourcing Limited	None

PSS Global Sourcing CBT	None

PSS China Sourcing Limited	None

PSS China Sourcing Shanghai Rep Office	None

SCHEDULE 7.14

Litigation

NONE.

SCHEDULE 7.15

Labor Disputes

None.

SCHEDULE 7.16

Environmental Laws

NONE.

SCHEDULE 7.26

Material Agreements

1.	Senior Convertible Notes Indenture
2.	Senior Convertible Notes

SCHEDULE 7.27

Bank Accounts

Owner/ Obligor	Bank/Financial Institution	Account Number	Account Type	Account Purpose
Ancillary Management Solutions, Inc.	Bank of America, N.A.	*	Company Deposits	Cash Deposits

BottomLine Medical Solutions, LLC	American Enterprise Bank of Florida	*	Bottom Line	Cash Deposits

Cascade Medical Supply, Inc.	Bank of America, N.A.	*	Company Deposits	Cash Deposits

ClaimOne, LLC	American Enterprise Bank of Florida	*	Company Deposits	Cash Deposits

ClaimOne, LLC	Bank of America, N.A.	*	BottomLine\Keltman Dispensing Fees	Controlled Disbursement

Dispensing Solutions, Inc.	USAmeribank	*	Company Checking	Operating

Dispensing Solutions, Inc.	Union Bank	*	Company Checking	Operating

Dispensing Solutions, Inc.	Union Bank	*	Company FSA	Flex Spending Acct

Dispensing Solutions, Inc.	Union Bank	*	PMG Checking	Operating

DS Holdings, Inc.	USAmeribank	*	Escrow	Cash Collateral

Gulf South Medical Supply, Inc.	Bank of America, N.A.	*	Master Depository	Cash Deposits

Gulf South Medical Supply, Inc.	Bank of America, N.A.	*	Lockbox Deposits	Cash Deposits

Gulf South Medical Supply, Inc.	Bank of America, N.A.	*	Wires Deposits	Cash Deposits

Gulf South Medical Supply, Inc.	Bank of America, N.A.	*	Sales Tax Disbursements	Disbursement: ACH

Gulf South Medical Supply, Inc.	Bank of America, N.A.	*	MedEx USA Deposits	Cash Deposits

Gulf South Medical Supply, Inc.	Bank of America, N.A.	*	MedEx USA Disbursements	Controlled Disbursement

Gulf South Medical Supply, Inc.	Bank of America, N.A.	*	Depository	AR Deposits

Linear Medical Solutions, LLC	American Enterprise Bank of Florida	*	Linear Medical Solutions, Inc. Deposits \ Dispensing Fee Disbursements	Operating

Physicians Sales & Service Limited Partnership	Bank of America, N.A.	*	PSS - Houston - Cash / ACHs	Cash Deposits

Physicians Sales & Service Limited Partnership	Bank of America, N.A.	*	PSS - Dallas - Cash / ACHs	Cash Deposits

*

Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission

Physicians Sales & Service Limited Partnership	Bank of America, N.A.	*	Physicians Sales & Services LP - Lockbox	Lockbox

ProClaim, Inc.	Bank of America, N.A.	*	Company Deposits	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	WM Master Cash	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	WM RDS	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	WM Holdback Acct	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	Company PAC	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	Payroll Tax	Disbursement: ACH

PSS World Medical, Inc.	Bank of America, N.A.	*	AP Checks	Disbursement: Checks

PSS World Medical, Inc.	Bank of America, N.A.	*	AP Checks	Disbursement: Checks

PSS World Medical, Inc.	Bank of America, N.A.	*	Payroll Disbursement	Disbursement: Checks

PSS World Medical, Inc.	Bank of America, N.A.	*	Master Disbursement	Disbursement: Wires

PSS World Medical, Inc.	Bank of America, N.A.	*	Flex Spending

PSS World Medical, Inc.	Bank of America, N.A.	*	WM Travel	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	Master Concentration	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	Deposit Allocations	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	Physicians Sales & Services - Lockbox	Lockbox

PSS World Medical, Inc.	Bank of America, N.A.	*	4 U Doctors	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Northeast - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - New England - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Rochester - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Great Lakes - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - West Texas - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - San Antonio - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Mid South - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Atlanta - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Richmond - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Chicago - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - River Cities - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Heartland - Cash / ACHs	Cash Deposits

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

2

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Salt Lake - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Denver - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Minneapolis - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Orlando - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Charlotte - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - New Orleans - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Southern California - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Seattle - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Phoenix - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Northern California - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Hawaii - Cash / ACHs	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	PSS - Marketing	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	SAS - Southern Anastesia	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	SAS - Southern Anastesia	Cash Deposits

PSS World Medical, Inc.	Bank of America, N.A.	*	Depository	AR Deposits

PSS World Medical, Inc.	HSBC	*	WM Inc	Cash Deposits

PSS World Medical, Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated	*	Money Market Account	Investments

Stat Rx**	American Enterprise Bank of Florida	*	Stat RX	Cash Deposits

Stat Rx USA, LLC	Bank of America, N.A.	*	Stat RX	Cash Deposits

Theratech, Inc.	First Tennesse Bank	*	Company Savings	Savings

Theratech, Inc.	First Tennesse Bank	*	Company Main Account	Operating

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

**	NOTE: STAT RX’S ACCOUNT WITH AMERICAN ENTERPRISE BANK IS IN THE PROCESS OF EITHER BEING CLOSED OR CONVERTED TO STAT RX USA, LLC.

3

SCHEDULE 7.30

Chief Executive Office; Locations of Collateral; Other Places of Business

Part I.

Obligor	Chief Executive Office	Location of Books and Records
PSS World Medical, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
Theratech, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
Gulf South Medical Supply, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
DS Holdings, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
WorldMed Shared Services, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
Linear Holdings, LLC	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
PSS Holding, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
ProClaim, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
Cascade Medical Supply, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
DSRx, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
Dispensing Solutions Acquisition Corp.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
Dispensing Solutions, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
Linear Medical Solutions, LLC	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
Stat Rx USA, LLC	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
ClaimOne, LLC	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
BottomLine Medical Solutions, LLC	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
Physician Sales & Service Limited Partnership	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
Ancillary Management Solutions, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
POC Management Group, LLC	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
Scrip Pak, LLC	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
Physician Sales & Service, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
ThriftyMed, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same
PSS Service, Inc.	4345 Southpoint Blvd., Jacksonville, FL 32216	Same

Part II.

Branch	Obligor	Location of collateral	Landlord/ Warehouseman	Monthly Rent
8052	Cascade Medical Supply, Inc.	Redmond Heights Tech Center 14727 NE 87th St. Redmond, WA 98502	RREEF AMERICA REIT II CORP. KK Redmond Heights Tech Center 1600 Christensen Rd., Ste. 101 Tukwila, WA 98188	*

8053	Cascade Medical Supply, Inc.	10424 West Aero Road, Ste. G Spokane, WA 99224	Alvin J Wolff Management Co 220W Main Ave Spokane, Washington 99201	*
8055	Gulf South Medical Supply, Inc.

1703	ClaimOne LLC	6500 Bowden Rd. Jacksonville, FL 32216	Chris Gaston ClaimOne, LLC Jacksonville FL 32241	*

1701	Dispensing Solutions, Inc.	2727 S Susan St. Santa Ana, CA 92704	Bonerts Incorporated 2727 S. Susan St. Santa Ana, CA 92704	*

8055	Dispensing Solutions, Inc.	700 Churchhill Court, Ste. 110 Woodstock, GA 30188	Windsor Properties, LLC 700 Churchhill Court, Ste. 200 Woodstock, GA 30188	*

8001	Gulf South Medical Supply Inc.	4291 Pell Dr. Sacramento, CA 95838	Mr. & Mrs. Chens Trust 377 Swift Ave. South San Francisco, CA 94080	*

8002	Gulf South Medical Supply Inc.	1400 AIP Dr. Harrisburg, PA 17057	Conwago 600 Flank Drive Harrisburg, PA 17122	*

8003	Gulf South Medical Supply Inc.	4349 Duraform Ln. Windsor, WI 53598	Welton Enterprises 559 D’Onofrio Drive Madison, WI 53719	*

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

2

Branch	Obligor	Location of collateral	Landlord/ Warehouseman	Monthly Rent
8003	Gulf South Medical Supply Inc.	2218 Traux Blvd Eau Claire, WI 54703	Fredrick B Wyss & Jan M Wyss 1004 McClaflin Ave. Eau Claire, WI 54703	*

8004	Gulf South Medical Supply Inc.	510 N. Peachtree Rd. Mesquite, TX 75149	LIT Industrial Texas Limited Partnership PO Box 82559 Goleta, Ca. 93118	*

8005	Gulf South Medical Supply Inc.	173 E. Market Ridge Dr. Jackson, MS 39157	Highland Colony Business Park Partnership P. O. Box 10448 Jackson, MS 39289	*

8006	Gulf South Medical Supply Inc.	8220 Troon Circle Austell, GA 30168	Rreef America 3520 Piedmont Road Atlanta, GA 30305	*
9970	PSS World Medical, Inc.

8009	Gulf South Medical Supply Inc.	2151 Proforma St. Ontario, CA 91761	Pan Cal Proforma 256 LLC 18111 Von Karman, Ste. 500 Irvine, CA 95612	*

8011	Gulf South Medical Supply Inc.	915 Taylor Rd. Gahanna, OH 43230	Meritex 6500 Olentangy River Rd. Worthington, OH 43085	*

8012	Gulf South Medical Supply Inc.	2501 Investors Row, Ste. 1000 Orlando, FL 32837	Orlando Central Number One LP 2501 Investors Row Orlando, FL 32837	*

8019 1069	Gulf South Medical Supply Inc. PSS World Medical, Inc.	1704 B St. NW, Ste. 120 Auburn, WA 98001	RREEF American REIT II Corp II 16000 Christensen Road Tukwila, WA 98188	*

8019	Gulf South Medical Supply Inc.	12 N. Wentworth Ave. Londonderry, NH 03053	Sarina Seacoast LLC 49 Tidewater Farms Greenland, NH 03940	*

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

3

Branch	Obligor	Location of collateral	Landlord/ Warehouseman	Monthly Rent
8022	Gulf South Medical Supply Inc.	9301 Globe Center Dr., Ste. 100 Morrisville, NC 27560	Globe Center Realty Eight LLC 3605 Glenwood Ave. Raleigh, NC 27612	*

8031	Gulf South Medical Supply Inc.	3602 W. Holland Ave. Fresno, CA 93722	The Dick Family Trust 786 E. Fairmont Ave. Fresno, CA	*

8043	Gulf South Medical Supply Inc.	7735 S. 134th St., Ste. 105 & 109 Omaha, NE 68138	First Management 1941 South 42nd St., Ste. 550 Omaha, NE 68105	*

8056	Gulf South Medical Supply Inc.	3601 Southeast Columbia Way Building 51, Ste. 260 Vancouver, WA 98661	CBC 1, LLC 2501 SE Columbia Way, Ste. 240 Vancouver Washington 98661	*

8057	Gulf South Medical Supply, Inc. (Medex)	5400 NW 35th Terrace, Ste. 101C Fort Lauderdale, FL 33309	EastGroup Properties, LP 6555 NW 9th Ave., Ste. 104 Ft. Lauderdale, FL 33309	*

8063	Gulf South Medical Supply Inc.	1826 Executive Drive Indianapolis, IN 46241	Dugan Realty LLC c/o Duke Realty Services Limited Partnership 600 East 96th St., Ste. 100 Indianapolis, IN 46240	*

—	Gulf South Medical Supply Inc.	Handheld scanners in various locations	n/a	*

1701	Linear Medical Solutions, LLC	3333 Hendricks Ave. Jacksonville, FL 32207	Linear Solutions investments, LLC PO Box 10890 Jacksonville Florida 32247	*

2025	Physician Sales & Service Limited Partnership	3125 N. Great Southwest Pkwy, Ste. 200 Grand Prairie, TX 75050	Hillwood Investment Properties 5430 LBJ Freeway, Ste. 800 Dallas, TX 75240	*

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

4

Branch	Obligor	Location of collateral	Landlord/ Warehouseman	Monthly Rent
2027	Physician Sales & Service Limited Partnership	15550 Vickery Dr., Ste. 200 Houston, TX 77032	EastGroup Properties LP 1502 Augusta Houston, TX 77057	*

2029	Physician Sales & Service Limited Partnership	6601 Guada Coma Dr., Ste. 250 Schertz, TX 78154	Verde Realty Tri -County, LTD C/O Cavender & Hill Properties, Inc. 900 Isom Rd., Ste. 306 San Antonio, TX 78216	*

2070	Physician Sales & Service Limited Partnership	530 32nd St. Lubbock, TX 79404	Skybell’s Ave. Q Rentals 1112 Ave. Q Lubbock, TX 79401	*

1401	ProClaim (Office)	720 Cool Springs Blvd., Ste. 600 Franklin, TN 37067	Highwoods 1166 Ave. of the Americas New York, NY 10036	*

1006	PSS World Medical, Inc.	301 Gillis Dr. Orlando, FL 32824	Duke Realty L.P 75 Remittance Drive, Ste. 3205 Chicago, Il 60675-3205	*

1006	PSS World Medical, Inc.	122-6 Hamilton Park Dr. Tallahassee , FL 32304	Hamilton Leasing Partnership LLP PO Box 2068 Tallahassee, FL 32316	*

1006	PSS World Medical, Inc.	1455 SW 6th Ct. Bldg 1406 Pompano Beach, FL 33069	Liberty Property LP 777 Yamato Rd., Ste. 135 Boca Raton, FL 33431	*

1011	PSS World Medical, Inc.	4105 Royal Dr., Ste. 108, 600, 700 & 800 Kennesaw, GA 30144	Industrial Property Fund III LP 3434 Peachtree Rd. NE Atlanta, GA 30326 Office / Warehouse Brokerage, Inc. 3131 Piedmont Rd, Ste. 200 Altanta, GA 30305	*

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

5

Branch	Obligor	Location of collateral	Landlord/ Warehouseman	Monthly Rent
1011	PSS World Medical, Inc.	PSS Chattanooga 5959 Shallowford Rd. Chattanooga, TN	Hickory Land Company c/o Hudson Companies, Inc. 5959 Shallowford Road, Ste. 433 Chattanooga , TN 37421	*

1011	PSS World Medical, Inc.	627 American Glass Way, Ste. C Knoxville, TN 37932	B & P Properties P.O. Box 51058 Knoxville, TN 37950	*

1011	PSS World Medical, Inc.	1420 Donelson Pike, Ste. A9 Nashville, TN	FirstCal Industrial 2 Acquisition, LLC c/o First Industrial Realty Trust, Inc. 311 South Wacker Drive, Ste. 4000 Chicago, IL 60606	*

1011	PSS World Medical, Inc.	PSS Birmingham 7654 Commerce Lane, Ste. A Trussville, AL 35173	Donnie and Susan Jones 7774 Peppertree Highlands Circle Trussville, AL 35173	*

1016	PSS World Medical, Inc.	150 Canvasback Dr. St. Rose, LA 70123	Sealy LLC 333 Texas St., Ste. 1050 Shreveport, LA 70087	*

1021	PSS World Medical, Inc.	5950 Freeport Ave. Memphis, TN 38141	DC Lease Management LLC Industrial Developments Int’l LP 3424 Peachtree Rd., NE, Ste. 1500 Atlanta, GA 30326	*

1021	PSS World Medical, Inc.	25 Collins Industrial Pl. Bldg 1, Ste. A Little Rock, AR 72113	Haas Properties 128 South Shore Dr. Maumelle, AR 72113	*

1028	PSS World Medical, Inc.	1938 Malvern Ave. Fullerton, CA 92833	RREEF American REIT II Corp. X 1630 S. Sunkist St. Anaheim, CA 92806	*

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

6

Branch	Obligor	Location of collateral	Landlord/ Warehouseman	Monthly Rent
1028	PSS World Medical, Inc.	3330 Sunrise Ave., Ste. 108 Las Vegas, NV 89101	Harsch Investment Properties 3111 South Valley View Blvd, Ste. K101 Las Vegas, NV 89102	*

1028	PSS World Medical, Inc.	PSS Chatsworth 21732 Marilla St. Chatsworth, CA 91311	First Industrial LP 311 S. Wacker Dr., Ste. 4000 Chicago, IL 60606	*

1028	PSS World Medical, Inc.	PSS San Diego 12310 World Trade Dr., Ste. 105 San Diego, CA 92128	CLPF Carmel Mountain c\o Lion Industrial Trust PO Box 100481 Pasadena, CA 91189	*

1031	PSS World Medical, Inc.	1816 West Pointe Dr. Charlotte, NC 28214	Pro Logis -North Carolina LLT PO Box 198267 , File 198267 Atlanta, GA 30384	*

1031	PSS World Medical, Inc.	9301 Globe Center Dr., Ste. 125 Morrisville, NC 27560	Globe Center Realty Eight LLC 3605 Glenwood Ave. Raleigh, NC 27612	*

1031	PSS World Medical, Inc.	1281 1st St., South Columbia, SC 29209	Neel Real Estate, INC PO Box 2948 Irmo, SC 29063	*

1033	PSS World Medical, Inc.	3103 Broadway Rd., Ste. 100 Phoenix, AZ 85040	Phoenix I-10 PruCrow Industrial Properties LP 8 Campus Drive Parsippany, NJ 07054	*

1045	PSS World Medical, Inc.	1950 Ruffin Mill Rd. Colonial Heights, VA 23150	EWC LC P. O. Box 377 Richmond, VA 23218	*

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

7

Branch	Obligor	Location of collateral	Landlord/ Warehouseman	Monthly Rent
1045	PSS World Medical, Inc.	206 Research Dr. Chesapeake , VA 23320	Greenbrier West Business Pk LLC 206 Research Dr., Ste. 101 Chesapeake, VA 23320	*

1045	PSS World Medical, Inc.	VA, Longwood Business Center 230 Industrial Dr. Spotsylvania, VA 22408	Longwood LLC PO Box 3485 Fredericksburg, VA 22402	*

1045	PSS World Medical, Inc.	9730 Martin Luther King Jr. Hwy Lanham, MD 20706	FR Southgate Washington, LLC c/o First Industrial, L.P. PO Box 905654 Charlotte, NC 28290	*

1047	PSS World Medical, Inc.	1671 East Kansas City Rd. Olathe, KS 66215	Equus Kansas Realty, LLC 719 Kasota Ave Minneapolis, MN 55414	*

1047	PSS World Medical, Inc.	PSS St. Louis 94 MB Corporate Park Ct. St Charles, MO 63301	Cornerstone Management Group, LLC 90 MB Corporate Park Ct. St Charles, MO 63301	*

1049	PSS World Medical, Inc.	970 Riverside Pkwy, Ste. 60 & 90 West Sacramento, CA 95605	Harsch Investment Properties 1121 SW Salmon St. Portland, OR 97205	*

1049	PSS World Medical, Inc.	37310 Cedar Blvd., Ste. G Newark, CA 94560	Cedar Associates 225 W. Santa Clara St., Ste. 1050 San Jose, Ca. 95113	*

1050	PSS World Medical, Inc.	11175 E. 55th Ave., Ste. 106 Denver, CO 80239	ProLogis Trust 14100 East 35th Place Aurora, CO 80011	*

1053	PSS World Medical, Inc.	300 Airport Road, Unit 2 Elgin, IL 60123	Fox River One LLC 5060 River Road Schiller Park, IL60176	*

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

8

Branch	Obligor	Location of collateral	Landlord/ Warehouseman	Monthly Rent
1053	PSS World Medical, Inc.	27754 W. Bluegrass Dr., Unit C Channahon, IL 60410	Mallard Point Rentals 3101 W. Jefferson St. Joliet, IL 60435	*

1053	PSS World Medical, Inc.	W228 S6944 Enterprise Drive, Unit 107 Big Bend, WI 53103	Jentzsch & Jentzsch LLC S95W33380 Hickory Wood Trail Mukwonago, WI 53149	*

1056	PSS World Medical, Inc.	5150 Interchange Way, Ste. B Louisville, KY 40229	Crossing Center Seven LLC 12910 Shelbyville Road Louisville, KY 40243	*

1056	PSS World Medical, Inc.	PSS Cincinnati (Hamilton) 5209 Mulhauser Rd. Hamilton, OH 45011	Mulhauser Partners, LLC 739 Kroger Valley Dr. Cincinnati, OH	*

1057	PSS World Medical, Inc.	12999 Wilfred Ln. Rogers, MN 55374	Meritex Enterprises 2285 Walnut St Roseville, MN 55114	*

1058	PSS World Medical, Inc.	4 Thatcher Ln. Wareham, MA 02571	OUI-LOC Trust 21-D Patterson Brook Rd West Wareham, MA 02576	*

1058	PSS World Medical, Inc.	16 Walker Way Albany, NY 12205	Clark Industrial Park L.L.C 4 Walker Way Albany, NY 12205	*

1059	PSS World Medical, Inc.	208 Passaic Ave. Fairfield, NJ 07004	Passaic Realty 15 Green St. Hackensack, NJ 07601	*

1059	PSS World Medical, Inc.	1800 TT Mearns Rd Warminster, PA 18974	Hey Industrial Park 239 Madison Ave. Warminster, PA 18974	*

1059	PSS World Medical, Inc.	425 Lexington Ave. West Babylon, NY	Commerce Holding Co. Inc. PO Box 672, Hicksville, NY 11802	*

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

9

Branch	Obligor	Location of collateral	Landlord/ Warehouseman	Monthly Rent
1060	PSS World Medical, Inc.	520 West Park Rd. Pittsburg, PA 15221	Leetsdale Industrial II L.P. 100 Leetsdale Industrial Dr. Leetsdale , PA 15056	*

1060	PSS World Medical, Inc.	895 Highland Rd. Macedonia, OH 44056	Geis Companies 10020 Aurora-Hudson Rd. Streetsboro, OH 44241	*

1060	PSS World Medical, Inc.	PSS Troy, MI 21022 Bridge St. Southfield, MI 48033	Beezee Southfield Commerce Center L.D 29201 Telegraph Road, Ste. 510 Southfield, MI 48034	*

1063	PSS World Medical, Inc.	2444 Innovation Way Rochester, NY 14624	Tech Park Owner LLC c/o The Tryad Group 250 Greenpoint Ave., 4th Flr. Brooklyn, NY 11222	*

1066	PSS World Medical, Inc.	3044 S. 1030 West, Ste. 201 Salt Lake City, UT 84119	Eckman & McGillis Properties LLC 3038 S. 1030 West Salt Lake City, UT 84119	*

1080	PSS World Medical, Inc.	99-994 Iwena St. Aiea, HI 96701	Sidney Spitzer Testamentary Trust 99-994 Iwena St., Ste. C Aiea, Hawaii 96701	*

1086/ 8945/ 9971	PSS World Medical, Inc.	4601 Bulls Bay Hwy, Bldg. 200 Jacksonville, FL 32219	Stone Mountain Industrial Park, Inc. 5830 E. Ponce de Leon Ave. Stone Mountain, Georgia 30083	*

1087/ 1821	PSS World Medical, Inc. (SAS)	1 Southern Court West Columbia, SC 29169	Palmetto Park Associates 74 Holly Ridge Lane West Columbia, SC 29169 Attn: R. Mike Stamps	*

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

10

Branch	Obligor	Location of collateral	Landlord/ Warehouseman	Monthly Rent
1527	PSS World Medical, Inc. (GSMSFieldSupp)/ (PSSFieldSupp)	4345 Southpoint Blvd. Jacksonville, FL 32216	Liberty Property Trust 4190 Belfort Road Jacksonville, FL 32216	*

1527	PSS World Medical, Inc.	4190 Belfort Rd. Jacksonville, FL 32216	Liberty Property Trust 4190 Belfort Road Jacksonville, FL 32216	*

1601	PSS World Medical, Inc.	6035 W. Gross Point Rd. Niles, IL 60714	Howard Lehigh Corporation 6035 W. Gross Point Rd. Niles, IL 60714	*

2025	PSS World Medical, Inc.	9920-C E. 55th St. Tulsa, OK 74136	DCLA Properties, LLC C/O Bob Lukken, General Partner P.O Box 471345 Tulsa, OK 74147	*

9975	PSS World Medical, Inc.	1930 W Malvern Ave. Fullerton, CA 92833	Avram & Associates, Inc. 1930 W. Malvern Ave. Fullerton, California, 92833	*

—	PSS World Medical, Inc.	Inventory in customer’s possession Not Billed as of 9/30/2011	n/a	*

1702	Stat Rx USA, LLC	2481 Hilton Drive, Ste. 4 Gainesville, GA 30501	Jack Waldrip Real Estate Holcomb Waldrip Properties 2536 Gainesville GA 30503	*

1712	Theratech, Inc.	1109 Myatt Blvd Madison, TN 37115	Mike Price 109 Bella Vista Drive Goodlettsville, TN 37072	*

Locations of all Obligors’ other places of business during the past four months: None.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

11

SCHEDULE 7.31

Jurisdiction of Organization; Organizational ID Number

Obligor	Jurisdiction of Organization	Organizational Identification Number
PSS World Medical, Inc.	FL	G36074

Theratech, Inc.	TN	317308

Gulf South Medical Supply, Inc.	DE	2332252

DS Holdings, Inc.	DE	3403537

WorldMed Shared Services, Inc.	FL	P04000045513

Linear Holdings, LLC	DE	4868650

PSS Holding, Inc.	FL	P97000026790

ProClaim, Inc.	TN	262284

Cascade Medical Supply, Inc.	WA	602158743

DSRx, Inc.	CA	C2346317

Dispensing Solutions Acquisition Corp.	CA	C2339760

Dispensing Solutions, Inc.	DE	3374087

Linear Medical Solutions, LLC	DE	4868658

Stat Rx USA, LLC	DE	4868652

ClaimOne, LLC	DE	4868654

BottomLine Medical Solutions, LLC	DE	5026072

Physician Sales & Service Limited Partnership	FL	A97000000761

Ancillary Management Solutions, Inc.	TN	396867

POC Management Group, LLC	CA	200500810019

Scrip Pak, LLC	FL	L10000089249

Physician Sales & Service, Inc.	FL	P96000090165

ThriftyMed, Inc.	FL	P98000015351

PSS Service, Inc.	FL	P97000026780

SCHEDULE 7.36

Patents, Trademarks and Copyrights

Patent Registrations and any Pending Applications: None.

Copyright Registrations and any Pending Applications: None.

Licenses of Patents, Trademarks and Copyrights: None.

Trademarks:

Obligor	Trademark	Serial Number	Reg. Number
PSS World Medical, Inc.	IT’S TIME TO CARE FOR THE CAREGIVERS	85457693	Pending

PSS World Medical, Inc.	SELECT CONFIDERM	85389670	Pending

PSS World Medical, Inc.	OSTEO I INNOVATION | INTEGRATION | INTEGRITY	85360494	Pending

PSS World Medical, Inc.	MEDSOL LABORATORY CONSULTING BY PSS	85284068	Pending

PSS World Medical, Inc.	MEDSOL	85276841	Pending

PSS World Medical, Inc.	CALL PROGRAM	85316910	Pending

PSS World Medical, Inc.	EXPERTISE DELIVERED	85222886	Pending

PSS World Medical, Inc.	ADVANCE PLUS + BY SOUTHERN ANESTHESIA & SURGICAL, INC.	78785645	3255140

PSS World Medical, Inc.	SMARTSCAN	78675636	3166941

PSS World Medical, Inc.	SELECT DIAGNOSTICS	78611170	3336156

PSS World Medical, Inc.	SELECT MEDICAL PRODUCTS PSS GULF SOUTH MEDICAL SUPPLY	78558225	3345187

PSS World Medical, Inc.	PSS	78558204	3392847

PSS World Medical, Inc.	PSS ADVANTAGE CLUB THE ADVANTAGE IS SAVING YOU MONEY	78458331	2997937

PSS World Medical, Inc.	ARGENT SURGICAL SYSTEMS	77869493	Pending

PSS World Medical, Inc.	PRECISION PSS SURGICAL PACKS	77870034	3803132

PSS World Medical, Inc.	PATH PALLIATIVE APPROACH THROUGH HOSPICE	77528083	3583017

PSS World Medical, Inc.	MOMENTUM REWARDS	77473010	4016263

PSS World Medical, Inc.	MOMENTUM REWARDS	77472771	4016261

PSS World Medical, Inc.	LUMEON	77462821	3894295

PSS World Medical, Inc.	PATH PALLIATIVE APPROACH THROUGH HOSPICE	77434350	3575213

PSS World Medical, Inc.	MARK! MEDICAL ALERT RESCUE KIT	77344310	3599613

PSS World Medical, Inc.	QUINTET	77322650	3547935

PSS World Medical, Inc.	QUINTET	77322640	3547934

PSS World Medical, Inc.	CONSULT DIAGNOSTICS	77322632	3636099

PSS World Medical, Inc.	CONSULT	77322618	3636098

PSS World Medical, Inc.	REPARA	77309861	3475364

PSS World Medical, Inc.		77242720	3460839

PSS World Medical, Inc.	PREVENT	77239650	Pending

PSS World Medical, Inc.	CORE CLINICAL OUTCOME RESOURCE ESSENTIALS	77236885	3398243

PSS World Medical, Inc.	CORE	77236877	3425821

PSS World Medical, Inc.	SMARTSCAN	77175694	3726801

PSS World Medical, Inc.	INTEGRID	77124369	3395590

PSS World Medical, Inc.	RESPIREX	77070682	3595339

PSS World Medical, Inc.	SOUTHERN ANESTHESIA SURGICAL	77036513	3342660

PSS World Medical, Inc.	CONSULT	77023208	3565053

PSS World Medical, Inc.	REPARA	77023007	3362945

PSS World Medical, Inc.	SELECT MEDICAL PRODUCTS	77004599	3485491

PSS World Medical, Inc.	REGIMEN	77004433	3379097

PSS World Medical, Inc.	CARDEX	77004352	3431820

PSS World Medical, Inc.	P PSS WORLDMEDICAL	76497252	2831570

PSS World Medical, Inc.	PHYSICIAN SELECT	75575562	2353323

PSS World Medical, Inc.	PSS	73735691	1528735

Gulf South Medical Supply, Inc.	QISONE	85247372	Pending

Gulf South Medical Supply, Inc.	GULF SOUTH INTELLILINK	85333920	Pending

Gulf South Medical Supply, Inc.	GULF SOUTH INTELLILINK	85333910	Pending

Gulf South Medical Supply, Inc.	GULF SOUTH MEDICAL SUPPLY	78558209	3269339

Gulf South Medical Supply, Inc.	NIGHTINGALE	78141022	2849333

Gulf South Medical Supply, Inc.	NIGHTINGALE COOL COMFORT	77883171	4020084

Gulf South Medical Supply, Inc.	GULF SOUTH OUTCOME MANAGEMENT	77942207	3859832

Gulf South Medical Supply, Inc.	NIGHTINGALE	77421203	3632649

Gulf South Medical Supply, Inc.	GULF SOUTH HOME HEALTH SOLUTIONS	77200403	3394397

Gulf South Medical Supply, Inc.	MEDEX USA INNOVATIVE MEDICAL SUPPLY MANAGEMENT	76319665	2961637

Gulf South Medical Supply, Inc.	ANSWERS	76256841	2748108

Gulf South Medical Supply, Inc.	TOTAL SOURCE	85462528	Pending

Dispensing Solutions, Inc.	EDISPENSE	85400094	Pending

Dispensing Solutions, Inc.	MAKING MEDICINE EASY	78786886	3684528

Dispensing Solutions, Inc.	CARE340B	78786884	3309371

Dispensing Solutions, Inc.	DISPENSE QUICK MAKING MEDICINE EASY	78742502	3432904

Dispensing Solutions, Inc.	DISPENSE QUICK	78376604	3066697

Dispensing Solutions, Inc.	EDISPENSE	78372676	3056393

Dispensing Solutions, Inc.	EDISPENSE EXPRESS	78372673	3069176

Dispensing Solutions, Inc.	EDISPENSE +	78372590	3110106

Dispensing Solutions, Inc.	DISPENSEQUICK MAKING MEDICINE EASY	77336834	3640545

Dispensing Solutions, Inc.	DISPENSING SOLUTIONS	77022130	3677994

2

SCHEDULE 8.15

Permitted Affiliate Transactions

1.	Investments in Pathway Healthcare Services, Inc., per Schedule 1.2.
2.	Select Rx, LLC – PSS has a contractual arrangement providing PSS with certain rights in the event Select Rx LLC, sells its business.